AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1998

                                                      REGISTRATION NO. 333-16629
                                                                       ---------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                  PRE-EFFECTIVE AMENDMENT NO. 5 TO THE FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                 INCOMNET, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        CALIFORNIA                         7375                    95-2871296
----------------------------    ----------------------------     -------------
(State or Other Jurisdiction    (Primary Standard Industrial     (IRS Employer
 of Incorporation or            Classification Code Number)      Identification
 Organization)                                                   Number)

                       21031 VENTURA BOULEVARD, SUITE 1100
                        WOODLAND HILLS, CALIFORNIA 91364
                                 (818) 887-3400

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                            MELVYN REZNICK, PRESIDENT
                                 INCOMNET, INC.
                       21031 VENTURA BOULEVARD, SUITE 1100
                        WOODLAND HILLS, CALIFORNIA 91364
                                 (818) 887-3400

(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:

                            MARK J. RICHARDSON, ESQ.
                          1299 OCEAN AVENUE, SUITE 900
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 393-9992

                             -----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX: /X/

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

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 TITLE OF EACH CLASS    AMOUNT TO BE          PROPOSED        PROPOSED MAXIMUM        AMOUNT OF
    OF SECURITIES     TO BE REGISTERED(1) MAXIMUM OFFERING   AGGREGATE OFFERING   REGISTRATION FEE
    REGISTERED                            PRICE PER SHARE          PRICE
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Common Stock . . . . . .    1,180,751       $      1.00           1,180,751         $    400.25
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Common Stock Underlying
Warrants to Purchase
Common Stock(1). . . . .      360,000              3.75           1,350,000              457.63
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Common Stock Underlying
Warrants to Purchase
Common Stock(1). . . . .       12,500              2.94              36,500               12.37
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Common Stock Underlying
Warrants to Purchase
Common Stock(1). . . . .       50,000              3.50             175,000               59.46
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Common Stock Underlying
Warrants to Purchase
Common Stock(1). . . . .       55,000              2.00             110,000               37.29
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Common Stock Underlying
Convertible Preferred
Stock(1) . . . . . . . .    3,605,000               .80           2,884,000              977.62
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Common Stock Underlying
Warrants to Purchase
Common Stock . . . . . .       18,000              1.09              19,620                6.65
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Common Stock Underlying
Convertible Debenture. .      231,250               .80             185,000               62.71
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       Total . . . . . .    5,512,501                 -         $ 5,940,871          $ 2,013.98*
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(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants or the Series B Convertible Preferred Stock.

*    $2,513.16 of this fee has already been paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  PROSPECTUS

                SUBJECT TO COMPLETION, DATED FEBRUARY 5, 1998

                                INCOMNET, INC.

                       5,512,501 SHARES OF COMMON STOCK


     The shares covered by this Prospectus are comprised of (i) 495,500 shares of the Common Stock of Incomnet, Inc., a California corporation (the "Company") which may be purchased upon the exercise of 495,500 warrants (the "Warrants") which were issued to certain affiliates of Rapid Cast, Inc. (in which the Company has a minority interest) and other private investors (the "Warrantholders"), (ii) 170,751 shares of the Common Stock of the Company (the "Outstanding Shares") which were issued to several investors upon the prior conversion by them of Series A 2% Convertible Preferred Stock ("Series A Preferred") and in a private placement, (iii) 3,042,500 shares of the Common Stock of the Company which may be issued upon the conversion of 2,434 shares of Series B 6% Convertible Preferred Stock ("Series B Preferred"),
(iv) 562,500 shares of the Common Stock of the Company which may be issued upon the exercise of an option to purchase up to 450 additional shares of Series B Preferred and the conversion of those additional shares into Common Stock, (v) 231,250 shares of the Company's Common Stock which may be issued upon the conversion of the Convertible Secured Debentures Due April 30, 1998 (the "Debentures") in the principal amount of $185,000, and (vi) 1,010,000 shares of the Company's Common Stock (the "Shares"), some or all of which may be issued upon the conversion of outstanding Series A Preferred (up to 125 shares of Series A Preferred only, since the holders of all other Series A Preferred waived their registration rights), or upon the conversion of Series B Preferred or the Debentures, or offered and sold from time to time at the prevailing market price through a registered member of the National Association of Securities Dealers, Inc. (the "Underwriter"). The Underwriter for the offer and sale of the Shares is Continental Pacific Securities, Inc. The shares of Common Stock issuable upon the exercise of the Warrants or the conversion of Series B Preferred or the Debentures are referred to herein as the "Underlying Shares." The holders of the Underlying Shares, when issued, and the Outstanding Shares are herein referred to as the "Shareholders."
The Outstanding and Underlying Shares are being offered for resale by the Shareholders and not pursuant to an initial issuance of stock by the Company.
 The Warrants, Series B Preferred and the Debentures have not been separately registered and are not offered by this Prospectus. The Warrants, Outstanding Shares, Series A Preferred, Series B Preferred and the Debentures were issued in private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended. See "DESCRIPTION OF CAPITAL STOCK" and "SELLING SECURITY HOLDERS."


     The Company's Common Stock is traded on the NASDAQ Small Capital
Market ("NASDAQ/Small Cap") under the symbol "ICNT." The last reported sale price of the Common Stock on the NASDAQ/Small Cap on February 4, 1998 was $1.25 per share. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

                                  ----------

     See "RISK FACTORS" for certain factors that should be considered by prospective investors.

                                 -----------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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                                                          Price           Underwriting          Proceeds
                                                           to             Discounts and            to
                                                         Public          Commissions(1)          Company
----------------------------------------------------------------------------------------------------------
PER UNDERLYING SHARE-WARRANTS (2). . . . . . . . .       $  3.75             $    0            $ 1,350,000
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PER UNDERLYING SHARE-SERIES B PREFERRED (2). . . .       $  3.97             $    0            $ 2,248,000
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PER UNDERLYING SHARE-WARRANTS (2). . . . . . . . .       $  2.94             $    0            $    36,500
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PER UNDERLYING SHARE-WARRANTS (2)  . . . . . . . .       $  3.50             $    0            $   175,000
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PER UNDERLYING SHARE-WARRANTS(2) . . . . . . . . .       $  2.00             $    0            $   110,000
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PER UNDERLYING SHARE-WARRANTS(2) . . . . . . . . .       $  1.09             $    0            $    19,620
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PER UNDERLYING SHARE-DEBENTURE(2)  . . . . . . . .       $  1.09             $    0            $   185,000
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PER SHARE (3). . . . . . . . . . . . . . . . . . .       $  ---              $  ---            $       ---
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TOTAL (4). . . . . . . . . . . . . . . . . . . . .       $  ---              $  ---            $ 4,124,120
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-------------------------

(1) No underwriters will be involved in the exercise of Warrants or the conversion of the Debentures or the Series B Preferred, nor were any underwriters involved in the issuance of the Warrants, the Outstanding Shares, the Series A Preferred, the Series B Preferred, or the Debenture. A referral fee equal to 5% of the gross proceeds of the placement of the Series A Preferred was paid by the Company to an unaffiliated referral source. A total referral fee of $186,000 (ie. $152,000 in cash and 34 shares of Series B Preferred with a value of $1,000 per share) was paid by the Company to an unaffiliated referral source for the placement of the Series B Preferred. The Shareholders do not have any specific plan of distribution with respect to the Outstanding Shares or Underlying Shares. The sale of the Outstanding Shares and Underlying Shares may be made in the open market through broker-dealers or in individual negotiated transactions.

(2) The price per share for the Underlying Shares relating to the Warrants reflects the exercise price of the Warrants. The price per share for the Underlying Shares relating to the Series B Preferred reflects the maximum average conversion price at which the Series B Preferred is convertible. The conversion price may be less depending on the average bid price for the Company's Common Stock on the public trading market for the five trading days immediately preceding the conversion date.
     See "THE COMPANY - Issuance of Convertible Preferred Stock - Conversion." The Company received net proceeds of $2,248,000 from the issuance of the Series B Preferred covered by this Prospectus. The price per share for the Underlying Shares relating to the Debentures reflects the maximum conversion price at which the Debentures are convertible. The conversion price may be less depending on the average bid price for the Company's Common Stock on the public trading market for the five trading days immediately preceding the conversion date. See "THE COMPANY -
     Issuance of the Debentures."   The table does not include up to 450
     additional shares of Series B Preferred which may be issued in the future pursuant to the exercise of an option to purchase Series B Preferred at a price of $1,000 per share. The maximum conversion price for those shares is therefore not known at this time. See "THE COMPANY-Issuance of Convertible Preferred Stock - Warrants and Options."


(3) Those Shares which are not issued upon the conversion of outstanding Series B Preferred or the Debentures may be issued from time to time at the prevailing market price through the Underwriter. The price per Share and underwriting commission are therefore undetermined at this time.


(4) The total proceeds to the Company will equal the aggregate exercise price of 495,500 Warrants and the original issuance price of the Series B Preferred, the Shares and the Debentures. The proceeds from the sale of the Shares is not known at this time since (a) the number of Shares remaining after the conversion of all outstanding Series B Preferred, the Debenture and up to 125 shares of Series A Preferred is not yet known, (b) the market price at which the remaining Shares, if any, are sold through the Underwriter is not yet known, and (c) the amount of underwriting discounts and commissions on the sale of the Shares is not known at this time. See "THE COMPANY - Issuance of Convertible Preferred Stock" and "THE COMPANY - Issuance of the Debentures." The Shareholders will receive all net proceeds from the sale of their respective Outstanding Shares and Underlying Shares.

                              AVAILABLE INFORMATION

     Incomnet, Inc. is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's facilities referred to above and at the SEC's Regional Office at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. The Company's Common Stock is reported on the National Association of Securities Dealers Automated Quotation Small Capital System and such reports, proxy statements and other information regarding Incomnet are available for inspection and copying at 33 Whitehall, New York, New York 10004. The Company has filed with the SEC a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Underlying Shares. This Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C.

     Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC are incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed on April 15, 1997, as amended by Form 10-KA filed on May 23, 1997 (provided that the information referred to in Item 402(a)(8) of Regulation S-K shall not be deemed to be specifically incorporated herein).

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 filed on November 14, 1997.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 filed on August 13, 1997.

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed on May 15, 1997.

     (e) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 filed on November 14, 1996.

     (f) The Company's Quarterly Report on Form 10-QA for the fiscal quarter ended September 30, 1997 filed on December 3, 1997.

     (g) The Company's Quarterly Report on Form 10-QA for the fiscal quarter ended June 30, 1997 filed on December 3, 1997.

     (h) The Company's Quarterly Report on Form 10-QA for the fiscal quarter ended March 31, 1997 filed on December 3, 1997.

     (i) The Company's Annual Report on Form 10-KA for the fiscal year ended December 31, 1996 filed on December 3, 1997.

     (j) The Company's Quarterly Report on Form 10-QA for the fiscal quarter ended June 30, 1997 filed on January 22, 1998.


     (k) The Company's Quarterly Report on Form 10-QA for the fiscal quarter ended September 30, 1997 filed on January 22, 1998.


     (l) The Company's Quarterly Report on Form 10-QA for the fiscal quarter ended September 30, 1997 filed on February 5, 1998.


     (m) The Company's Current Report on Form 8-K filed on February 8, 1995, its Current Report on Form 8-K filed on July 25, 1995, its Current Report on Form 8-K filed on August 18, 1995, its Current Report on Form 8-K filed on November 15, 1995, its Current Report on Form 8-K filed on November 30, 1995, its Current Report on Form 8-K filed on February 9, 1996, its Current Report on Form 8-K filed on April 29, 1996, its Current Report on Form 8-K filed on June 7, 1996, its Current Report on Form 8-K filed on August 8, 1996, its Current Report on Form 8-K filed on January 28, 1997, its Current Report on
Form 8-K filed on February 7, 1997, its Current Report on Form 8-K filed on April 10, 1997, its Current Report on Form 8-K filed on May 13, 1997, and its Current Report on Form 8-K filed on August 20, 1997, its Current Report on
Form 8-K filed on December 31, 1997, its Current Report on Form 8-KA filed on January 12, 1998, and its Current Report on Form 8-KA filed on January 21, 1998.


     (n) The Company's definitive Proxy Statement on Schedule 14A, dated November 17, 1997 and filed with the Securities and Exchange Commission on November 7, 1997.


     (o) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus.

     Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in a subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered with this Prospectus. Such documents relating to the Company are available without charge upon request made to Incomnet, Inc., 21031 Ventura Boulevard, Suite 1100, Woodland Hills, California 91364 (telephone (818) 887-
3400), attention:  Melvyn Reznick, President.

     No person is authorized to give any information or to make any representations other than as contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date of this Prospectus.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                                   THE COMPANY


     Incomnet, Inc. (the "Company" or "Incomnet") and its two wholly owned subsidiaries, National Telephone & Communications, Inc. ("NTC") and GenSource Corporation ("GenSource"), are engaged in three types of businesses: (i) interactive computer networking products and services, (ii) discount long distance telephone communications services to residential and commercial customers in the United States, and (iii) the development and marketing of software that is utilized to process insurance-related claims, including workers compensation, disability, general medical, and property and casualty claims. The Company also owns approximately 29% (22% on a fully diluted basis) of Rapid Cast, Inc. ("RCI"), which is engaged in the business of manufacturing and marketing the Fast Cast-TM- LenSystem that allows retail optical stores and wholesale optical lens manufacturing laboratories to produce single vision, flat-top bifocal and progressive multifocal lenses rapidly on demand.

     Incomnet, Inc. was incorporated under the laws of the State of California on January 31, 1974. The Company acquires and develops computer hardware and software for interactive communications networks. It currently operates a communications network under the tradename "AutoNETWORK" for several hundred automobile dismantling companies in California, Colorado, Nevada, Arizona, Oregon and Washington. The network permits the subscribers to share information simultaneously and to communicate electronically on a real-time basis through individual computer workstations linked by the Company's proprietary software, central message switching computer and front-end network processor. The Company is evaluating other business applications for its communications technology in order to establish more subscriber-based communications networks. The Company's principal executive office is located at 21031 Ventura Boulevard, Suite 1100, Woodland Hills, California, 91364. Its telephone number is (818) 887-3400.

     National Telephone Communications, Inc. was incorporated under the laws of the State of Nevada on September 6, 1984. Since July 1989 NTC has operated as an inter-exchange carrier and reseller of long distance telephone service, providing nationwide long distance telephone access to its residential and commercial customers. NTC purchases large blocks of time from long distance national and regional telecommunications carriers at rates based upon high volume usage. NTC resells the time to its customers at discounted telecommunications retail rates. In general, NTC provides its customers with rates that are 5% to 50% below the published retail rates of major national carriers like AT&T and MCI with complete domestic and international coverage. NTC's products include (i) fixed rate per minute services called Call$aver,
(ii) a prepaid calling card product, Sure$aver, which eliminates calling card surcharges such as those imposed by AT&T, MCI and Sprint, and (iii) a measured rate Dial-1 service that is interconnected to local telephone companies throughout the United States. NTC is licensed to provide telecommunication services by the Public Utilities Commissions of numerous states. NTC markets its services through referral marketing agents and affinity groups on a nationwide basis. NTC's offices are located at 2801 North Main Street, Irvine, California, 92714. Its telephone number is (714) 251-8000.

     GenSource Corporation was incorporated under the laws of the State of California in 1977. The Company acquired 100% of the issued and outstanding stock of GenSource on May 2, 1997. GenSource develops and markets a trademarked line of software products designed to process insurance-related claims. Its software is licensed to companies which provide their own insurance and claims administration, to insurance companies, and to third party administrators who process claims for either self-insured companies or for insurance companies. The insurance related products include GenCOMP-TM-, GenMED-TM-, GenDIS-TM-, GenPAC-TM-, GenRISK-TM-, GenTRIS-TM- and Top
Rate-TM-. In addition, GenSource offers several computer and service-related products including GenARS-TM-, which is an optical disk-based information storage and retrieval system, and GenSERVE-TM-, which is a maintenance and service program for customers. GenSource's offices are located at 25572
Avenue Stanford, Valencia, California 91355. Its telephone number is (805) 294-1300.

     Rapid Cast, Inc. was incorporated under the laws of the State of Delaware on February 12, 1994. RCI owns 100% of the issued and outstanding stock of Q2100, Inc. ("Q2100"), which it acquired from Pearle, Inc. on February 8, 1995. The Company acquired 51% of the issued and outstanding stock of RCI on February 8, 1995, as well. The Company's percentage ownership of RCI was reduced to approximately 35% of its total issued and outstanding stock on January 16, 1997 when RCI issued 8,000,000 shares of 7% Convertible Preferred Stock in a private placement to certain unaffiliated institutional investors. In September 1997, the Company's percentage ownership in RCI was reduced further to approximately 29% when RCI issued 8,000,000 more shares of Common Stock to its existing shareholders in a private placement in which the Company elected not to participate. See "THE COMPANY - Recent Capitalization of RCI." Q2100 owns certain domestic and foreign patents and patent applications relating to a new technology, commonly known as Thick Film Radiation Cured Polymer Technology, which enables retail optical stores, small to mid-sized wholesale optical lens manufacturing laboratories and other dispensers of prescription ophthalmic lenses to produce lenses on site rapidly and at a cost generally lower than if they were purchased from third party manufacturers and distributors. RCI is currently manufacturing and marketing this technology through the sale of casting machines and liquid monomer under the name Rapid Cast or the Fast Cast Lensystem. RCI's principal executive office is located at 10100 Bluegrass Parkway, Louisville, Kentucky 40299, and its telephone number is (502) 458-5500.

                                  THE OFFERING

Type of Security Registered. . . .   Common Stock, no par value.

Number of Outstanding Shares . . .   170,751

Number of
Underlying Shares-Warrants . . . .   495,500

Minimum Number of
Underlying Shares-Series
B Preferred. . . . . . . . . . . .   627,503(1)

Minimum Number
of Underlying Shares -
Debenture  . . . . . . . . . . . .   169,725(2)


Number of Shares . . . . . . . . .   1,010,000


Selling Security Holders . . . . .   The Outstanding Shares are held by (a)
                                     three investors who purchased shares of
                                     Series A Preferred in September 1996 and converted a portion of them on December
                                     31, 1996 into 10,826 shares of Common
                                     Stock, (b) certain affiliates of RCI who purchased 33,000 shares of Common Stock in a private placement in January 1997, and (c) five investors who purchased
                                     Series A Preferred in October 1996 and
                                     converted them on November 4, 1997 into
                                     126,925 shares of Common Stock.  The
                                     Underlying Shares are issuable upon the
                                     exercise of 495,500 Warrants held by (i) certain affiliates of RCI, (ii) a consultant who assisted the Company in placing the Series B Preferred, and
                                     (iii) other private investors.  The
                                     Underlying Shares are also issuable upon the conversion of 2,434 outstanding shares of Series B Preferred issued by the Company in July and November 1997.
                                     The Underlying Shares are also issuable
                                     upon the conversion of Debentures in
                                     the original principal amount of
                                     $185,000 issued by the Company in
                                     January 1998.  See "SELLING SECURITY
                                     HOLDERS."


Terms of the Warrants. . . . . . .   The Warrants include (a) 360,000 Warrants
                                     which entitle those Warrantholders to
                                     purchase 360,000 shares of the Company's
                                     Common Stock at an exercise price of
                                     $3.75 per share, exercisable
                                     until December 9, 1999, (b) 12,500
                                     Warrants which entitle those
                                     Warrantholders to purchase 12,500 shares of the Company's Common Stock at a purchase price of $2.94 per share, exercisable at any time until December
                                     16, 2001, (c) 50,000 Warrants which
                                     entitle those Warrantholders to purchase
                                     50,000 shares of the Company's Common
                                     Stock at a purchase price of $3.50
                                     per share, exercisable at any time
                                     until July 29, 1999, (d) 55,000
                                     Warrants which entitle those
                                     Warrantholders to purchase 55,000
                                     shares of the Company's Common Stock
                                     at a purchase price of $2.00 per
                                     share, exercisable at any time until
                                     November 3, 1999, and (e) 18,000
                                     Warrants which entitle that Warrantholder to purchase 18,000 shares of the Company's Common Stock at a purchase price of $1.09 per share, exerciseable at any time until January 20, 2000. See
                                     "SELLING SECURITY HOLDERS."


(1) The number of Underlying Shares indicated assumes an average conversion price of approximately $3.97 per share, which is the maximum average conversion price under the terms and conditions of the Series B Preferred. Accordingly, the Underlying Shares indicated are the minimum number of Underlying Shares which will be issued by the Company upon the conversion of 2,434 Outstanding Shares of Series B Preferred.
      In the registration statement encompassing this Prospectus, the Company has registered an additional 2,977,497 shares which, in combination with 1,010,000 shelf shares covered by this Prospectus, will provide a pool of registered shares to issue upon the conversion of outstanding Series B Preferred to the extent that the average conversion price is less than $3.97 per share, and up to 125 shares of Series A Preferred. See "THE COMPANY - Issuance of Convertible Preferred Stock."


(2) The number of Underlying Shares indicated assumes the maximum conversion price of $1.09 under the terms and conditions of the Debentures. Accordingly, the Underlying Shares indicated are the minimum number of Underlying Shares which will be issued by the Company upon the conversion of the Debentures. In the registration statement encompassing this Prospectus, the Company has registred an additional 61,525 shares which, in combination with 1,101,000 shelf shares covered by this Prospectus, will provide a pool of registered shares for issue upon the conversion of the Debentures to the extent that the conversion price is less than $1.09 per share, and to the extent that there is accrued interest on the Debentures which is also converted into shares of the Company's Common Stock at the same conversion price. See "THE COMPANY - Issuance of Debentures."

Terms of the Series B Preferred. .      The Series B Preferred entitles the
                                        holders to convert their Preferred
                                        Stock into the Company's Common Stock
                                        at any time upon the earlier of (i)
                                        the effective date of the
                                        registration statement covering the
                                        Underlying Shares, or (ii) 120 days
                                        after the date that the Series B
                                        Preferred is issued. The conversion
                                        ratio is equal to the lesser of (i)
                                        80% of the average bid price of the
                                        Company's Common Stock on the public
                                        trading market on the five trading
                                        days immediately preceding the
                                        conversion date, divided by the
                                        original purchase price of the Series
                                        B Preferred, or (ii) the bid price of
                                        the Company's Common Stock on the
                                        date that the Series B Preferred is
                                        issued, divided by the original
                                        purchase price of the Series B
                                        Preferred.  The cumulative 6% per
                                        annum dividend is also payable on the
                                        conversion date.  The bid price on
                                        the date of funding of the Series B
                                        Preferred covered by this Prospectus
                                        ranges from $3.00 to $4.29 per share.
                                        See "THE COMPANY - Issuance of
                                        Convertible Preferred Stock."

Terms of the Debentures. . . . . .      The Debentures in the outstanding
                                        principal amount of $185,000 bear
                                        interest at the simple rate of 10%
                                        per annum, are secured by a perfected
                                        first security interest in the
                                        Company's AutoNETWORK assets, and
                                        are due and payable in full on or
                                        before April 30, 1998.  Until the
                                        Debentures are repaid, the Debenture
                                        Holders may convert the Debentures
                                        into the Company's Common Stock at a
                                        conversion ratio equal to the lesser
                                        of (i) 80% of the average bid price
                                        of the Company's Common Stock on the
                                        public trading market on the five
                                        trading days immediately preceding
                                        the conversion date, divided by the
                                        outstanding balance of the
                                        Debentures, or (ii) $1.09 per share
                                        divided by the outstanding balance of
                                        the Debentures.  See "THE
                                        COMPANY - Issuance of the Debentures."


Issuance of Shares . . . . . . . .      The unissued Shares (not including the
                                        Underlying Shares which are reserved
                                        for issuance upon the exercise of
                                        Warrants and the conversion of the
                                        Debentures and the Series B
                                        Preferred) are reserved for issuance
                                        from time to time through the
                                        Underwriter in open market
                                        transactions in accordance with Rule
                                        415, or upon the conversion of Series
                                        A Preferred (only with respect to 125
                                        shares), the Series B Preferred and
                                        the Debentures, if necessary.  The
                                        amount of net proceeds to be received
                                        by the Company from the sale of the
                                        Shares, if any, is not known at this
                                        time because it depends on the number
                                        of unissued Shares remaining after
                                        the conversion of Series A Preferred
                                        (up to 125 shares), the Series B
                                        Preferred and the Debentures, the
                                        prevailing market price of the
                                        Company's Common Stock on the dates
                                        that it elects to sell the Shares, if
                                        any, and the amount of the
                                        Underwriter's discounts and
                                        commissions.


Shares of Common Stock to be
Outstanding After Issuance of
Shares, Conversion of Series
B Preferred and the Debentures,
and Exercise of Warrants . . . . .      16,309,521(2)


Voting Rights. . . . . . . . . . .      Each Share and Underlying Share of
                                        Common Stock will have one vote per
                                        share, if and when issued, and each
                                        Outstanding Share has one vote.  The
                                        Warrants, Series A Preferred, Series
                                        B Preferred and the Debentures do not
                                        have any voting rights associated with
                                        them.


Use of Proceeds. . . . . . . . . .      The Company would receive net proceeds
                                        of $1,834,120 from the exercise of all
                                        495,500


(2) The total number of shares of the Company's Common Stock to be outstanding after the issuance of Shares, the exercise of Warrants and the conversion of the Series B Preferred and the Debentures assumes an average conversion price for the Series B Preferred of approximately $3.97 per share, which is the maximum average conversion price under the terms and conditions of the Series B Preferred, and a conversion price of the Debentures of $1.09 per share, which is the maximum conversion price under the terms and conditions of the Debentures. If the average conversion price of the Series B Preferred is less than approximately $3.97 per share, or the conversion price of the Debentures is less than $1.09 per share, then the number of shares outstanding after the offering and the conversion of the Series B Preferred and the Debentures would be higher. See "THE COMPANY - Issuance of Convertible Preferred Stock" and "THE COMPANY - Issuance of the Debentures." The outstanding shares include 1,500,000 shares of the Company's Common Stock reserved for issuance to the class plaintiffs pursuant to the settlement of the class action lawsuit known as SAUNDRA GAYLES, ET AL. VS. INCOMNET, INC. AND SAM D. SCHWARTZ. See "THE COMPANY - Settlement of the Class Action Lawsuit."

                                        Warrants.  The Company has received
                                        net proceeds of $36,000 from the
                                        issuance of the Warrants, $2,248,000
                                        from the issuance of the Series B
                                        Preferred covered by this Prospectus,
                                        and $100,000 from the issuance of the
                                        Debentures, with a right by the
                                        Company to draw another $85,000 on
                                        the Debentures at any time prior to
                                        the Debentures' maturity date.  The
                                        amount of net proceeds to be received
                                        by the Company from the sale of the
                                        Shares, if any, is not known at this
                                        time.  The Company will not receive
                                        any proceeds from the sale of the
                                        Outstanding Shares or the Underlying
                                        Shares.  The Company expects to use
                                        the net proceeds from the exercise of
                                        the Warrants and sale of Shares, if
                                        any, for general working capital
                                        purposes.  There is no assurance that
                                        the Warrants will be exercised or
                                        that any Shares will be sold by the
                                        Company through the Underwriter.  See
                                        "USE OF PROCEEDS."

NASDAQ Symbol. . . . . . . . . . .      ICNT

                       SUMMARY CONSOLIDATED FINANCIAL DATA

           INCOMNET, INC., NATIONAL TELEPHONE COMMUNICATIONS, INC.
                          AND GENSOURCE CORPORATION


                              NINE MONTHS ENDED SEPTEMBER 30                         YEAR ENDED DECEMBER 31
                             --------------------------------  -------------------------------------------------------------------
                                 1997           1996           1996           1995           1994            1993          1992
                                 ----           ----           ----           ----           ----            ----          ----
STATEMENT OF
REVENUES

Revenues                    $99,341,000    $77,296,000    $106,905,000   $86,564,917    $46,815,057    $11,298,972    $5,534,874

Income (Loss) before
income taxes and
and minority interest        (7,886,000)   (11,202,000)    (43,705,000)      856,543      4,000,242     (1,606,844)   (2,264,597)

Income (Loss)
before minority interest     (7,207,000)   (10,523,000)    (36,799,000)    1,366,025      3,999,187     (1,606,844)   (2,461,697)

Net Income
(Loss)                       (7,207,000)    (8,615,000)    (37,676,000)    1,366,025      4,071,194        948,769    (2,021,333)


PER COMMON SHARE DATA

Net Income (Loss)                 (0.54)         (0.65)          (2.82)          .11            .42           (.12)         (.28)
Cash Dividends                        0              0               0             0              0              0             0
Book Value                          .81           2.59             .65          3.21           1.58            .48           .13

Weighted Average
Common and Common
Equivalent Shares            13,687,977(1)  13,244,674      13,370,000    12,706,401      9,593,207      8,138,877     7,189,671

BALANCE SHEET DATA

Total Assets                 48,652,000     69,564,043      40,587,000    74,105,629     26,158,346      8,665,839     6,744,994
Long-Term
Debt                          6,955,000      8,708,181(2)    1,040,000     8,459,772(2)         900         20,000       176,000
Shareholders'
Equity                       11,413,000     34,414,968       8,626,000    42,548,056     16,535,153      3,929,148     1,047,125

Number of Shares             14,006,793(1)  13,268,050      13,369,681    13,262,648     10,482,854      8,183,877     7,189,671

------------------------------

(1) Includes 1,500,000 shares of the Company's Common Stock reserved for issuance to the class plaintiffs pursuant to the settlement of the lawsuit SAUNDRA GAYLES, ET AL. VS. INCOMNET, INC. AND SAM D. SCHWARTZ. See "THE COMPANY - Settlement of the Class Action Lawsuit."

(2) Long term liabilities include approximately $8,459,772 of deferred tax liability at December 31, 1995 and $8,055,562 of deferred tax liability at September 30, 1996 arising from the nondeductibility of the RCI patent rights. The deferred tax liability was eliminated when the RCI patent amortization schedule was accelerated and the related intangible asset was written off entirely.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the Shares, the Outstanding Shares or the Underlying Shares.

OVERVIEW - CAUTIONARY STATEMENTS

     The following are cautionary statements made pursuant to the Private Securities Litigation Reform Act of 1995 in order for the Company to avail itself of the "safe harbor" provisions of the Reform Act. The discussions and information in this Prospectus may contain both historical and forward-looking statements. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of the Company and its subsidiaries, please be advised that the Company's and its subsidiaries' actual financial condition, operating results and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, intense competition, including intensification of price competition and entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, lower sales and revenues than forecast, loss of customers, loss of independent sales representatives, disadvantageous currency exchange rates, termination of contracts, loss of supplies, technological obsolescence of the Company's products, price increases for supplies and components, inability to raise prices, failure to obtain new customers, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its subsidiaries and businesses, adverse publicity and news coverage, inability to carry out marketing and sales plans, challenges to the Company's patents, loss or retirement of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Prospectus or in other reports issued by the Company.

RISKS RELATING TO INCOMNET, INC. AND ITS SUBSIDIARIES

     POSSIBLE DEFICIENCIES IN CARRIER SERVICE. The telecommunications business is extremely competitive and its success depends upon several factors, including high quality technology, effective marketing, accurate billing and responsive customer service. As a "switchless" reseller of long distance telephone service registered with the Federal Communications Commission and state public utility commissions, the Company provides billing and customer service directly. The Company is, however, dependent upon services provided to it and its customers by telecommunications carriers.
The Company has the right to provide long distance telephone service to its customers through any telecommunications carriers that it chooses. At present, the main carrier which provides service to the Company is Wiltel Communications, Inc. The Company is subject to the risk that its carriers may not provide high quality telephone service to the Company's customers, along with accurate, timely billing records of that service to the Company.


     RISK OF TERMINATION OF CARRIER SERVICE. The Company's newest contract with Wiltel commenced on June 17, 1996 as an amendment to the contract entered into on September 15, 1995 (service had been provided under a prior arrangement since July 1992). The Wiltel Carrier Switched Services Agreement expires by its terms on June 15, 2001. Wiltel may terminate its carrier agreement with the Company or modify the charges upon 60 days prior written notice to the Company. The

Company may not terminate the new Wiltel contract without a cancellation charge (the cancellation charge would be 100% of the minimum purchase requirement for the remaining term of the agreement) unless Wiltel increases its rates under the agreement by an amount the effect of which would be to cause total charges for the three months immediately preceding the rate increase to be 5% greater than they were with the original discounts. The termination of the contract with Wiltel or an increase in rates would have an adverse impact on the Company's financial condition and operating results if the Company could not replace Wiltel with similar service at an equivalent price. The Company could lose its carrier contracts for reasons beyond its control. While the Company has the right to switch its customers to other carriers in its discretion, there is no assurance that the Company could replace its carrier contracts on substantially similar terms if its current contracts were terminated or were not renewed upon their expiration. Should the Company lose its contracts and not be able to replace them, it would have a significant adverse impact on both the Company's telephone and marketing related revenues because the Company would not be able to sign on new customers. There is also no assurance that the Company will continue to have the capital available and retain the qualified personnel that are required to maintain a satisfactory level of services to its customers. See "THE COMPANY" and "Item 1. Business" in the Company's 1996 Form 10-K.


     MINIMUM PURCHASE REQUIREMENT. Pursuant to its new Carrier Service Agreement with Wiltel, the Company is obligated to purchase a minimum amount of telephone time on a "take-or-pay" basis. If the Company is not able to use the minimum amount of telephone time under the new agreement, then it must pay to Wiltel the difference between the actual usage and the minimum usage requirement in cash. The Company could experience operating losses as the result of the minimum purchase requirement in the new carrier contract. The Company currently relies on purchases by an unaffiliated party under the Wiltel agreement (at no profit to the Company) in order to meet the minimum purchase requirement. If the unaffiliated co-purchaser ceases to purchase telephone time under the agreement, the Company could experience significant operating losses. Recently the Company has not met its minimum purchase requirement even with its co-purchaser, and there is no assurance that Wiltel will continue to waive the Company's breach of its minimum usage requirement. See "Item 1. Business - Contract with Wiltel" in the Company's 1996 Form 10-K."

     SEC INVESTIGATION AND RELATED LAWSUITS. In August 1994, the Company was notified by the Pacific regional office of the Securities and Exchange Commission that the Commission had initiated a confidential investigation of the Company. In September 1994 the Commission issued a formal order of private investigation. The Commission stated in its correspondence to the Company that the investigation "should not be construed as an adverse reflection on any person, entity or security, or as an indication by the Commission or its staff that any violation of law has occurred." In August and September 1994, the Company supplied copies of its books and records to the Commission, and the Company's present and prior independent certified public accounting firms submitted their working papers pursuant to the Commission's subpoena. In February 1995, the Company provided to the Commission pursuant to its subpoena additional documents associated with NTC's regulatory authorizations and with the Company's recent acquisition of a controlling interest in RCI. The Company continues to fully cooperate with the Commission. While the Company believes that the outcome of the fact finding investigation will not have a material adverse effect on the financial condition or operating results of the Company, no assurance can be given on this matter until the investigation is concluded. See "Item 3. Legal Proceedings - Securities and Exchange Commission Investigation" in the Company's 1996 Form 10-K, as updated in the Company's Form 10-Q for the quarter ended September 30, 1997 under "Item 1. Legal Proceedings - Securities and Exchange Commission Investigation."

     On January 20, 1995, a class action lawsuit was filed in the United
States District Court of the Central District of California against Incomnet, Inc. and Sam D. Schwartz, known as SAUNDRA GAYLES VS. INCOMNET, INC AND SAM
D. SCHWARTZ, alleging violations of federal securities laws. In particular, the suit alleges that the defendants violated Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended, by not disclosing in August 1994 that the Securities and Exchange Commission had initiated a confidential investigation of the Company. The suit also alleges that the Company issued false and misleading press releases on January 17, 1995 and January 18, 1995. On October 17, 1995, the complaint was amended to add claims that the Company and its former Chairman, Sam D. Schwartz, violated federal and state securities laws because Mr. Schwartz did not disclose purchases and sales of the Company's stock made in the open market by him and his affiliates. Two additional civil lawsuits were filed in federal district court in Georgia making similar claims and allegations, both of which have been transferred to the same California court as the SAUNDRA GAYLES case. On July 22, 1996, the Company was served with a complaint in the lawsuit CHARLES STEVENS VS. SAM D. SCHWARTZ AND INCOMNET, INC., Civil Action No. 96-4906 RMT (VAPx), filed in the United States District Court for the Central District of California, Western Division. The complaint alleges that the Company and its former Chairman, Sam D. Schwartz, violated Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended, and
Section 25400 of the California Corporations Code, as a result of false and misleading statements made by defendants and undisclosed trading in the Company's stock engaged in by Mr. Schwartz and his affiliates. The Company has settled the class action lawsuit, the two Georgia lawsuits and the STEVENS case, although the class action settlement is subject to court approval and possible plaintiff disapprovals. See "THE COMPANY - Settlement of the Class Action Lawsuit", "THE COMPANY - Settlement of The Atlanta Lawsuits" and THE COMPANY-Settlement of the Stevens Lawsuit." In October 1996, the Company was served with a complaint in the lawsuit entitled SILVA RUN
WORLDWIDE LIMITED VS. INCOMNET, INC., SAM D. SCHWARTZ, BEAR STEARNS & CO., INC., LESLIE SOLMONSON, RONALD F. SEALE, MARINER RESERVE FUND, COMPANIA DI INVESTIMENTO ANTILLIANO, COUTTS & CO. AG, SALVATORE M. FRANZELLA, PETER G. EMBIRICOS, AND JOS SCHUETZ, filed in the United States District Court for the Southern District of New York. The complaint states that the plaintiff was a purchaser of the Company's stock in July 1995. The complaint alleges that the Company and its former Chairman violated Sections 10(b) and 20(a) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended, as a result of false and misleading statements made by the defendants and undisclosed trading in the Company's stock engaged in by Mr. Schwartz and his affiliate. The plaintiff also alleges that Mr. Schwartz and his affiliate owed a fiduciary duty to the plaintiff and breached it by their conduct, and that these defendants committed common law fraud. The complaint also alleges other causes of action against other unrelated defendants. The suits seek recision and damages on behalf of the plaintiffs. On July 22, 1997, the Company was named in a lawsuit known as JAMES A. BELTZ, ET AL. VS SAMUEL D. SCHWARTZ and RITA SCHWARTZ, husband and wife, STEPHEN A. CASWELL, JOEL W. GREENBERG, INCOMNET, INC., DAVID BODNER and MURRAY HUBERFELD, in the United States District Court in the District of Minnesota. This lawsuit was filed by 17 individuals who were allowed to opt out of the class action lawsuit to pursue a separate lawsuit with similar claims. The lawsuit alleges losses by the plaintiffs of approximately $1.5 million and seeks unspecified damages. Litigation has been threatened by other potential claimants. There is no assurance that these pending and threatened lawsuits will not have a material adverse effect on the Company and its financial condition and operating results. See "Item 3. Legal Proceedings" in the Company's 1996 Form 10-K, as updated under "Item 1. Legal Proceedings - Class Action and Related Lawsuits" in the Company's Form 10-Q for the quarter ended September 30, 1997.

     RISKS INHERENT IN NETWORK MARKETING PROGRAMS. The Company sells its telephone service through a network marketing program in which independent sales representatives sign up both new independent sales representatives and telecommunications customers. The independent sales representatives pay all their own expenses and are treated by the Company as independent contractors. New independent representatives purchase sales materials, training and limited product inventories from the Company. As the representatives sign up new representatives, who themselves also sign up new representatives, the initial representative builds a "downline" of representatives that can reach through multiple levels. The Company's marketing plan allows a representative to build a network down to seven levels. Representatives do not receive commissions for bringing in new representatives. Representatives only receive commissions, overrides and bonuses based on bringing telephone customers and revenues to the Company. While the development of a strong network marketing program can result in a stable base of independent sales representatives who generate revenues from signing up both new customers and new representatives, there are risks inherent in network marketing. Because the representatives are structured in downlines, there is a much higher risk associated with competitive programs designed to attract the Company's existing base of representatives. If representatives decide to leave the Company's program for a competitive program, there is a strong incentive for those representatives to bring other representatives in their downlines to the new program, all of whom will also try to move their telephone customers to the new program. As the momentum of representatives switching to new programs builds, the Company would experience a substantial loss of both representatives and customers. As a result, a sales force based upon network marketing has the inherent risk of eroding more rapidly than would otherwise occur if the Company operated through a base of representatives who worked directly for the Company. There are no assurances that the Company can keep its marketing plan competitive against competitive plans. Recently the Company has lost several independent sales representatives and has experienced a decline in marketing and telephone revenues. Consequently, there is a risk that the Company's base of representatives and customers could decline in a manner that would have a serious impact on the Company's revenues and earnings.


     LOSS OF INDEPENDENT SALES REPRESENTATIVES. In February 1994, a group of approximately ten independent sales representatives in Northern California left the Company to market a competitive telephone service using a multi-level marketing approach. These representatives attempted to recruit other representatives and telephone customers away from the Company to their competitive program. The Company believes that these representatives took proprietary lists of the Company's representatives and customers with the intention of soliciting them to join their program, which was in direct violation of contracts that these representatives signed when they joined the Company's marketing program. As a result, the Company has filed suit against the representatives for damages of $500,000 for the loss of customers who were obtained through the taking of proprietary lists from the Company. The Company also sought and received a temporary restraining order against the representatives from continuing to use the Company's proprietary materials to solicit customers from the Company. The Company estimates that it has lost under 100 representatives and under 1,000 customers as a result of actions by the former marketing representatives. The Company's request for a permanent injunction was denied by the court on the grounds that the Company had not sustained enough continuing damages to warrant a permanent injunction. There are no assurances that the losses will remain at the current level. The defendants have filed a cross-complaint against NTC and the Company claiming that NTC failed to meet its contractual obligations to the defendants, and that the actions taken by the defendants were legal. The cross-complaint seeks compensatory and special damages, along with general and punitive damages.
There is no assurance that the Company will prevail in its lawsuit to recover damages or that it may not lose more representatives and customers in the future, or that the defendants will not be successful with their cross-complaint. See "Item 3. Legal Proceedings - Legal Action Against Prior Representatives" in the Company's 1996 Form 10-K, as updated under "Item 1. Legal Proceedings - Legal Action Against Prior Representatives" in the Company's Form 10-Q for the quarter ended September 30, 1997. In December 1997 NTC was served with a notice from one of its senior independent sales representatives that he intended to file a claim against NTC in arbitration alleging discrimination and other causes of action. NTC has received a copy of the complaint. There is no assurance that the pending claim in arbitration against NTC will not have a material adverse impact on its operating results, financial condition and business performance.

     RISKS OF BILLING THROUGH LOCAL EXCHANGE CARRIERS. NTC previously offered a long distance telephone service called Easy-1 pursuant to which customers receive a single bill from their local telephone company for both local and long distance telephone service (NTC offers only long distance service). As a result, on Easy-1 accounts the local exchange carriers handle NTC's long distance billings and collections. Theoretically, billing through the local exchange carrier is supposed to enhance collection rates and lower NTC's billing costs, while offering a convenience for customers. The local exchange carriers charge a fee for their billing and collection services.
NTC recently discontinued the Easy-1 service and all billings through local exchange carriers for new accounts. The cost savings and collections from the services provided by local exchange carriers did not seem to justify the charges being incurred by NTC for those services, and NTC experienced longer than expected delays in receiving its cash flow from Easy-1 accounts. NTC now utilizes direct billing on all new long distance telephone accounts. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     CONTENTS OF PRIOR AUDIT REPORTS. The reports of the independent certified public accountants with respect to the Company's financial statements for the fiscal year ending December 31, 1995 include an "emphasis of the matter" paragraph with respect to uncertainties related to the pending shareholders' class action matter. The reports of the independent certified public accountants with respect to the Company's financial statements for the fiscal years ending December 31, 1992 and 1993 raised substantial doubts regarding the Company's ability to continue as going concerns because the current liabilities of the Company exceeded current assets by a significant margin. In addition, the scope of Grant Thornton's audit report with respect to Incomnet for the fiscal year ending December 31, 1990 was limited to the extent that it was not able to verify certain amounts with respect to Incomnet's investment in Incomnet, India, Ltd. In 1991 Incomnet wrote-off its entire investment in Incomnet India, Ltd.

     POSSIBLE NEED FOR ADDITIONAL FINANCING - DILUTION OF OWNERSHIP IN RCI. The Company may need additional capital in order to finance its anticipated growth, especially the growth of its subsidiaries, NTC and RCI. NTC has constructed a conference center in Honolulu, Hawaii for the independent sales representatives to conduct marketing meetings and seminars, and may construct more conference centers in the future. NTC has recently experienced a decline in sales and has, as a result, incurred operating losses. The Company believes that NTC needs additional financing or investment. There is no assurance that the Company or NTC will be successful in obtaining additional funds to bolster NTC's marketing program in order to reverse recent declines in revenues, especially marketing revenues. Unforeseen events such as the unexpected loss of customers or expenditures which were not budgeted could also require the Company to seek additional capital. In 1996 and early 1997, the Company and certain of its affiliates made substantial loans to RCI, most of which were repaid in January 1997, and a portion of which were converted into RCI common stock. In September 1997, the Company's ownership of RCI was further diluted when it elected not to participate in a private placement of RCI securities to its existing shareholders to raise additional capital. If RCI needs additional financing and the Company does not have the funds available to make its pro rata share of the advances, the Company's percentage ownership in RCI could be significantly diluted. Furthermore, if RCI needs additional financing or capital and cannot obtain it, its operations could be severely hampered, resulting in a material adverse impact on the operating results and financial condition of the Company. There is no assurance that the Company or its subsidiaries can obtain additional capital or financing, if necessary, or obtain it on acceptable terms. The shareholders of the Company may experience substantial dilution in their ownership of the Company as a result of financings or capitalizations done by the Company in order to obtain necessary funding. See "RISK FACTORS - General Risks - Adverse Effects of Issuance of Preferred Stock."
Furthermore, as a result of the issuance of convertible preferred stock, warrants and stock options by RCI since the acquisition of a controlling interest in it by the Company on February 8, 1995, partially to raise capital, the Company's ownership interest in RCI has been reduced to approximately 29% on a current basis and approximately 22% on a fully diluted basis. Recent investors in RCI have an option to purchase more of RCI's 7% convertible preferred stock, which would further dilute the Company's ownership of RCI. See "THE COMPANY - Recent Capitalization of RCI."


   NO ASSURANCE OF PROFITABILITY - RECENT LOSSES. In the past the Company and its wholly owned subsidiary, NTC, have incurred substantial operating losses and have only recently achieved profitability. RCI and its wholly owned subsidiary, Q2100, have only recently emerged from the development stage and have incurred substantial operating losses since their inception. See "RISK FACTORS - Risks Relating to RCI - Recent Emergence From Development Stage." There is no assurance that the Company's consolidated revenues will continue to grow or be earned at current levels, or that the Company will be profitable. For the fiscal year ending December 31, 1996 the Company had a net loss of approximately $37,676,000 on a consolidated basis and NTC had a net after tax income of approximately $2,895,000. For the nine months ended September 30, 1997 the Company had a net loss of approximately $7,207,458 on a consolidated basis and NTC had a net after tax income of approximately $1,933,210. As of December 31, 1996, NTC had an accumulated shareholders' deficit of approximately $2,710,000 and RCI had an accumulated shareholders' deficit of approximately $19,048,000. As of September 30, 1997, NTC had an accumulated shareholder's deficit of approximately $776,901. Recently NTC has experienced operating losses and may continue to do so in the future. NTC needs additional financing or investment in order to enhance its marketing program to reverse recent sales declines, and to meet its operating needs. There is no assurance that RCI will ever be profitable, or that NTC will be profitable in the future. There is no assurance that the Company will not incur operating deficits in the future. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and "Item 14. Financial Statements" in the Company's 1996 Form 10-K, and the Company's Form 10-Q for the quarter ended March 31, 1997.

     COMPETITION. The telephone and telecommunications industries are extremely competitive, especially the provision of long distance telephone services. In its long distance telephone business, the Company competes with several long distance carriers such as AT&T, MCI, Sprint and others, which have substantially greater financial, marketing and other resources than the Company. The Company depends on independent marketing representatives in order to obtain customers for its long distance telephone services. Several other network marketing firms also utilize independent marketing representatives to sell long distance telephone services, and may compete with the Company for marketing representatives. Independent marketing representatives may leave the Company to work for competitors from time to time, adversely affecting the Company's business. The Company's network telecommunications business is also subject to competition, and both business segments may experience competition from new competitors in the future. Many of the Company's competitors have higher national, regional and local recognition than the Company. There is no assurance that the Company will be able to continue to successfully compete in the long distance telephone or network telecommunications businesses. See "THE COMPANY" and "Item 1. Business - Operations" in the Company's 1996 Form 10-K.

     ADVERSE IMPACT OF GOVERNMENT REGULATION. The Company's businesses are subject to government regulation in several respects which could cause additional operating costs and which must be monitored for compliance. In particular, federal and state law prohibits the practice known as "slamming", whereby telephone companies switch a customer's carrier without the customer's permission. In June 1997, the California Public Utility Commission and the California Attorney General initiated an investigation of NTC for alleged "slamming" incidences by certain NTC independent sales representatives. On October 28, 1997, NTC settled a civil consumer protection lawsuit filed against it by the State of California, without admitting or denying wrongdoing. In November 1997, NTC settled the related administrative action by the California Public Utilities Commission ("PUC") with the staff of the PUC. The PUC staff has recommended the settlement to the full Commission, which approved it on February 4, 1998. Pursuant to the settlements, NTC paid a total of approximately $1,600,600 in penalties and restitution, and agreed to implement new safeguards and policies to prevent "slamming" in the future. The new safeguards and restrictive policies implemented by NTC in accordance with the PUC settlement may render it more difficult for NTC to recruit independent sales representatives and telephone customers. There is no assurance that NTC will not be penalized again for possible "slamming" practices by its independent marketing representatives in the future, despite NTC's new safeguards, and that such penalty, whether in the form of a fine or a suspension of its right to conduct business, will not have a material adverse impact on the Company's and NTC's financial condition, operating results and business performance. See "THE COMPANY - Settlement of Civil Consumer Protection Lawsuits With the State of California." NTC must also comply with advertising and disclosure rules relating to its sale of long distance telephone services to the public. Its retail marketing program utilizing independent representatives to recruit retail customers and additional representatives is subject to state laws regulating network marketing programs. NTC must be registered with the public utility commissions of most states in order to provide telephone service in those states. While NTC's registrations are effective in most of those states, it continues to operate through agency contracts in certain states where its registrations are pending. The Company is also subject to federal, state and local government regulations relating to health, safety, employment, wages and working conditions. There is no assurance that government regulations will not have a material adverse impact on the Company's and its subsidiaries' financial condition, operating results and business performance.

     NO DIVIDENDS ON COMMON STOCK. The Company has not paid dividends on its Common Stock in the past and does not anticipate the payment of any cash dividends in the near future. The payment of cash dividends on the Common Stock is restricted pursuant to the terms and conditions of the outstanding Series A Preferred and Series B Preferred. See "THE COMPANY - Issuance of Convertible Preferred Stock" and "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

     CONTROL BY THE PRINCIPAL STOCKHOLDERS. The principal stockholders own in the aggregate approximately 14.3% of the combined voting power of the Company's Common Stock (15.9% when not accounting for 1,500,000 shares of the Company's Common Stock reserved for issuance to the plaintiffs in the recently settled class action lawsuit), not including those shares owned by the Company's prior Chairman and President, Sam D. Schwartz (who owns approximately 6% of the outstanding shares). Accordingly, the principal stockholders are able to exercise significant control of the vote on matters submitted to a vote of the Company's stockholders. Such control by the principal stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then current market prices. See "PRINCIPAL STOCKHOLDERS."


     RISKS RELATING TO GENSOURCE. On May 2, 1997, the Company acquired 100% of the total issued and outstanding stock of GenSource Corporation (previously known as California Interactive Computing, Inc.). GenSource Corporation is engaged in the business of developing, marketing, maintaining and enhancing computer software for the processing of insurance and insurance-related claims. The computer software industry is extremely competitive. The Company's software products are subject to technological obsolescence and other risks inherent in the computer software business, including but not limited to the inability to protect or utilize its proprietary rights, the failure of its technology to perform as anticipated, the loss of key technical and marketing personnel, and other risks. See "RISK FACTORS - Cautionary Statements." Incomnet, Inc. plans to invest in excess of one million dollars of new capital into GenSource Corporation to assist it in upgrading its software products for windows applications and to strengthen its marketing capabilities. A substantial portion of this capital investment has already been made. There is no assurance that the new products will be successful, that they will be developed on schedule, that the investment in GenSource Corporation will be justified, or that GenSource Corporation will continue to be profitable, increase its profitability, or that it will not incur operating losses in the future. Furthermore, the Company purchased GenSource Corporation by assuming five year promissory notes and by assuming certain notes payable to the prior shareholders of GenSource Corporation. There is no assurance that the Company will be able to pay those notes. The notes are secured by the stock of GenSource Corporation. If the Company defaults on the payment of the notes, the holders of the notes could foreclose on the stock securing the notes and reacquire ownership of GenSource Corporation from the Company. See "THE COMPANY - Acquisition of California Interactive Computing, Inc."

RISKS RELATING TO RCI

     RECENT EMERGENCE FROM DEVELOPMENT STAGE. RCI recently emerged from its development stage. RCI was incorporated in February 1994 and did not commence marketing its products until after a controlling interest in it was acquired by the Company on February 8, 1995. RCI has a limited operating history and only began shipping its products in April 1995. RCI and Q2100 have incurred substantial operating losses since their inception. As of December 31, 1996, they had a consolidated shareholders' deficiency accumulated during their development stage of $19,048,000. The likelihood of RCI's success must be considered in light of the foregoing facts, together with the expenses, difficulties, uncertainties and delays frequently encountered in connection with the early phases of a new business. Unanticipated difficulties relating to marketing, manufacturing or competition, for instance, could materially adversely affect RCI's ability to achieve its business objectives. Certain of RCI's customers have experienced technical and mechanical difficulties with the casting machines. RCI has had to make service calls on those machines and is making design modifications to its equipment and components. There is no assurance that design modifications will solve problems that have arisen and that may arise in the future. Furthermore, there is no assurance that RCI will not experience a high number of returns which would adversely affect the operating results, financial condition and business performance of RCI and the Company. See "Item 1. Business - Rapid Cast, Inc" in the Company's 1996 Form 10-K.

     RISK OF UNCERTAIN MARKET ACCEPTANCE; COST OF LENSYSTEM. RCI's success depends substantially upon the acceptance of the LenSystem as an alternative to traditional methods of purchasing and fabricating eyeglass lenses. Factors that may adversely affect market acceptance include potential customers' unfamiliarity with the Company's relatively new technology, lens making processes, products, lens designs and materials, their reluctance to change current methods of purchasing and fabricating lenses, and the initial capital investment in purchasing the LenSystem. Furthermore, potential customers may be reluctant to purchase the LenSystem because it cannot currently manufacture all possible prescriptions and lens types. In addition, lens dispensers can obtain single vision lenses (approximately 50% of the lens type dispensed) at prices competitive with or lower than the cost of producing such lenses utilizing the LenSystem. After LenSystems are purchased, there can be no assurance that customers will continue to use their LenSystem to fabricate lenses. Consequently, there can be no assurance that customers will accept RCI's products as an alternative to traditional methods of purchasing and fabricating optical lenses. Moreover, market acceptance of the LenSystem will depend, in large part, upon its pricing (of both the LenSystem and the Rapid Cast Liquid Monomer) and RCI's ability to demonstrate the advantages of the LenSystem over competing products, technologies, and current distribution channels. See "Item
1. Business - Rapid Cast, Inc." in the Company's 1996 Form 10-K.

     OPERATING LOSSES; NEED FOR ADDITIONAL FINANCING; UNCERTAINTY OF ADDITIONAL FINANCING. RCI's operations to date have consumed substantial amounts of capital, and RCI expects its capital and operating expenditures to increase in the next few years. Such operating expenses are currently, and may continue to, exceed RCI's revenues. RCI has not been profitable since its inception. While RCI recently received a substantial capital investment from a group of private institutional investors, these investors are not obligated to invest additional capital in RCI and there is no assurance that the capital invested to date will be adequate for RCI's needs. See "THE COMPANY - Recent Capitalization of RCI." There is no assurance that RCI will be able to obtain additional financing or capital from any other source. RCI's need for additional financing will depend upon numerous factors, including, but not limited to, the extent that and duration of RCI's future operating losses, the level and timing of future revenues and expenditures, market acceptance of new products, the results of ongoing research and development projects, competing technologies, market developments, and the ability of RCI to maintain and develop additional collaborative arrangements and international distribution agreements. To the extent that existing resources are insufficient to fund RCI's activities, RCI may seek to raise additional funds through public or private financings. There can be no assurances that additional financing will be available or, if available, that it will be available on acceptable terms. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders may result. If adequate funds are not available, RCI's results of operation may be adversely affected. See "Item 1. Business - Rapid Cast, Inc." in the Company's 1996 Form 10-K.

     COMPETITION. The vision care industry is subject to intense competition from a variety of sources. RCI competes with conventional channels of distribution, including lens manufacturers and wholesale lens laboratories and, to a lesser extent, with manufacturers of point of sale lens fabrication systems, manufacturers of contact lenses and providers of equipment related to medical treatments to correct refractive disorders. Many of RCI's competitors have significantly greater financial, technological, marketing and other resources than RCI, which could enable such competitors to develop new processes or products that could render RCI's products obsolete or less competitive. In addition, many of RCI's competitors have significantly greater experience than RCI in developing new lenses, lens materials and fabrication technologies, and there can be no assurance that RCI will be able to compete effectively with such competitors. The effects of such competition could have a material adverse effect on RCI's financial condition and results of operations.

     RAPID TECHNOLOGICAL CHANGE. The potential market for the LenSystem is one characterized by rapidly changing technology, and many of RCI's competitors have substantially greater resources for the research and development of new technologies than RCI will have for such purposes. There can be no assurance that technologies or medical advances, including, without limitation, laser vision correction, Radial Keratotomy (RK) and new ophthalmic drugs which could obviate the need for prescription lenses, will not render the LenSystem uncompetitive or obsolete. RCI's ability to anticipate changes in technology, and then to improve the Technology or development or acquire new technologies in response to such changes, will therefore be a critical factor affecting RCI's ability to grow and become profitable. There accordingly can be no assurance that the Technology will not be subject to the development or widespread acceptance of any new processes or products that cause the Technology to become noncompetitive, incompatible, or result in early product obsolescence, or that RCI's business will not be materially adversely affected as a result. Substantial research and development is being conducted by competitors and others with respect to lens fabrication systems that could enable eyewear dispensers to fabricate plastic eyeglass lenses at the point of sale. RCI believes that this research and development will continue and may intensify and accelerate. The development or widespread acceptance of any new process or products, including new lens shapes, sizes, coatings and materials that cause RCI's products to become obsolete, noncompetitive or incompatible, would have a material adverse effect on RCI's financial condition and results of operations.

     THE OPTICAL MARKETPLACE. RCI's success will depend, in significant part, on its ability to anticipate trends and changes in the optical marketplace and to develop or acquire technology capable of satisfying the demands of the marketplace in connection with such trends and changes. Among the factors RCI must be aware of are fashion, lens material, lens coatings and treatments. Some or all of the changes required to be made in response to these factors may not be adaptable to an onsite lens manufacturing environment and could have a material adverse effect on RCI's financial condition and results of operations.

     PATENTS AND PROPRIETARY RIGHTS.   In February 1995, RCI acquired all of the
capital stock of Q2100 and thus all of Q2100's issued patents and patent applications that relate to the Technology. As of the date of this Prospectus, five United States patents have issued, eight United States patent applications are pending, and over 20 foreign applications are pending. RCI's success depends, in significant part, on its ability to obtain patent protection for its products, both in the United States and in other countries, to preserve its intellectual property rights and to operate without infringing on the rights of third parties. There can be no assurances that RCI will be able to protect its intellectual property rights adequately, that competitors will not be able to develop similar technology independently, that the claims allowed on any patents held by RCI will be sufficiently broad to protect RCI's technology or that RCI's patents will provide a significant competitive advantage for its products. Moreover, RCI believes that obtaining foreign patents may be more difficult than obtaining domestic patents because of differences in patent laws. In addition, the protection provided by foreign patents, once they are obtained, may be weaker than the protection provided by United States patents. The failure by RCI to protect adequately its intellectual property rights could have a material adverse effect on RCI's financial condition and results of operations. RCI has been the subject certain legal disputes involving the intellectual property rights of others.  See "Item 3. Legal Proceedings - Patent
Infringement Lawsuit" in the Company's 1996 Form 10-K.  The patent infringement suit entitled RONALD BLUM O.D. VS. RAPID CAST, INC., ET AL. has been settled. See "THE COMPANY - Settlement of Patent Infringement Lawsuit
by RCI." Any litigation in the future to enforce patents issued to RCI, to protect trade secrets or know-how possessed by RCI or to defend RCI against claimed infringement of the rights of others would be time-consuming and costly, and could have a material adverse effect on RCI's financial condition and results of operations. Additionally, the manufacture and sale of products that RCI develops or markets may involve the use of processes, products or information, the rights to which may be held by others. There can be no assurance that RCI will be able, for financial reasons or otherwise, to obtain ownership or license rights with regard to the use of such processes, products or information or, if obtained, that the use of such rights will be on terms favorable to RCI.  Failure to obtain such rights, if any, could have a material adverse effect upon the financial condition and results of operations of RCI.  RCI also relies, and will continue to rely, on trade secrets and proprietary know-how which it seeks to protect, in part, by secrecy agreements with its employees, consultants, licensees, potential strategic partners and others. There can be no assurance that any such agreements will not be breached, that RCI would have adequate remedies for any such breach, or that RCI's trade secrets are not already known to, or will not otherwise become known to, or be independently developed by, RCI's competitors. To the extent that consultants, licensees or other third parties (such as prospective joint venture partners or subcontractors engaged to manufacture the LenSystem) participate in RCI's projects, technological information independently developed by them or by others may be the subject of disputes as to the proprietary rights to such information, which disputes may not be resolved in favor of RCI.  The LenSystem uses as its raw material the Rapid Cast Liquid Monomer, which is injected into a lens mold and then cured (i.e., hardened) into a finished lens. The Rapid Cast Liquid Monomer is a proprietary trade secret which is not protected by any issued patents nor the subject of any patent applications.  RCI does not currently intend to
seek patent protection for the Rapid Cast Liquid Monomer.   See "Item 1.
Business - Rapid Cast, Inc. - Technical Overview of the Rapid Cast LenSystem" in the Company's 1996 Form 10-K.

     MANUFACTURING UNCERTAINTIES. RCI currently does not have the facilities to manufacture the LenSystem's equipment components and raw materials (i.e., the Rapid Cast Liquid Monomer) and has no plans to develop its own manufacturing capabilities. RCI engages subcontractors and licensees to produce such components and raw materials. RCI is at present substantially dependent upon four suppliers from which it purchases different components and the Rapid Cast Liquid Monomer. RCI believes that it could take in excess of six months to secure alternatives for its suppliers in the event of the loss of RCI's current suppliers. The glass molds utilized by the LenSystem to produce a specific progressive multifocal design are available from only one supplier. Alternative suppliers for those glass molds or any other component of the LenSystem may not be available. RCI has certain of its components and tooling manufactured abroad and may have additional components provided by foreign suppliers in the future. The loss of a supplier for any material or component used by RCI or the inability of a supplier to fulfill RCI's requirements might cause significant delays in deliveries and the incurrence of additional costs. Such delays or increased costs could have a material adverse effect on RCI's financial condition and results of operations.

     MARKETING UNCERTAINTIES, DOMESTIC. RCI's marketing efforts in the United States have relied primarily on trade journals, trade shows and conventions to present its products to the marketplace. RCI has not expended significant funds on direct or other marketing campaigns and has a dedicated sales and marketing staff of four persons. There can be no assurance that the implementation of RCI's future marketing plans will be effective or that RCI will not be required to expend more than it currently anticipates in order to market its products.

     MARKETING UNCERTAINTIES; INTERNATIONAL. RCI generally markets its LenSystem internationally through exclusive local distributors and has entered into several exclusive distribution agreements worldwide. There can be no assurance that the purchase commitments and other obligations contained in these agreements will be honored. Nor can there be any assurance that suitable distributors for other countries to which RCI is not currently distributing will be found. Laws and regulations imposed by foreign countries may also adversely affect the marketing or commercial viability of the LenSystem and the Rapid Cast Liquid Monomer. Additionally, significant fluctuations in the value of the United States dollar could adversely affect future demand for the LenSystem in foreign countries.

     PRODUCT LIABILITY CLAIMS AND UNINSURED RISKS. The manufacturing, marketing and sale of prescription ophthalmic lenses entail the inherent risk of exposure to product liability claims. These claims might be made by, among others, consumers who purchase lenses manufactured by, or businesses that utilize, the Lensystem. Currently, RCI maintains product liability insurance which provides coverage of $6,000,000 per occurrence and $7,000,000 in the aggregate. There can be no assurance that RCI will be able to maintain such insurance at commercially reasonable rates, if at all, or that the coverage provided thereby is sufficient to fully protect RCI against liability. RCI's inability or failure to protect itself adequately against such liabilities could have a material adverse effect upon its prospects, financial condition and results of operations.

     EQUIPMENT INSTALLATION AND SERVICE. RCI does not presently have any contracts or arrangements with qualified companies to install and service the LenSystem, currently relying on its staff of installers and technicians. Furthermore, equipment malfunctions have caused and may in the future cause RCI to incur unanticipated operating expenses that may not be covered by component manufacturers' warranties. See "RISK FACTORS - Risks Relating to RCI - Recent Emergence From Development Stage."

     DEPENDENCE UPON KEY PERSONNEL. The success of RCI will be largely dependent upon the continuing services and efforts of certain of its directors and executive officers. The loss of the services of Frank Pipp, John Vidovich, or certain other officers or consultants could have a material adverse effect upon RCI's ability to achieve its business objectives. RCI expects that its ability to achieve its business objectives will also depend in large part upon its ability to attract and retain highly qualified management personnel in the future, including sales, marketing and scientific staff. There can be no assurance that RCI will be able to attract and retain personnel with the requisite skills and experience necessary to successfully manage RCI's business and operations.

     REGULATORY CONSIDERATIONS. The lenses produced by the LenSystem are regarded by the United States Food and Drug Administration (the "FDA") as medical "devices" within the meaning of the Federal Food, Drug, and Cosmetic Act (the "Food and Drug Act"), but the lenses may be marketed without pre-market notification, review, approval or clearance by the FDA. Other requirements, principally those concerning impact resistance, current good manufacturing practices, labeling and reporting of certain allegedly device-related adverse effects will apply. RCI believes that the LenSystem, as manufacturing equipment, is itself not a "medical device" under the Food and Drug Act. If the LenSystem is itself a medical device, RCI believes that LenSystem may be marketed without premarket notification, review, approval, or clearance by the FDA, although other requirements, principally those concerning current good manufacturing practices, labeling, and reporting of certain allegedly device-related adverse affects, and of device malfunctions in certain circumstances, would apply. In any event, certain state and local government authorities (such as the State of California) also regulate medical device manufacturers. Depending upon where LenSystem equipment is manufactured, RCI may be subject to such additional state regulations. Although there can be no assurance in this regard, RCI does not anticipate that compliance with such governmental regulation will have an adverse effect upon its business. Failure to comply with FDA, and in some cases, the state requirements, could result in civil sanctions, e.g., product seizure, injunction versus product manufacturing or distribution, or criminal prosecution and conviction. In addition, certain legal impediments and foreign regulatory restrictions may affect the sale and exportation of the LenSystem to countries other than the United States.

     PAYMENT OF ACQUISITION PRICE OF RCI. The Company issued 600,000 shares of restricted Common Stock to the founding shareholders of RCI to complete the payment of the purchase price of 51% of RCI in lieu of issuing up to 750,000 shares of performance based stock. RCI's financial performance during the twelve month period ending March 31, 1996 indicates that the founding shareholders of RCI would not have been issued any additional shares of the Company's common stock under the original stock purchase agreement. See "Item
1. Business -Acquisition of Rapid Cast, Inc." in the Company's 1996 Form 10-K.

     NO ANTICIPATED DIVIDENDS. Since inception, RCI has not declared or paid any cash dividends on its common stock and does not anticipate paying any cash or other dividends on its common stock in the foreseeable future. The declaration and payment of any cash dividends in the future will be determined solely by the Board of Directors of RCI (which will, for the foreseeable future, be elected by RCI's current stockholders, including the Company).

     AUTHORIZATION AND ISSUANCE OF ADDITIONAL SECURITIES.  RCI's
Certificate of Incorporation authorizes the issuance of up to 60,000,000 shares of common stock and 42,500,000 shares of preferred stock. RCI's Board of Directors has the power to issue any and all of such shares without stockholder approval. RCI may issue a substantial number of additional shares in the future including additional shares of convertible preferred stock to existing investors, not including the Company, who have an option to purchase more shares of RCI's preferred stock. See "THE COMPANY - Recent Capitalization of RCI.". Furthermore, there are outstanding a substantial number of warrants and options to purchase a substantial number of additional shares of the common stock of RCI, the exercise of which would result in a significant dilution of the Company's ownership in RCI. To the extent that additional shares of common or preferred stock are issued, dilution of the interests of RCI's stockholders, including the Company, will occur.

     OPTION PLAN. Pursuant to its stock option plan, RCI may grant options to purchase up to 4,514,732 shares of its common stock to directors, officers and employees of, and consultants to, RCI. RCI has issued options to purchase 3,260,000 shares of common stock under the option plan. During the respective exercise periods of the above-mentioned options, the holders thereof are given an opportunity to profit from a rise in the market price of the common stock (if RCI's stock becomes publicly traded), with a resultant dilution of the interests of the then existing stockholders. As a result, the terms upon which RCI may obtain additional equity financing during such periods could be adversely affected. These holders may be expected to exercise their rights to acquire common stock at a time when RCI would, in all likelihood, be able to obtain needed capital through a new offering of securities on terms more favorable than those provided by these options. See "THE COMPANY - Recent Capitalization of RCI."

GENERAL RISKS

     BUSINESS DEPENDENT ON KEY PERSONNEL. The Company's business is partially dependent upon the performance of certain key individuals, including its President and Chief Executive Officer, and certain executives of its wholly-owned subsidiaries, NTC and GenSource. The Company has entered into an employment agreement (expiring on June 30, 2002) with Melvyn Reznick, its President and Chief Executive Officer, and an employment agreement expiring on December 31, 1999 with Stephen A. Caswell, its Secretary and Vice-President. NTC has entered into employment agreements with Edward R. Jacobs, the Chief Executive Officer of NTC (i.e. expiring on July 25, 1999), and James R. Quandt, a new President of NTC (i.e. expiring January 6, 2000). RCI has entered into employment agreements with several of its executives. The Company and its subsidiaries do not anticipate a termination of their employment relationships with any of their key executives. RCI does not yet have a permanent Chief Executive Officer and is utilizing the services of an independent consultant and its newly appointed Chairman of the Board to fill that role until a permanent Chief Executive Officer is hired. While the independent consultant to RCI is currently its acting Chief Executive Officer, there is no assurance that RCI will be able to hire a permanent Chief Executive Officer, or that the absence of a permanent Chief Executive Officer will not have a material adverse effect on RCI's financial condition or results of operation. Furthermore, the loss of one or more key executives of the Company, NTC or GenSource could have an adverse impact on the Company's and its subsidiaries' business. The Company and its subsidiaries may also incur significant severance payment obligations if these employment agreements are terminated in certain circumstances. See "Item 1. Business - Employees" in the Company's 1996 Form 10-K.


     DILUTION CAUSED BY FUTURE SALES OF SHARES. As of January 16, 1998, the Company has approximately 2,339,134 shares of Common Stock (not including the Shares, the Underlying Shares or outstanding shares of Series A Preferred or Series B Preferred) issued and outstanding which may be deemed "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). The restricted securities may be sold in the future in compliance with Rule 144 or Regulation S of the Securities Act. Ordinarily, under Rule 144 a person who is an affiliate of the Company (as that term is defined in Rule 144) and has beneficially owned restricted securities for a period of two years may, every three months, sell in brokerage transactions an amount that does not exceed the greater of (i) 1% of the outstanding class of such securities or (ii) the average weekly trading volume in such securities on all national exchanges or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. A person who is not an affiliate of the Company who beneficially owns restricted securities is also subject to the foregoing volume limitations but may, after the expiration of three years, sell unlimited amounts of such securities under certain circumstances. Pursuant to Regulation S, foreign shareholders may resell their shares without restriction after the expiration of 40 days from the date of the sale of the stock to them. The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including the Shares and the Underlying Shares) in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Company's Common Stock. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.


     DILUTION CAUSED BY FUTURE ISSUANCES OF STOCK BY THE COMPANY. The Company's Certificate of Incorporation, as amended, authorizes the issuance of 20,000,000 shares of Common Stock and 100,000 shares of preferred stock. The Company currently has approximately 14,006,793 shares of Common Stock outstanding (including 1,500,000 shares reserved for issuance to the class plantiffs pursuant to the settlement of SAUNDRA GAYLES vs. INCOMNET, INC. AND SAM D. SCHWARTZ), 1,825 shares of the Series A Preferred Stock and 2,434 shares of Series B Preferred Stock outstanding. Assuming the issuance of all of the Shares covered by this Prospectus, and the issuance of the number of Underlying Shares based on the exercise of all Warrants and the conversion of Series A Preferred at the maximum average conversion price of approximately $4.44 per share, the conversion of 2,434 shares of Series B Preferred at a maximum average conversion price of approximately $3.97 per share, and the conversion of the Debentures at a conversion price of $1.09 per share, the Company would have 16,720,057 shares of its Common Stock outstanding, not including shares issuable upon the exercise of other outstanding options and warrants. The remaining shares of Common Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's stockholders. Any such issuance could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. See "RISK FACTORS - Possible Effect of Reverse Stock Split or Business Combinations" and "DESCRIPTION OF CAPITAL STOCK."

     POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK. The Company's Certificate of Incorporation, as amended, authorizes the issuance of a maximum of 100,000 shares of Preferred Stock on terms that may be established by the Company's Board of Directors without further stockholder action. In September and October 1996 the Company issued $2,440,000 of Series A 2% Convertible Preferred Stock which is convertible into the Company's Common Stock based on a price equal to the lesser of the bid price of the Company's Common Stock on the date of funding (i.e. ranging from $4.125 to $4.75 per share), or 80% of the average bid price during the five trading days immediately preceding the date of the conversion. In July and again in November 1997, The Company issued a total of $2,434,000 of Series B 6% Convertible Preferred Stock which is also convertible into the Company's Common Stock based on a price equal to the lesser of the bid price of the Company's Common Stock on the date of funding (i.e. ranging from $3.00 to $4.29 per share) or 80% of the average bid price during the five trading days immediately preceeding the date of conversion. Furthermore, options to purchase up to 450 additional shares of Series B Preferred have been granted. Consequently, the Common Stockholders will experience dilution from the conversion of the Preferred Stock. The dilution will be greater to the extent that the bid price of the Company's Common Stock is lower at the time of conversion, since more shares of Common Stock will be issued for each share of outstanding Series A Preferred and Series B Preferred. Furthermore, while the Preferred Stock remains outstanding, the Company is subject to certain restrictive covenants. See "THE COMPANY - Issuance of Convertible Preferred Stock." The terms of any other series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could also adversely affect the rights of holders of the Common Stock. To date, no Preferred Stock other than the Series A Preferred and Series B Preferred have been issued by the Company, although the Company may issue more Series B Preferred in the future. The issuance of Preferred Stock could make the possible takeover of the Company or the removal of the Company's management more difficult, or otherwise dilute the rights of holders of Common Stock and the market price of the Common Stock. See "DESCRIPTION OF CAPITAL STOCK - Preferred Stock."

     POSSIBLE EFFECT OF REVERSE STOCK SPLIT OR BUSINESS COMBINATION. The number of shares of the Company's Common Stock outstanding or issuable upon the conversion or exercise of outstanding securities issued by the Company is approaching the total authorized number of shares of the Company's Common Stock. As a result, or in order to implement a business combination in the future or for others reasons, the Company may effect a reverse split of its outstanding stock. A reverse stock split may cause the market price of the Company's stock to decline, and may result in dilution of the existing shareholders' ownership of the Company if the reverse stock split is implemented in connection with a business combination with another entity. There is no assurance that a reverse split of the Company's outstanding stock or a business combination with another entity, if implemented, would not have a material adverse effect on the market price or value of the Company's stock, or on the operating results, financial condition or business performance of the Company.

                                   THE COMPANY

GENERAL

     The Company and its wholly-owned subsidiaries, NTC and GenSource, are engaged in three businesses: (i) interactive communications networking services by the Company, (ii) the provision of long distance telephone services by NTC, and (iii) the development, marketing, maintenance, and enhancement of computer software for the processing of insurance and insurance - related claims.

     The Company provides interactive communications networking services using its proprietary communications software, a central message switching computer and front-end network processor. All subscribers to Incomnet's communications network can simultaneously access the information on the system, can communicate on the system on a real-time basis and can leave electronic messages. The technology is particularly well suited to networks of buyers and sellers because requests for quotes can be broadcast to all participants simultaneously, while responses and subsequent negotiations associated with the quote can be done privately.

     The Company's major network is the Auto Dismantler Network, known under the tradename "AutoNETWORK," which currently links several hundred licensed automobile dismantlers in California, Colorado, Nevada, Arizona, Oregon and Washington. AutoNETWORK is a monthly subscription service that automobile dismantlers utilize to buy, sell and trade used parts that have been salvaged from automobiles damaged in traffic collisions. The Company continually evaluates other applications for its telecommunications networking technology, including other industries where electronic broadcast and point-to-point communications would add value to the conduct of their business. See "Item 1. Business - AutoNETWORK" and "Item 1. Business - Network Services" in the Company's 1996 Form 10-K.

     The Company was incorporated under the laws of the State of California in 1974. Its principal place of business is located at 21031 Ventura Boulevard, Suite 1100, Woodland Hills, California 91364. Its telephone number is (818) 887-3400. Additional information about the Company is included in documents incorporated by reference in this Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     The Company's wholly owned subsidiary, NTC, is an inter-exchange carrier and reseller of long distance telephone services and provides nationwide long distance telephone access to commercial and residential customers across the United States. Customers of NTC purchase and pay for specific amounts of time either through direct billing from NTC, billing from the customer's local telephone company, or by prepaying for the use of NTC calling cards. NTC's primary products are its Call $aver Calling Card, its Sure $aver Calling Card, and its Dial-1 Telephone Service. In order to provide these NTC services, NTC purchases large amounts of long distance time from national and regional carriers at rates based upon high volume usage. NTC then resells this time to customers at discounted retail rates. Its calling cards also eliminate the calling card surcharges generally imposed by AT&T, MCI and Sprint. NTC utilizes a multi-level marketing network of independent sales representatives to market its long distance telephone services to retail customers. NTC was incorporated under the laws of the State of Nevada on September 6, 1984. Its principal offices are located at 2801 North Main Street, Irvine, California 92714 and its telephone number is (714) 251-8000. See "Item 1. Business - Acquisition of National Telephone Communications, Inc. -Operations." See also "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    The Company's other wholly-owned subsidiary, GenSource (previously known as California Interactive Computing, Inc.) is engaged in the development and marketing of software that is used to process insurance-related claims, including workers compensation, disability, general medical, and property and casualty claims. Its software is licensed to companies which provide their own insurance and claims administration, to insurance companies, and to third-party administrators who process claims for either self-insured companies or for insurance companies. GenSource's trademarked line of software products include GenCOMP-TM-, GenMED-TM-, GenDIS-TM-, GenPAC-TM-, GenRISK-TM-, GenIRIS-TM- and Top Rate-TM-. In addition, GenSource also offers several computer and service-related products, including GenARS-TM-, which is an optical disk-based information storage and retrieval system, and GenSERVE-TM-, which is a maintenance and service program for customers. GenSource is currently in the process of enhancing its computer software products for windows applications utilizing new capital being invested into it by Incomnet, Inc. GenSource was incorporated in 1977 in California and has provided computer software for claims processing for 20 years. See "THE COMPANY - Acquisition of California Interactive Computing, Inc."

     The Company owns a minority interest in RCI. RCI manufactures and markets the Fast Cast-TM- LenSystem that allows retail optical stores and wholesale optical lens manufacturing laboratories to produce single vision, flat-top bifocal and progressive bifocal lenses on demand, and in minutes. The Fast Cast-TM-LenSystem uses a series of high-accuracy prescription glass molds that are filled with a proprietary liquid monomer (plastic). When exposed to ultraviolet light within the system's curing chamber, the monomer undergoes a chemical reaction that rapidly "cures" or hardens the lens in 15 minutes. RCI commenced assembling and marketing the Rapid Cast equipment, molds and liquid monomer for the Fast Cast-TM- LenSystem in February 1995, when it acquired 100% of the outstanding stock of Q2100, Inc. from Pearle, Inc., and when the Company acquired its ownership interest in RCI. See "Item
1. Business - Acquisition of Rapid Cast, Inc." and "Item 1. Business - Rapid Cast, Inc." in the Company's 1996 Form 10-K.

APPOINTMENT AND ELECTION OF NEW DIRECTORS BY THE COMPANY

     On January 20, 1997, the Company's Board of Directors appointed Dr. Howard Silverman to fill a vacancy and become a member of the Board of Directors.
Since March 1996, Dr. Silverman has been consulting for various companies in the optical and financial areas, including Andrew, Alexander, Wise & Company in New York, and Rapid Cast, Inc. From August 1995 to March 1996, Dr. Silverman
served as a Vice-President of Corporate Finance for Rickel & Associates, an investment banking firm. From 1991 until he joined Rickel & Associates in 1995, Dr. Silverman was an independent business consultant specializing in early stage and mid-size operating companies. From 1985 to 1991, Dr. Silverman was the founder and Chairman of the Board of Directors of Vision Sciences, Inc., a company that developed, manufactured and sold in-office lens casting systems, which enabled the optical retailer to cast his own finished plastic optical lenses. Dr. Silverman was a member of the Board of Directors and the director of business development for Staar Surgical Co., Inc., a publicly owned company, from 1984 to 1990. He was the co-founder and Chief Operating Officer of Hydro-Optics, Inc., a manufacturer of hydrophilic contact lens, from 1974 until 1984. Dr. Silverman has also been the Vice President and Chief Operating Officer of Diversified Health Industries, Inc. and the President and Chief Executive
Officer of Precision Contact Lens, Inc.   Dr. Silverman had a private optometric
practice in New York City from 1968 to 1972, specializing in contact lenses.
Dr. Silverman earned a Bachelor of Science in Chemical Engineering from the College of the City of New York in 1965 and a Doctor of Optometry from Illinois College of Optometry in 1968. See the Company's Report on Form 8-K, dated January 20, 1997.

On August 13, 1997, the Company's Board of Directors appointed three more members to the Board, David Wilstein, Richard M. Horowitz and Stanley Weinstein. See the Proxy Statement for the 1997 Annual Meeting of the Shareholders of the Company and the Company's Report on Form 8-K, dated August 13, 1997. On December 15, 1997, the Company held its annual meeting for the shareholders at which Rolf Lesem was elected as a director of the Company by a write-in cumulative vote. In order to provide a position for Mr. Lesem on the Board of Directors, Albert Milstein resigned as a director of the Company. On December 26, 1997, Stanley Weinstein resigned from the Company's Board of Directors because of personal, business and family commitments. Both resignations were accepted by the Company, and the vacancy left because of Mr. Weinstein's resignation has not yet been filled. Accordingly, the Company currently has six directors on a Board of Directors with a designated size of seven members. The following members joined the Board since August 13, 1997:

Richard M. Horowitz, 56, has served as President of Management Brokers Insurance Agency (Beverly Hills, California) since 1974. He also serves as Chairman of Leviathan Corporation, a computer sales, consulting and software company, and Chairman of Dial 800, Inc., a telecommunication company. Since 1990, he has been a member of the Board of Directors of Trio-Tech International, a company that produces environmental testing equipment. He has an MBA from Pepperdine University.

Rolf Lesem, 66, received his Bachelor's of Mechanical Engineering from Cooper Union School of Engineering in 1953 and his Master's of Science in Mechanical Engineering from Cornell University in 1955. He has also taken graduate courses at the University of California in Los Angeles, California. Mr. Lesem has spent his career as a mechanical engineer in the aerospace industry. Since 1995, he has been involved in the design of ruggedized handheld computing systems for Litton Data Systems in Moorpark, California. In 1993 and 1994, he was involved in the design of photographic processing equipment for Colourtronic in Chatsworth, California. From 1986 to 1993, he worked for Teledyne Systems Co. in Northridge, California designing air and spacecraft subsystems.

David Wilstein, 69, is the President and Chairman of the Board of the Realtech Group, a real estate development and management firm in Los Angeles, California, which he founded in 1968. He is also the Chairman of the Board of Aero Products Research, a company that develops plastic products, and is a member of the Board of C. L. Systems, a company that develops electro-optical test equipment. Mr. Wilstein has a B.S. in civil-structural engineering from the University of Pittsburgh.

APPOINTMENT OF NEW EXECUTIVE OFFICER OF NTC

     On January 6, 1997, NTC entered into an employment agreement with James R. Quandt pursuant to which Mr. Quandt is serving as the President of NTC's newly formed operating division, and will be nominated to become a member of NTC's Board of Directors. The employment agreement contemplates that Mr. Quandt will eventually become the Chief Executive Officer of NTC upon the retirement of Edward Jacobs, the current Chief Executive Officer, which is presently scheduled for January 1, 1999.

     Mr. Quandt's employment agreement commenced on January 6, 1997 and has a term of three years. The employment agreement provides for Mr. Quandt to implement a separation of the functions of the Company into an operating division, with primary responsibility for the telephone business, and a marketing division, with primary responsibility for the independent sales representatives. Until Mr. Quandt becomes the Chief Executive Officer of NTC (which is contemplated but not guaranteed), he and the President of the newly formed marketing division will report to Mr. Jacobs. The employment agreement recites that Mr. Jacobs also contemplates retiring as the Chairman of the Board of Directors of NTC on July 25, 1999, although such retirement is not contractually mandated. The employment agreement contemplates that Mr. Quandt may be nominated to become the Chairman of the Board of Directors of NTC upon Mr. Jacobs' retirement from that position.

     Pursuant to the employment agreement, Mr. Quandt is entitled to the following compensation: (1) A base salary of $40,000 per month, (2) an incentive bonus equal to one and one-half (1.5%) of the quarterly net profit earned by NTC, provided that the quarterly net profit is at least $1,250,000, the payment of the bonus does not cause the quarterly net profit of NTC to be less than $1,250,000, and NTC's pretax profit for the succeeding calendar quarter is reasonably expected to exceed the minimum quarterly net profit of $1,250,000, and (3) nonqualified stock options to purchase 600,000 shares of the common stock of NTC. The stock options will have an exercise price determined by the Board of Directors of NTC in accordance with the NTC Stock Option Plan, but in no event greater than the higher of $5.00 per share or the fair market value of NTC's stock at the time of the grant. See "THE COMPANY - Amendment to NTC Management Incentive Agreement." The stock options will have an exercise period of five years from the date of grant. The stock options will vest as follows: (1) 250,000 stock options will vest upon Mr. Quandt completing 15 months of employment for NTC under the employment agreement, and (2) 350,000 stock options will vest only in the event NTC achieves cumulative pretax profits which total a minimum of $10,000,000 in any four contiguous calendar quarters prior to January 1, 1998.

     In addition to the base salary, regular bonus and stock options, Mr. Quandt will earn a hiring bonus equal to $225,000, payable if NTC's quarterly net profits exceed $1,250,000, but in any event no later than December 31, 1997 with respect to $150,000 of the guaranteed hiring bonus, and the balance by no later than June 30, 1998. The hiring bonus will be paid at the rate of 1.5% of quarterly pre-tax profits of NTC in excess of $1,250,000, and if not earned in that manner, will be paid in full in two installments as follows: $150,000 by December 31, 1997 and the balance by June 30, 1998. To the extent that the regular bonus and guaranteed hiring bonuses are paid to Mr. Quandt pursuant to his employment agreement, Mr. Jacobs has agreed to waive any remaining portion of the quarterly incentive bonus payable by NTC to Mr. Jacobs (i.e. 1.5% of the pre-tax net profits in excess of $1,250,000 of net profits of NTC per calendar quarter) pursuant to Mr. Jacobs' current employment agreement with NTC.

     Under the employment agreement, Mr. Quandt is entitled to a significant severance payment if his employment terminates prior to the agreement's termination date because of his death, disability, or for a reason other than cause, or because of a voluntary resignation by Mr. Quandt for "good cause", as defined in the employment agreement. Mr. Quandt has agreed not to compete with NTC during the term of his employment agreement and for a period of one year after the agreement terminates for any reason.

     Prior to assuming his executive position with NTC, Mr. Quandt was the Chairman of the Board of Directors of Global Financial Information Corporation, a privately held group of companies in the financial information and technology industry. Global Financial Information Corporation operates from a base of 27 offices internationally, with a staff of approximately 840 professionals. From 1991 to 1995, Mr. Quandt was the President and Chief Executive Officer of Standard & Poors Financial Information Services, a subsidiary of McGraw Hill Corporation in New York, New York. At Standard & Poors, Mr. Quandt was responsible for all executive, administrative and operational functions of nine domestic and international companies that comprised the Standard & Poors Group. From 1980 to 1991, Mr. Quandt was an executive officer in various capacities with Security Pacific Bank in Los Angeles, California. Mr. Quandt was the Senior Vice President and Group Division Head of Security Pacific Bank's Financial Management & Trust Services Group from 1988 to 1991. From 1983 to 1990, Mr. Quandt was the President and Chief Executive Officer of Security Pacific Brokerage, Inc., a subsidiary of Security Pacific Bank, for which he negotiated the sale in 1990 to Fidelity Investments. Mr. Quandt was Group Vice President of Security Pacific Financial Management Centers from 1980 to 1983. From 1976 to 1980, Mr. Quandt was a Second Vice President with Smith, Barney, Harris, Upham & Co. in Los Angeles, California, and from 1972 to 1976, he was a Senior Account Executive with the Bank of America. Mr. Quandt earned a Bachelor of Science in Economic and Business Administration from Saint Mary's College of California in 1971 and completed the program at the Graduate School of Business, Management Policy Institute, at the University of Southern California. Mr. Quandt is a member of the Board of Regents of Saint Mary's College of California and the Alumni Council Board of the American Bankers Association. Mr. Quandt is also a member of the New York Municipal Forum.

REINCORPORATION OF NTC AND RESIGNATION OF DIRECTOR

    On March 20, 1997, NTC reincorporated under the laws of the State of Delaware. On March 21, 1997, Jerry Ballah resigned as an officer and director of NTC, which was accepted by the NTC Board of Directors. The Board of Directors of NTC authorized NTC to enter into a consulting agreement with Mr. Ballah pursuant to which he would provide marketing consulting services to NTC for $150,000 per year in consulting fees. The NTC Board of Directors also authorized NTC to make a one year loan of up to $600,000 to Mr. Ballah bearing interest at the applicable federal rate, evidenced by a promissory note payable to NTC. The outstanding balance of the loan is approximately $550,000 as of January 16, 1998.

AMENDMENTS TO BYLAWS

    On June 8, 1997, the Board of Directors of the Company adopted an amendment to the Company's Bylaws relating to the procedures for nominating candidates for election as directors of the Company. The amendment states as follows:

    "Section 3.A. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section 3A shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 3A, who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of this Section 3A. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, a stockholders' notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that with respect to the annual meeting of stockholders to be held in 1997 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation or public disclosure of the date of the special meeting was made, whichever first occurs.

    Any such stockholder's notice to the Secretary of the Corporation shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the Corporation beneficially owned by such person, (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (y) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares of each class of voting stock of the Corporation which is then beneficially owned by such stockholder. The presiding officer of the meeting of stockholders shall determine whether the requirements of this Section 3A have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this
Section 3A, he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3A, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3A."

On August 13, 1997, the Board of Directors of the Company adopted an amendment to the Company's Bylaws providing that the fixed number of directors of the Company will be seven members rather than six members, within a range of permitted directors numbering a minimum of five and a maximum of nine. On November 17, 1997, the Board of Directors adopted an amendment to the Company's Bylaws providing for the requirement that any resolution to be adopted by the Company's Board of Directors must be approved by a majority of the directors comprising a quorum plus one. Accordingly, if seven members of the Board are present, the approval of five is required to adopt a resolution. A quorum is present for meetings of the Company's Board of Directors if a majority of the Board is present.

GRANT OF STOCK OPTIONS AND OTHER COMPENSATION BY THE COMPANY

     The Company's Board of Directors approved the following executive compensation for the President and Secretary of the Company at its Board meeting on January 21, 1997, pursuant to the recommendation of the Company's Compensation Committee:

     (1) Melvyn Reznick's annual salary for the twelve month period commencing on December 1, 1996 and ending on December 1, 1997 was increased to $250,000. Mr. Reznick was granted a cash bonus of $40,000. He was also granted options to purchase a certain number of shares of NTC common stock from the Company. The number of options to purchase NTC stock would have been equal to $135,000 divided by the fair market value of each share of NTC stock on December 31, 1996. The exercise price would have been equal to the fair market value of NTC stock and the term of the options would have been three years. In June 1997, Mr. Reznick elected to accept his bonus in cash in lieu of options to purchase NTC stock from the Company. The Company's Compensation Committee also recommended that Mr. Reznick's bonus for 1997 be $100,000, subject to the approval of the Company's Board of Directors early next year, provided that the Board determines that Mr. Reznick satisfies the following criteria: The Company completes the spin-off of 10% of the common stock of NTC that it owns, the pending investigation of the Company by the Securities and Exchange Commission is settled and terminated, the Company's legal and regulatory issues are under control and, if possible, resolved, the Company expands its corporate communications activities so that its stock is presented properly to the investment community, the Company develops a new source of revenues and profits so that Incomnet, Inc. has a clear potential to cover its costs independent of NTC and RCI, and there is significant appreciation in the value of the Company's stock.

     (2) Stephen A. Caswell's annual salary for the twelve month period commencing on January 1, 1997 was increased to $115,000. Mr. Caswell was granted a cash bonus of $10,000. He was also granted options to purchase a certain number of shares of NTC common stock from the Company, which would have been calculated in the same manner as for Mr. Reznick, except that the dollar amount of options is $40,000 rather than $135,000. In June 1997, Mr. Caswell elected to accept his bonus in cash in lieu of options to purchase NTC stock from the Company. The Compensation Committee recommended and the Board of Directors approved a potential cash bonus of $35,000 for Mr. Caswell for 1997, provided that the Company achieves the same goals as are applicable to Mr. Reznick's potential 1997 bonus.

     On January 21, 1997, the Board of Directors granted the following stock options to the following officers, directors and consultants to the Company. The options granted to the directors of the Company were not granted pursuant to and are not covered by the provisions of Incomnet, Inc.'s 1996 Stock Option
Plan:


                                  Number                                                   Potential Realizable Value
                                  of Stock        Exercise                                 at Assumed Annual Rates of Stock
Name                              Options         Price               Date of Expiration   Price Appreciation for Term (3)
----                              --------        --------            ------------------   --------------------------------
                                                                                                 5%               10%
                                                                                                ----            -------
Howard Silverman                  35,000          $4.25                1/21/2002             $  0              $ 14,700
Albert Milstein                   35,000          $4.25                1/21/2002             $  0              $ 14,700
Nancy Zivitz                      35,000          $4.25                1/21/2002             $  0              $ 14,700
Stephen Caswell                   40,000(1)       $4.25                1/21/2002             $  0              $ 16,800
Mark Richardson(2)                20,000          $4.25                1/21/2002             $  0              $  8,400

------------------------------


(1) These stock options are pledged to the Company as additional collateral to secure the nonrecourse loan by the Company to Mr. Caswell made on November 15, 1995, which is also secured by 20,000 shares of the Company's Common Stock owned by Mr. Caswell. The current outstanding balance of the loan is approximately $340,000.

(2)  Mr. Richardson is corporate legal counsel to the Company.  See "LEGAL
     MATTERS."

(3) The assumed appreciation is calculated from the last sale price of the Company's Common Stock on the NASDAQ over-the-counter market on November 26, 1997, which was $2.90 per share.

     The members of the Compensation Committee are Albert Milstein, Nancy Zivitz and Dr. Howard Silverman. Dr. Silverman joined the Compensation Committee upon his appointment as a director on January 20, 1997. He did not participate in the issuance of the report by the Compensation Committee relating to the recommendations for compensation for Mr. Reznick and Mr. Caswell, as described above, which were adopted by the full Board of Directors on January 21, 1997. Mr. Caswell was a member of the Compensation Committee until he resigned from it on June 27, 1997. Mr. Caswell did not vote on the recommendations of the Compensation Committee relating to his compensation from the Company. In approving the recommendations to the Board of Directors for Mr. Reznick's and Mr. Caswell's compensation, the Compensation Committee in its report noted extraordinary work performed by these executives under difficult conditions. Mr. Reznick performed an important role in financing and procuring the equity financing for Rapid Cast, Inc., one of the Company's subsidiaries. Mr. Reznick personally made and guaranteed bridge loans to Rapid Cast, Inc. as well as coordinating negotiations with J.P. Morgan and The Clipper Group to complete the institutional financing of Rapid Cast, Inc. Mr. Reznick is serving a key role on the Board of Directors, Audit

Committee and Compensation Committee for Rapid Cast, Inc. He also works extensively with the research and development department of Rapid Cast, Inc. The Compensation Committee and the Board of Directors believes that the institutional financing of Rapid Cast, Inc. may not have been accomplished without the financial and managerial involvement of Mr. Reznick.

     The Compensation Committee noted that Mr. Reznick was also instrumental in resolving the issues with National Telephone & Communications, Inc., the Company's 100% owned subsidiary, including initiating the procedures necessary to accomplish the eventual spin-off of a portion of the Company's NTC shares. The current management incentive agreement with NTC provides Incomnet, Inc. with a reliable source of working capital in 1997. The Compensation Committee also noted that Mr. Reznick served as an effective leader in resolving and making progress in resolving difficult legal and regulatory issues affecting the Company. The Compensation Committee made a comparative analysis of Mr. Reznick's annual salary in relation to the salaries of chief executive officers of public companies of approximately the same size, as well as the salaries of the chief executive officers of NTC and RCI, and determined that the recommendation for Mr. Reznick's compensation was fair and reasonable.

     The Compensation Committee also issued a report with respect to Mr. Caswell which noted his valuable work in providing support for the Company's litigation tasks, including his assistance in the pending legal action for the recovery of short swing profits for the Company in MORALES VS. INCOMNET, INC. AND SAM D. SCHWARTZ. Mr. Caswell performed critical tasks in connection with the Company raising $2,440,000 in the private placement of the Series A 2% Convertible Preferred Stock. Mr. Caswell was also instrumental in establishing an investor relations program for the Company including the hiring of Fi.Comm, Ltd., the Company's investor relations firm. The Compensation Committee made a comparative analysis of Mr. Caswell's annual salary in relation to the salaries of corporate secretaries of public companies of approximately the same size, and determined that the recommendation for Mr. Caswell's compensation was fair and reasonable.

APPOINTMENT OF COMMITTEE MEMBERS

     The current members of the Audit Committee of the Company's Board of Directors are Nancy Zivitz and Dr. Howard Silverman. The current members of the Compliance Committee of the Company's Board of Directors are Melvyn Reznick, Mark Richardson, and Nancy Zivitz. The current members of the Compensation Committee of the Company's Board of Directors are Nancy Zivitz and Dr. Howard Silverman.

EMPLOYMENT AGREEMENTS WITH COMPANY MANAGEMENT

    On June 8, 1997, the Company's Board of Directors approved an extension of the employment agreement with Melvyn Reznick, the President and Chairman of the Board of the Company, and a new employment agreement with Stephen A. Caswell, the Company's Secretary and Vice-President. The existing employment agreement with Mr. Reznick was extended until the earlier of (i) June 30, 2002, or (ii) six months after the date that 100% of the Company's holdings of NTC stock are sold, conveyed or otherwise distributed but no sooner than December 31, 1999 ("Early Termination Date"). The annual salary was established to be $250,000 for the term of the contract. In the event of an improper termination of the agreement by the Company for any reason, Mr. Reznick is entitled (i) to be paid a lump sum amount equal to his annual salary during the remaining term of his agreement plus his annual salary for three additional years, plus accrued bonus, if any, (ii) to receive all of his benefits during such period, and (iii) to exercise all of his vested stock options at any time during the remaining term of the options. In the event of an early termination because of the disposition of 100% of the Company's NTC stock, then the Company has agreed to pay Mr. Reznick a lump sum amount equal to the sum of the annual compensation and accrued but unpaid bonus (if any, with respect to the bonus) which would be payable to him for one additional year after the Early Termination Date, but not beyond June 30, 2002, as well as to provide his benefits during that period and to permit him to exercise his vested stock options during the remaining term of the options.

     Mr. Caswell's employment agreement has a term which expires on the earlier of (i) December 31, 1999, or (ii) six months after the date that 100% of the Company's holdings of NTC stock are sold, conveyed or otherwise distributed. His annual salary is $115,000 during the term of the contract. In the event of an improper termination of Mr. Caswell's employment agreement by the Company for any reason, Mr. Caswell is entitled (i) to be paid a lump sum amount equal to his annual salary during the remaining term of his agreement plus his annual salary for 15 additional months, (ii) to receive all of his benefits during that period, and (iii) to exercise all of his vested stock options at any time during the remaining term of the options.
In the event of an early termination because of the disposition of 100% of the Company's NTC stock, then the Company has agreed to pay Mr. Caswell a lump sum amount equal to the sum of the annual compensation and accrued bonus (if any, with respect to the bonus) which would be payable to him for one additional year after the Early Termination Date, but not beyond December 31, 1999, as well as to provide his benefits during such period and to permit him to exercise his vested stock options during the remaining term of the options.

On October 30, 1997, NTC entered into a new employment agreement with Edward
R. Jacobs, who had been the Chairman and Chief Executive Officer of NTC under a previous employment agreement from December 28, 1994 to July 25, 1997. Pursuant to the new agreement, Mr. Jacobs' employment with NTC was extended until July 25, 1999. The terms and conditions of the extended employment agreement are described in "Item 5. Other Information - Employment Agreement Between Incomnet, Inc. and Edward R. Jacobs" in the Company's Form 10-Q for the quarter ended September 30, 1997 and in the Company's Proxy Statement for the 1997 Annual Meeting of the Company's Shareholders.

FILING OF SCHEDULE 13D

    On May 5, 1997, four shareholders representing to own a total of 1,119,094 shares of the Company's Common Stock filed a Schedule 13D with the Securities and Exchange Commission. The shareholders are David Wilstein, his brother, Leonard Wilstein, Richard M. Horowitz and Jack Gilbert. An amended
Schedule 13D was subsequently filed by the group adding Robert Epstein, who owns 325,000 shares of the Company's Common Stock. The shareholders, acting in concert, stated that they were considering various courses of action, including but not limited to acquiring additional shares of the Company's stock and seeking representation on the Company's Board of Directors by proposing nominees for election to the Board at the Company's annual meeting of the shareholders or otherwise. On August 13, 1997, the Company's Board of Directors appointed David Wilstein and Richard M. Horowitz, two members of the group, to fill existing vacancies on the Board. The Board also amended the Bylaws to create an additional vacancy and appointed Stanley Weinstein as the seventh director of the Company. See "THE COMPANY - Appointment of New Directors."

ACQUISITION OF CALIFORNIA INTERACTIVE COMPUTING, INC.

    On May 2, 1997, the Company acquired 100% of the issued and outstanding capital stock of California Interactive Computing, Inc. ("CIC"), a private California corporation engaged in the business of developing and marketing computer software that is used to process insurance related claims, including workers compensation, disability, general medical, and property and casualty claims. CIC's computer software is licensed to companies which provide their own insurance and claims administration, to insurance companies, and to third party administrators who process claims for either self-insured companies or insurance companies. CIC was incorporated in 1977 and has provided software for claims processing for 20 years. CIC's name was changed to GenSource Corporation on October 15, 1997. The total purchase price for CIC was $2,176,829 payable over a five year period, comprised of a total of $1,758,302 payable in cash to the shareholders of CIC for their stock and the assumption of approximately $418,527 of loans payable by CIC to two of its prior shareholders. In addition, CIC entered into a two year employment agreement with Jerry Buckley, CIC's prior President and Chairman of the Board of Directors, pursuant to which CIC is paying Mr. Buckley $10,000 per month in consideration for his services as the Director of Strategic Planning for CIC. While the stock of CIC is pledged to secure repayment of the purchase money promissory notes by the Company, the Company has and exercises all voting and economic rights with respect to 100% of the issued and outstanding stock of CIC. See "Item 13 - Certain Relationships and Related Transactions - Acquisition of California Interactive Computing, Inc." in the Company's 1997 Form 10-KA. See also the Company's Report on Form 8-K, dated May 2, 1997, and "Item 5 - Other Information - Acquisition of California Interactive Computing, Inc." in the Company's Form 10-Q for the quarter ended March 31, 1997.

AGREEMENTS WITH NTC AND ITS MANAGEMENT

     In November 1996 the Company entered into a new management incentive agreement with NTC pursuant to which the Company agreed to spin-off 10% of the shares it owns in NTC, to establish stock option programs for the senior executives, employees and key independent sales representatives of NTC, and to vote its shares for NTC management's slate of director nominees. The new management incentive agreement entirely superseded the incentive agreement entered into by the Company with NTC in February 1996. See "Item 5. Other Information - Agreement with NTC Management" in the Company's Form 10-Q for the quarter ended September 30, 1996 as updated under "Item 1. Business - National Telephone and Communications Inc. - Management Incentive Agreement" in the Company's 1996 Form 10-K. The Company also entered into settlement agreements with Edward Jacobs, the Chairman of the Board Directors and President of NTC, and Jerry Ballah, the Executive Vice President and a director of NTC, pursuant to which mutual general releases were given. The Company agreed to assume certain debt obligations of Mr. Jacobs and Mr. Ballah to NTC, as well as to make a cash payment to them to cover their tax liabilities from the debt forgiveness. See "Item 5. Other Information - Settlement Agreement with NTC Directors" in the Company's Form 10-Q for the quarter ended September 30, 1996 as updated under "Item 1. Business - National Telephone and Communications Inc. - Management Incentive Agreement" in the Company's 1996 Form 10-K.

     On January 28, 1997, the Company entered into an amended and restated management incentive agreement with NTC which entirely supersedes the agreement entered into in November 1996. The amended and restated management incentive agreement essentially contains the same terms and conditions as the agreement entered into in November 1996, except as follows: The Company and NTC agree that the Company, as the owner of 100% of the total issued and outstanding stock of NTC, owns ten million shares of NTC. The three NTC stock option plans previously agreed to have been revised. The Company and NTC have now agreed that there will be three stock option plans and one convertible debt plan. The exercise price of all stock options issued under the option plans will not be less than the fair market value of NTC common stock on the date of the grant, and the conversion price of the convertible debt issued under the convertible debt plan will not be less than the fair market value of NTC common stock on the date of the issuance of the convertible debenture. Shares issuable pursuant to the plans are expected to be registered with the Securities and Exchange Commission no later than at the time of NTC's planned public offering. Upon the creation of the plans and first grant of options and convertible debt units pursuant to the plans, Edward Jacobs will waive his rights to all remaining outstanding unexercised warrants and options issued to him by the Company pursuant to his employment agreement, dated December 28, 1994. See "Item 1. Business - National Telephone and Communications, Inc. - Management Incentive Agreement" in the Company's 1996 Form 10-K.

     The amended and restated management incentive agreement was amended on April 7, 1997 to reflect minor adjustments in the terms and conditions of the NTC stock option and convertible debt plans. Those adjustments are reflected in the discussion in the following paragraphs.

     The first stock option plan is the one for key independent sales representatives. A total of 2,884,615 shares are reserved for issuance under this plan. Options to purchase 961,538 shares of NTC common stock were granted to key independent sales representatives who are Corporate Team members, 480,769 of which will vest on June 30, 1998, subject to acceleration if NTC's public offering occurs prior to January 1, 1998. Options to purchase the other 480,769 shares will vest on June 30, 1999. In connection with this grant, NTC expects to recognize approximately $150,000 of compensation expense in the period March 1997 to June 1999, assuming all 961,538 options granted vest. The exercise price of these options is $3.50 per share and the exercise term is five years from the date of grant (i.e. they expire on March 20, 2002). The remaining 1,923,077 shares reserved for issuance pursuant to stock options granted under this plan may be granted to key independent sales representatives after each of June 30, 1997, December 31, 1997, June 30, 1998 and December 31, 1998 if NTC's gross revenues for the three month periods ending on each of such dates exceed NTC's gross revenues for the corresponding three month periods ending December 31, 1996, June 30, 1997, December 31, 1997 and June 30, 1998, by the percentage amounts indicated on the following table:

Percentage Increase in NTC Gross Revenues  Number of Options Available For Grant
   In Comparative Three Month Periods             At End of Each Period(1)
-----------------------------------------  -------------------------------------

                 30%                                 125,000
                 40%                                 250,000
                 50%                                 500,000(1)

------------------------------

(1) Stock options in the amount indicated may be granted at the end of each of the four comparative three month periods. If the percentage increase for all four of the comparative periods is 50% or more, then the total stock options available for grant in the fourth period would be 423,077 instead of 500,000 because there are 1,923,077 (not 2,000,000) options available for grant under this portion of the key independent sales representatives' stock option plan.

     These stock options, once granted, will vest in four equal annual installments on each anniversary date after the stock option grant date. The exercise price for these stock options will equal the greater of $3.50 per share or the fair market value of NTC common stock on the date of grant. The NTC Board of Directors will determine when and to whom these stock options will be granted.

     The second stock option plan is the one for NTC executives, employees and key consultants. A total of 3,705,001 shares are reserved for issuance under this plan. Options representing 1,446,026 of these reserved shares will be subject only to a time-in-service vesting requirement, but in no event will such options vest prior to January 1, 1998. Options representing 1,682,051 of the reserved shares will vest in four equal annual installments on each anniversary date of the option grant date, subject to the acceleration of vesting in the event that NTC achieves certain income targets in 1997, to be determined by the NTC Board of Directors. An amount equal to 480,770 of the 1,682,051 shares issuable pursuant to options granted under this plan are reserved for issuance to Edward Jacobs and Jerry Ballah, allocated 240,385 to Mr. Jacobs and 240,385 to Mr. Ballah. An amount equal to 576,924 of the 3,705,001 shares issuable pursuant to options granted under this plan are also reserved for issuance to Mr. Jacobs and Mr. Ballah, allocated 288,462 to Mr. Jacobs and 288,462 to Mr. Ballah. These stock options have been granted but will not vest until January 31, 2002, except that the vesting of these stock options will accelerate if NTC achieves certain revenue goals prior to January 1, 2000.

    On March 20, 1997, options to purchase 2,437,094 shares of NTC common stock were granted under the second option plan to a total of 263 employees and consultants of NTC, including the aboved described 480,770 and 567,924 stock options granted to Mr. Jacobs and Mr. Ballah. On April 11, 1997, options to purchase an additional 735,000 shares of NTC common stock were granted to a total of 18 key consultants of NTC. The exercise price of the 2,437,094 stock options is $3.50 per share and the exercise price of the 735,000 stock options is $3.75 per share. The exercise period is ten years from the date of grant, regardless of when they vest. In the future, and prior to NTC becoming a publicly traded company, the exercise price of any new options granted under this plan will be the higher of the latest Duff & Phelps appraisal of each share of NTC common stock or $3.50 per share. After NTC becomes a publicly traded company, the exercise price of any stock options granted under this plan will not be less than the fair market value of NTC's stock on the date of the grant or, in the case of stock options granted to affiliates of NTC, 110% of the fair market value of NTC's stock.

     The third stock option plan is the one for members of NTC's Board of Directors. A total of 300,000 shares are reserved for issuance under this plan. Each director of NTC will receive an option to purchase 25,000 shares of NTC common stock which will vest in four equal annual installments on each anniversary date of the option grant date.

     The fourth option plan is the Senior Executive and Consultant Convertible Debt Plan for Edward Jacobs and Jerry Ballah. A total of 2,664,231 shares are reserved for issuance under this plan. Mr. Jacobs and Mr. Ballah have collectively received convertible debt units which may be converted into 2,664,231 shares of NTC common stock, allocated 1,407,115 to Mr. Jacobs and 1,257,116 to Mr. Ballah. These convertible debt units were issued by NTC on April 11, 1997. In connection with the issuance of the convertible debt units, Mr. Jacobs and Mr. Ballah issued convertible debentures to NTC at the rate of $3.00 per conversion share (i.e. an aggregate of $7,992,693 in debentures payable to NTC), bearing fixed simple interest at the rate of 6.49% per annum and payable in full on the earlier of
(a) the date five years from the date of grant (i.e. April 11, 2002), or (b) the conversion date. The convertible debentures are full recourse obligations of Mr. Jacobs and Mr. Ballah. Each convertible debt unit is convertible into one share of NTC common stock at a conversion price equal to the outstanding principal and interest balance of the convertible debentures plus $.01 per share. A portion of the convertible debt units granted under this plan may be assignable.

    The vesting of all stock options and convertible debt units is dependent upon the grantee being a director, officer, employee or key consultant of NTC at the time of vesting. All nonvested stock options expire automatically upon the termination or severance of a grantee from employment or service with NTC.

Furthermore, grantees of the stock options generally have a period of 90 days (30 days in the case of consultants) after a severance from NTC in which to exercise vested stock options (this provision is not applicable to convertible debt units). The following table lists the stock options and convertible debt units issued to the directors and executive officers of NTC as of November 30, 1997. These stock options do not include any that have been granted to the independent sales representatives of NTC or other employees or consultants of NTC.



-----------------------------------------------------------------------------------------------------------------------
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Grantee                    Type                   Number        Exercise or   Date of          Value at Assumed Annual
                                                                Conversion    Expiration        Rates of Stock Price
                                                                Price                         Appreciation For Term(10)
                                                                                                  5%             10%
                                                                                                 ---             ---
Edward R. Jacobs(1)       Stock Options          240,385        $3.50         3/20/2007(8)    $  333,338     $1,029,143
                          Stock Options          288,462        $3.50         3/20/2007(9)    $  400,004     $1,234,617
                          Convertible
                          Debt Units           1,407,115        $3.01         4/11/2002       $1,170,167     $2,585,764

James R. Quandt(2)        Stock Options          300,000        $3.50         3/20/2007(7)    $  416,000     $1,284,000
                          Stock Options          300,000        $3.50         3/20/2007(8)    $  416,000     $1,284,000

Michael Keebaugh(3)       Stock Options           50,000        $3.50         3/20/2007(7)    $   69,334     $  214,000
                          Stock Options           50,000        $3.50         3/20/2007(8)    $   69,334     $  214,000

Victor C. Streufert(4)    Stock Options           75,000        $3.50         3/20/2007(7)    $  104,001     $  321,000
                          Stock Options           50,000        $3.50         3/20/2007(8)    $   69,334     $  214,000

Deborah Chuckas(5)        Stock Options           50,000        $3.50         3/20/2007(7)    $   69,334     $  214,000
                          Stock Options           50,000        $3.50         3/20/2007(8)    $   69,334     $  214,000

Louis Cheng(6)            Stock Options           50,000        $3.50         3/20/2007(7)    $   69,334     $  214,000
                          Stock Options           50,000        $3.50         3/20/2007(8)    $   69,334     $  214,000
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(1) Mr. Jacobs is the Chief Executive Officer and Chairman of the Board of Directors of NTC. The conversion price of $3.01 per share for the convertible debt units does not include accrued interest on the outstanding debentures. The terms of Jerry Ballah's stock options and convertible debt units are the same as Mr. Jacobs'. Mr. Ballah resigned as an officer and director of NTC on March 21, 1997.

(2)      Mr. Quandt is the President and a director of NTC.

(3)      Mr. Keebaugh is the Vice-President of Operations of NTC.

(4)      Mr. Streufert is the Chief Financial Officer of NTC.

(5)      Ms. Chuckas is the Vice President of Marketing Support for NTC.

(6)      Mr. Cheng is the Vice President of Information Systems for NTC.

(7) These stock options vest and are exercisable on the later of (i) 15 months after the employee's date of hire or 15 months after the employee's date of promotion to the employee's current position, whichever is later, or (ii) 180 days after the first sale by NTC of common stock shares in a bona fide underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (an "Underwriting").

(8) These stock options vest and are exercisable in accordance with the following schedule, subject to acceleration as described after the vesting schedule: (a) 25% on the later of the first anniversary of each employee' date of grant or 180 days after an Underwriting, (b) 25% on the second anniversary of each employee's date of grant, (c) 25% on the third anniversary of each employee's date of grant, and (d) 25% on the fourth anniversary of each employee's date of grant. In the event that the total of NTC's net income plus income and franchise taxes paid or accrued during each fiscal quarter exceeds $10,000,000 in any four consecutive calendar quarters up to and including the fourth calendar quarter of 1997, the vesting of these outstanding stock options would accelerate so that all shares subject to such options would vest on the later to occur of (i) 45 days after the last day of the fourth consecutive calendar quarter on which the total of NTC's net income plus income and franchise taxes exceeded $10,000,000, or (ii) 180 days after an Underwriting. In the event that the total net income plus income and franchise taxes paid or accrued during each fiscal quarter of 1997 does not exceed $10,000,000 but total net income plus income and franchise taxes paid or accrued during 1998 is more than twice NTC's total net income plus income and franchise taxes paid or accrued during 1997, the vesting of these stock options would accelerate so that all shares subject to such options would vest on the later of (i) February 15, 1999, or (ii) 180 days after an Underwriting.

(9) These stock options vest on January 31, 2002, subject to acceleration according to the following schedule: In the event that the sales of NTC exceed the amounts set forth below in any calendar quarter up to and including the fourth calendar quarter of 1999, the vesting of these stock options would accelerate so that the following number of shares subject to such options would vest:

         SALES IN CALENDAR QUARTER          NUMBER OF SHARES VESTING
         -------------------------          ------------------------

         $100,000,000                            192,308

         $125,000,000                            384,616

         $180,000,000                            576,924

(10) Assumes a current value of $3.00 per share for each share of NTC common stock.

     The amended and restated NTC management incentive agreement provides that, until four additional independent directors are appointed to the NTC Board of Directors, if a vacancy is created on the NTC Board of Directors by reason of the death, resignation or removal, with or without cause, of Mr. Jacobs, then the Company has agreed to vote its shares for the individual nominated by the remaining NTC management director. In addition to the regular members of the NTC Board of Directors, a key independent sales representative may be nominated and elected to the NTC Board of Directors on a rotating basis, such that the same sales representative cannot serve consecutive terms. NTC has agreed to make total cash payments to the Company on or before December 31, 1997 equal to $2,200,000, of which a net total of $775,000 has already been paid as of June 27, 1997. The cash payments of up to $2,200,000 by NTC to Incomnet, Inc. will be treated as a return of capital to the

Company. NTC may make advances to Incomnet, Inc. in excess of its cash payment obligation of $2,200,000, which Incomnet, Inc. will be obligated to repay with interest upon demand. Any charge to earnings or taxable income associated with advances made by NTC to Incomnet, Inc. or costs incurred in the spin-off of NTC shares will be incurred by Incomnet, Inc. for financial reporting purposes, rather than by NTC.

SETTLEMENT WITH RCI PARTIES

     As of December 9, 1996, the Company entered into a Settlement and Mutual Release Agreement with Robert Cohen, Alan Cohen, Jeff Rubin, Jeff Cohen, Broadway Partners, a partnership comprised of the children of Alan and Robert Cohen, and Lenore Katz (the "RCI Parties"). Robert Cohen is a director and shareholder of Rapid Cast, Inc. and Jeff Rubin is a director, shareholder and executive officer of Rapid Cast, Inc. Jeff Cohen is the son-in-law of Robert Cohen. See "SELLING SECURITY HOLDERS." Pursuant to the settlement agreement, the RCI Parties purchased 360,000 Warrants entitling them to purchase 360,000 shares of the Common Stock of the Company for an exercise price of $3.75 per share at any time until December 9, 1999. The RCI Parties paid a total of $36,000 in cash to the Company for the Warrants. Certain of the RCI Parties also purchased a total of 33,000 shares of the Common Stock of the Company for an aggregate purchase price of $100,000. The Company is registering those shares and the shares issuable upon the exercise of the Warrants pursuant to the registration statement encompassing this Prospectus in accordance with its agreement to do so in the Settlement and Mutual Release Agreement. See "SELLING SECURITY HOLDERS." The Company and the RCI Parties also mutually released each other from all claims, if any, which they may have had against each other, and the RCI Parties assigned all of the claims which they may have against Sam and Rita Schwartz, prior directors of the Company, to the Company.

SETTLEMENT OF THE CLASS ACTION LAWSUIT

      Counsel for the plaintiffs in the class action lawsuit known as SAUNDRA GAYLES VS. INCOMNET, INC. AND SAM D. SCHWARTZ entered into a settlement agreement with the Company on October 7, 1997. The settlement, which is subject to court approval, consists of a payment of $500,000 in cash plus securities with a value of $8.15 million for a total settlement value of $8.65 million. The securities consist of 1,500,000 shares of the Company's Common Stock, plus a number of warrants to be determined if the value of the Common Stock does not equal at least $8.15 million after the settlement is approved by the court. See "Part II. Item 1. Legal Proceedings - Class Action and Related Lawsuits" in the Company's Form 10-Q for the quarter ended September 30, 1997.

STATUS OF OPT-OUT LAWSUIT

    In May 1997 the court in the class action lawsuit ruled that approximately 20 former shareholders of the Company are permitted to "opt-out" of the class and file a separate lawsuit against the Company, Sam Schwartz and other defendants which they may name. On July 22, 1997, the Company was named in the lawsuit known as JAMES A BELTZ, ET AL. VS. SAMUEL D. SCHWARTZ and RITA SCHWARTZ, husband and wife; STEPHEN A. CASWELL; JOEL W. GREENBERG; INCOMNET, INC., a California corporation; DAVID BODNER and MURRAY HUBERFELD, in the United States District Court, District of Minnesota. The lawsuit was filed by 17 individuals who were allowed to opt out of the class action lawsuit to pursue a lawsuit on their own. The lawsuit alleges that Mr. Schwartz and the other defendants created a fraudulent scheme to inflate the price of the Company's stock in violation of federal securities law. The lawsuit alleges losses by the plaintiffs of approximately $1.5 million and seeks unspecified damages. See "Part II. Item 1. Legal Proceedings - Class Action and Related Lawsuits" in the Company's Form 10-Q for the quarter ended September 30, 1997.

STATUS OF SILVA RUN LAWSUIT

    The status of the pending lawsuit described in the Company's Form 10-Q for its second quarter ending June 30, 1997, known as SILVA RUN WORLDWIDE LIMITED VS. INCOMNET, INC., SAM D. SCHWARTZ, BEAR STEARNS & CO., INC., LESLIE SOLMONSON, RONALD F. SEALE, MARINER RESERVE FUND, COMPANIA DI INVESTIMENTO ANTILLANO, COUTTS & CO. AG, SALVATORE M. FRANZELLA, PETER G. EMBIRICOS, AND JOS SCHUETZ, filed in the United States District Court for the Southern District of New York and transferred in March 1997 to the same court in California which is hearing the pending class action lawsuit, has not materially changed since the filing of the Company's Form 10-Q for the third quarter ending September 30, 1997.

STATUS OF SECTION 16(b) ACTION

     On February 21, 1997, the plaintiffs and Sam Schwartz in the lawsuit entitled RICHARD MORALES VS. INCOMNET, INC. AND SAM D. SCHWARTZ, entered into a stipulated settlement pursuant to which Mr. Schwartz agreed to pay $4,250,000 to the Company as full payment of his short swing profit obligation to the Company. Under the stipulated settlement, the disgorgement of short-swing profits was paid $600,000 in cash and the balance by cancellation of shares of the Company's Common Stock owned by Mr. Schwartz, based on 90% of the average between the bid and the asked price of the Company's Common Stock on the NASDAQ market during the 30 calendar days immediately preceding the date that the court enters an order approving the settlement. On June 9, 1997, the court entered an order approving the settlement and awarded attorneys' fees and costs of $600,000 and $26,450, respectively, which has been paid by the Company. The number of shares tendered by Mr. Schwartz to the Company for cancellation pursuant to the settlement was 1,047,966, which were cancelled in July 1997.

SETTLEMENT OF CIVIL CONSUMER PROTECTION LAWSUITS WITH THE STATE OF CALIFORNIA

    On October 28, 1997, the Company announced that its NTC subsidiary reached a settlement of a civil consumer protection lawsuit with the State of California. In the settlement, which NTC reached without admitting any wrongdoing, NTC agreed to a court order requiring it to implement policies to prevent the practice of slamming (i.e. switching customers' long distance telephone service without their permission or knowledge) by its independent sales representives or employees, and agreed to pay $1,250,600 in costs and penalities. NTC also agreed to institute safeguards to prevent slamming violations from occuring in the future. Among those safeguards, NTC agreed to wait 24 hours after the consumer agrees to switch his telephone company to NTC before calling the customer to confirm that the consumer really wants to switch to NTC. The lawsuit was brought through the California Attorney General's Office and the Orange County District Attorney Office. The California Public Utility Commission was the investigative agency. As part of a related administrative action, restitution to consumers was being sought by the Consumer Services Division of the California Public Utility Commission. On November 17, 1997, NTC reached a settlement with the staff of the California Public Utility Commission pursuant to which it agreed to pay to total of approximately $350,000 to the Commission for customer restitution, educational brochures and investigative costs. The terms of the settlement with the Commission require the resignation in 1998 of the directors of NTC who were directors prior to January 1, 1997. The settlement of the administrative action with the Commission has been approved by the staff and recommended to the full Commission for a vote in early February 1998. The full Commission approved the settlement on February 4, 1998. See "RISK FACTORS - Risks Relating to Incomnet, Inc. and Its Subsidiaries - Adverse Impact of Government Regulation", and "Part II. Item 1. Legal Procedings - Civil Consumer Protection Lawsuit With The State of California."

LAWSUIT AGAINST SAM D. SCHWARTZ

    On April 25, 1997, the Company filed a lawsuit against Sam D. Schwartz, its prior President and Chairman of the Board, alleging fraud, breach of fiduciary duty, negligence, and breach of contract, and seeking declaratory relief and the imposition of a constructive trust. The lawsuit was filed in the Superior Court of California in the County of Los Angeles. In the lawsuit, the Company alleges that Mr. Schwartz failed to disclose to the Company or its Board of Directors that he would obtain a direct financial benefit in connection with certain transactions considered and/or entered into by the Company during the period from 1993 to 1995. The Company further alleges that Mr. Schwartz fraudulently induced the Company to enter into a Severance Agreement between him and the Company on November 27, 1995, and that he breached his fiduciary duty to the Company by self dealing, acting in bad faith and concealing material facts. The Company seeks payment from Mr. Schwartz of the actual damages incurred by it as a result of Mr. Schwartz's conduct, as well as interest, punitive damages, attorney's fees and costs, and reimbursement of all payments previously made to Mr. Schwartz pursuant to the Severance Agreement. Furthermore, the Company seeks a declaratory order that Mr. Schwartz committed acts or omissions involving known misconduct, the absence of good faith, an improper personal benefit, a reckless disregard of his duties to the Company and its shareholders, an unexcused pattern of inattention, and a violation of Sections 310 and 316 of the California Corporations Code.

    On June 24, 1997, Mr. Schwartz answered the Company's lawsuit against him denying the allegations and counterclaiming for (i) enforcement of any payments due under his Severance Agreement with the Company, (ii) indemnification against third party claims, and (iii) payment of the same settlement to him as was paid to the prior noteholders who purchased convertible notes from the Company on February 8, 1995 (Mr. Schwartz also purchased convertible notes from the Company on February 8, 1995), even though the Company's settlement with those prior noteholders was based on the misconduct of Mr. Schwartz. See "THE COMPANY - Settlement with Prior Noteholders." The Company intends to vigorously assert its claims against Mr. Schwartz, including possible contribution claims with respect to the Company's proposed settlement payments to the plaintiffs in the class action lawsuit, and to vigorously defend against Mr. Schwartz's counterclaims. The lawsuit against Mr. Schwartz has entered the discovery phase and there is no assurance regarding its outcome. There is no assurance that the case will not have a material adverse impact on the financial condition, operating results and business performance of the Company or its subsidiaries. See "Item 1. Legal Proceedings - INCOMNET, INC. VS. SAM D. SCHWARTZ" in the Company's Form 10-Q for the quarter ended March 31, 1997, and "Item 3. Legal Proceedings - Settlement with Prior Noteholders" in the Company's 1996 Form 10-K.

SETTLEMENT OF THE ATLANTA LAWSUITS

     In February 1997, the Company completed a settlement and release agreement with the plaintiffs in the pending lawsuits entitled HERBERT M. SCHWARTZ ET AL. VS. INCOMNET, INC., SAM D. SCHWARTZ AND KALIBER MANAGEMENT CORP. and BRENT ABRAHM ET AL. VS. INCOMNET, INC., SAM D. SCHWARTZ AND KALIBER MANAGEMENT CORP. pursuant to which the lawsuit against the Company is being dismissed and an order is being entered barring indemnification or contribution between the Company and Sam D. Schwartz. In consideration for the payment of $400,000 in cash and the issuance of a note in the principal amount of $400,000 to the plaintiffs, the plaintiffs have released the Company from all claims and dismissed their lawsuits against the Company with prejudice. The $400,000 note was issued as of January 1, 1997 and bears interest at the rate of 12% per annum from January 1, 1997 to January 22, 1997, and 8% per annum thereafter until December 31, 1997, when the note is due and payable in full. The note was secured by a certificate of deposit in the amount of $415,000 purchased by the Company. The Company repaid the note in full on or about January 9, 1998. The Company's settlement did not include Sam D. Schwartz.

SETTLEMENT OF THE STEVENS LAWSUIT

     In January 1997, the Company entered into a Settlement Agreement and Mutual Release of all claims in the pending lawsuit entitled CHARLES STEVENS VS. SAM D. SCHWARTZ AND INCOMNET, INC. Pursuant to the settlement, the Company paid $7,500 in cash to the plaintiff and issued 12,500 Warrants to purchase 12,500 shares of the Company's Common Stock at an exercise price of $2.94 per share, exercisable at any time until December 17, 2001. The Company agreed to register the shares underlying the 12,500 Warrants issued to Mr. Stevens and his legal counsel. In consideration for the issuance of Warrants and payment of cash, the plaintiff released the Company from all claims and dismissed the lawsuit against the Company with prejudice. The settlement did not include Sam D. Schwartz.

SETTLEMENT WITH PRIOR NOTEHOLDERS

     Commencing in January 1996 the Company entered into a series of settlement agreements with certain prior holders of 8% convertible promissory notes issued by the Company on February 8, 1995 to finance the acquisition of 51% of RCI.
See "Item 1. Business - Acquisition of RCI" in the Company's 1995 Form 10-K. Settlement agreements have been executed by all seven of the prior noteholders who held $825,000 of convertible notes. The registration statement covering the prior noteholders' outstanding shares and newly issued settlement shares issued pursuant to the settlement agreements was declared effective by the Securities and Exchange Commission on October 31, 1996. See also "Item 3. Legal Proceedings - Claims by Prior Noteholders" in the Company's 1996 Form 10-K.

SETTLEMENT WITH PRICE INTERNATIONAL

     In August 1996, the Company entered into a settlement agreement with Price International pursuant to which the Company agreed to lower the exercise price of Price International's 75,000 warrants from $11.25 per share to $4.50 per share, and to extend the expiration date of the warrants from

November 15, 1997 until December 31, 1998. The Company also agreed to register the 75,000 shares issuable upon the exercise of the warrants. Those shares were registered by the Company in the registration statement which was declared effective by the Securities and Exchange Commission on October 31, 1996. In consideration for the modification to the terms and conditions of the warrants, Price International agreed that (a) it would be required to exercise at least 25,000 of the warrants once the trading price of the Company's stock averages $5.30 per share during any 30 day period, and (b) it releases and forever discharges the Company from all claims it may have had against the Company for events occurring prior to the date of the settlement agreement. Price International has not yet exercised any of the warrants issued to it in its settlement agreement with the Company.

ISSUANCE OF CONVERTIBLE PREFERRED STOCK

     Series A Preferred. From September 20, 1996 to October 25, 1996, the Company issued 2,440 shares of Series A 2% Convertible Preferred Stock to 12 accredited investors in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended. The shares of Series A 2% Convertible Preferred Stock were purchased by four affiliated individuals and eight unaffiliated investors. The Company raised $2,440,000 in capital from the issuance of the Preferred Stock, a portion of which it utilized to repay advances made to it by Melvyn Reznick, the Company's Chairman and Chief Executive Officer, who in turn owed approximately $723,000 to a bank on a loan with a maturity date of September 16, 1996. Mr. Reznick had borrowed these funds from the bank in order to make a substantial portion of his loan to the Company, which enabled the Company to make its pro rata share of loans to RCI. See "Item 5. Other Information - Loan to Company By Melvyn Reznick" in the Company's Form 10-Q for the fiscal quarter ending September 30, 1996. The balance of the proceeds is being utilized for general working capital and to pay the costs of settling pending litigation. The Company paid a referral fee to Newport Capital Partners, an unaffiliated financial consultant, equal to 5% of the capital raised through its referrals, which was $1,700,000. The Company has therefore paid $85,000 of referral fees to Newport Capital Partners. The basic terms and conditions of the Series A 2% Convertible Preferred Stock are described in "Item 1. Business - Issuance of
Convertible Preferred Stock" in the Company's 1996 Form 10-K.

     On November 7, 1997, 1,700 shares of the Series A Preferred was purchased from four institutional investors, who were original purchasers of the Series A Preferred, for $1.7 million by 12 individual accredited investors. These individuals have agreed to waive all registration rights and liquidated damage rights associated with the Series A Preferred. They have agreed that they will convert their Series A Preferred into shares subject to Rule 144 of the Securities Act of 1933, as amended, instead of shares that will be registered by the Company. The Company has paid total liquidated damages of $540,000 in cash to the four original purchasers of the Series A Preferred conveyed to the new buyers.

     On November 3, 1997, three other individuals converted $225,000 of the Series A Preferred (i.e. the original investment amount) into the Company's Common Stock, subject to Rule 144. These three individuals received liquidated damages of $67,500 paid in additional shares of Common Stock at a price of $3.00 per share. As of November 7, 1997, 125 shares of original Series A Preferred with registration rights remain outstanding. These shares are held by Dr. Robert Cohen and Lenore Katz. These individuals are owed liquidated damages of approximately $45,000 as of November 30, 1997. See "Item 5. Other Information - Conveyence of Series A 2% Convertible Preferred Stock and Issuance of Series B 6% Convertible Preferred Stock" in the Company's Form 10-Q for the quarter ended September 30, 1997.

     Series B Preferred. In July 1997, the Company's Board of Directors approved the issuance of up to 2,990 shares of Series B 6% Convertible Preferred Stock (the "Series B Preferred"), at a price of $1,000 per share, with each share convertible into shares of the Company's Common Stock at a conversion ratio to be determined. At that time, the Company raised $1.8 million (less a cash referral fee of $92,000) by selling 1,800 shares of the authorized Series B Preferred and issuing an additional 34 shares of Series B Preferred as referral compensation. The Company also issued 50,000 Warrants and options to purchase up to 125 additional shares of Series B Preferred to the individual who arranged for the placement of the Series B Preferred in July 1997. See "SELLING SECURITY HOLDERS" and "Item 5. Other Information - Issuance of 6% Convertible Preferred Stock" in the Company's Form 10-Q for the second quarter ended June 30, 1997. On November 4, 1997, the Company issued 600 additional shares of Series B Preferred, raising an additional $600,000, less a cash referral fee of $60,000 to the individual who arranged the sale (the same individual arranged the sale of the 1,800 shares of Series B Preferred in July 1997). In connection with this new issuance of the Series B Preferred, the Company also issued Warrants to the referring individual to purchase 55,000 shares of the Company's Common Stock at an exercise price of $3.00 per share for a period of two years, an option to the individual to acquire an additional 125 shares of Series B Preferred convertible at 88% of the average bid price of the Company's Common Stock quoted on the five trading days immediately preceding the date of issuance of the additional Series B Preferred, and the right for one year for the individual to purchase
an additional $200,000 in Series B Preferred.   The cash fee, Warrants and
options paid and issued, respectively, to the individual were contingent upon the referring individual placing $1.7 million of Series A Preferred being sold by four original institutional purchasers who owned the Series A Preferred, to 12 new individuals who would waive all associated registration rights. On November 7, 1997, this contingency was met. See "THE COMPANY - Issuance of Convertible Preferred Stock - Series A Preferred." The basic terms and conditions of the Series B Preferred are as follows:

     VOTING. The Series B 6% Convertible Preferred Stock does not have voting rights.

     DIVIDEND. The Series B 6% Convertible Preferred Stock has a cumulative noncompounded annual dividend of 6% payable in cash or stock at the Company's option upon conversion of the Preferred Stock into Common Stock, and prior to the payment of any dividends on the Common Stock. No dividends may be declared or paid on the Series B Preferred until all cumulative unpaid dividends have been declared and paid on the outstanding Series A Preferred.

     LIQUIDATION PREFERENCE. The Series B 6% Convertible Preferred Stock has a liquidation preference of $1,000 per share plus all cumulative unpaid dividends, whether or not declared by the Company's Board of Directors. Upon any liquidation or change of control of the Company (i.e. transfer of more than 50% of its voting stock), the Preferred Stockholders are entitled to the second priority in payment from the Company's assets, before any payments are made on the Company's Common Stock, until the liquidation preference is paid in full. The Series B Preferred is junior in preference to the Series A Preferred. No liquidation preference may be paid to the holders of the Series B Preferred until the full liquidation preference has been paid to the holders of the outstanding Series A Preferred.

     CONVERSION. The Preferred Stockholders may convert each share of Series B 6% Convertible Preferred Stock into the number of shares of the Company's Common Stock calculated as follows, at any time upon the earlier of
(i) 120 days after the issuance of the Preferred Stock, or (ii) when the shares of Common Stock underlying the Preferred Stock are registered with the Securities and Exchange Commission. The conversion price (the "Conversion Price") for each share of Series B 6% Convertible Preferred Stock is equal to the lesser of (a) 80% of the average bid price for the Company's Common Stock on the public trading market for the five trading days immediately preceding the conversion date, as specified by the Preferred Stockholder, or (b) the bid price of the Company's Common Stock on the funding date (i.e. the issuance date of the Series B Preferred). (The bid price of the Company's Common Stock was $4.29 per share when the 1,800 shares of Series B Preferred was issued on July 29, 1997 and was $3.00 per share when the 600 shares of Series B Preferred was issued on November 4, 1997.) To calculate the number of shares of Common Stock issuable upon the conversion of the Preferred Stock, the Conversion Price is multiplied by a ratio, the numerator of which is the sum of 1,000 and the accrued but unpaid dividends, and the denominator of which is the Conversion Price. If for any reason a registration statement covering the shares of Common Stock issuable upon the conversion of the Preferred Stock is not in effect with the Securities and Exchange Commission at the time of a valid conversion by a Preferred Stockholder, then the Conversion Price is reduced by 3% per month for each of the first three months that the effectiveness of the registration is late.

     REDEMPTION. The Company has the right to redeem the Preferred Stock for its issuance price plus cumulative unpaid dividends if the Company's stock trades at a price which averages $2.00 per share or less for any period of five consecutive trading days after the Preferred Stock is issued.

     REGISTRATION RIGHTS. Pursuant to a Registration Rights Agreement entered into by the Company with each purchaser of the Series B 6% Convertible Preferred Stock, the Company is obligated to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock underlying the Preferred Stock within 30 days after the Preferred Stock is issued, and to have the registration statement declared effective within 120 days after it is filed.

     ANTIDILUTION PROVISION. The Certificate of Determination for the Series B 6% Convertible Preferred Stock contains comprehensive provisions for adjustments to the Conversion Price and the conversion ratio of the Preferred Stock in the event of stock dividends, asset distributions, reorganizations, recapitalizations, mergers, stock splits or similar transactions by the Company, in order to protect the Preferred Stock from dilution as a result of such transactions.

     RESTRICTIVE COVENANTS. During the first 90 days after the Series B 6% Convertible Preferred Stock is issued, the Company is not permitted to issue any other securities, except in limited circumstances, including pursuant to the exercise of outstanding options or warrants or pursuant to existing settlement agreements, without first notifying the Preferred Stockholders and giving them a right of first refusal to purchase the securities themselves. While the Series B 6% Convertible Preferred Stock is outstanding or until it is converted into Common Stock, the Company is not permitted to engage in certain transactions, such as the redemption or purchase of its own Common Stock (except in connection with the collection of Section 16(b) short-swing profits), without the prior consent of the Preferred Stockholders. Furthermore, the Company is not permitted to pay cash dividends on its Common Stock unless all cumulative unpaid dividends on the Series B 6% Convertible Preferred Stock is paid. The Company cannot take any action which would modify the rights of the Preferred Stockholders under the Certificate of Determination without the prior consent of the Preferred Stockholder being affected by the modification.

ISSUANCE OF DEBENTURES

     On January 20, 1998, the Company issued Convertible Secured Debentures (collectively, the "Debentures") to three individuals in the aggregate principal amount of $185,000, bearing simple interest at the rate of 10% per annum and secured by a perfected security interest in the Company's AUTONETWORK assets. See "SELLING SECURITY HOLDERS." The Debentures are due and payable in full on or before April 30, 1998. At any time prior to the repayment of the Debentures, the Debenture holders have the right to convert the outstanding principal and interest balance of the Debentures into shares of the Company's Common Stock at a conversion ratio equal to the lesser of
(i) $1.09 per share, or (ii) 80% of the average bid price for the Company's Common Stock on the public trading market for the five trading days immediately preceding the conversion date, as specified by the Debenture holder. The Company agreed to register the shares issuable upon the conversion of the Debentures pursuant to the registration statement encompassing this Prospectus. In connection with the issuance of the Debentures, the Company also granted an aggregate of 18,000 Warrants to purchase 18,000 shares of the Common Stock of the Company at an exercise price of $1.09 per share at any time until January 20, 2000. These Warrants were granted to the Debenture holders on a pro rata basis. The Company also amended 105,000 of its outstanding Warrants previously granted to affiliates of the Debenture holders in July and November 1997 by lowering the exercise price of 50,000 of the Warrants from $5.26 per share to $3.50 per share, and by lowering the exercise price of 55,000 of the Warrants from $3.00 per share to $2.00 per share. The Debenture holders have the right of first refusal to provide any additional financing to the Company until July 12, 1998.

RECENT CAPITALIZATION OF RCI

     On January 16, 1997, Rapid Cast, Inc., a minority owned subsidiary of the Company, issued 8,000,000 shares of Series A and Series B 7% Convertible Preferred Stock to institutional investors in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended. The investors contributed $12,000,000 in capital in consideration for the issuance of 7,275,000 shares of voting Series A 7% Convertible Preferred Stock and 725,000 shares of nonvoting Series B 7% Convertible Preferred Stock. The investors also have the option to purchase up to an additional 6,666,666 shares of voting or nonvoting 7% Convertible Preferred Stock from RCI for a purchase price $1.50 per share, exercisable with respect to 3,333,333 of the shares upon the sooner to occur of (i) the appointment of a permanent

Chief Executive Officer of RCI, or (ii) July 16, 1997, or the option relating to those shares will expire unexercised. The option with respect to the remaining 3,333,333 shares must be exercised on or before July 16, 1998, or the option with respect to those shares will expire unexercised. (In July 1997, the RCI shareholders agreed, in lieu of having the institutional investors exercise their option to acquire additional shares of Series A and Series B 7% Convertible Preferred Stock, to raise $8,000,000 of additional capital by offering 8,000,000 new shares of Common Stock to all of the RCI shareholders on a pro rata basis at a price of $1.00 per share. In September 1997, the $8,000,000 private placement to existing RCI shareholders was fully subscribed. The Company elected not to participate in the private placement.) Frank Pipp, the new Chairman of the Board of Directors of RCI, also has an option to purchase up to 1,333,333 shares of Series A 7% Preferred Stock at any time until July 16, 1998 for a price of $1.50 per share.

     The proceeds of the first issuance of the Series A and Series B 7% Convertible Preferred Stock were utilized by RCI (i) to repay short-term bridge loans made to RCI by its shareholders, including Incomnet, Inc., in the approximate total amount of $3,705,430; (ii) to repurchase 1,200,000 shares of RCI common stock from Dr. Larry Joel for a redemption price of $1.28 per share; (iii) to make the final settlement payment of $325,000 on the patent infringement lawsuit known as RONALD BLUM, O.D. VS. RAPID CAST, INC., ET AL., which has been dismissed; (iv) to repay the bank line of credit with Bank Leumi in the approximate outstanding amount of $500,000 plus interest; (v) to pay placement costs of approximately $500,000; (vi) to pay all trade payables in the approximate outstanding amount of $2,000,000, and
(vii) the balance for working capital. The outstanding RCI founder loans in the approximate outstanding balance of $1,680,000 on the date of the closing, the other RCI shareholder bridge loans which were not repaid from the proceeds of the private placement of the Series A and Series B 7% Convertible Preferred Stock, and the outstanding 8% convertible notes in the approximate outstanding balance of $648,000 (which were convertible into RCI common stock at a price of $.80 per share), were all converted into newly issued RCI common stock and Series C 7% Convertible Preferred Stock as follows:

                                No. of Shares of
                                    Series C               No. of Shares
Name of RCI Shareholder        Preferred Stock(1)       of Common Stock (2)
-----------------------        ------------------       -------------------
Robert Cohen                         121,543                   260,708(3)
Alan Cohen                           120,194                   260,708(5)
Jeff Rubin                           122,260                    45,752
Sean Zimberg                         111,781                   135,252
Dr. Larry Joel(6)                       0                      255,099
Huberfeld Bodner Partnership            0                      543,390
Martin Price                          27,485                    53,856
Incomnet, Inc.                          0                      428,570

------------------------------

(1)  Issued at a price of $1.50 per share.

(2) Issued at a price of $.80 per share with respect to the conversion of the outstanding principal balance of the 8% convertible promissory notes, and $1.28 with respect to the conversion of the RCI founder loans and the accrued but unpaid interest on the 8% convertible promissory notes.

(3)  Includes 36,602 shares issued in the name of Robert Cohen's children.

(4)  Includes 120,194 shares issued in the name of Alan Cohen's children.

(5)  Includes 36,602 shares issued in the name of Alan Cohen's children.

(6) In September 1996 Dr. Joel surrendered 142,222 shares of RCI common stock to RCI as the settlement payment for $448,000 of liabilities owed by Dr. Joel to RCI.

     From the proceeds of the capitalization of RCI on January 16, 1997, Incomnet, Inc. was repaid $2,647,348 of principal and accrued interest on its short term bridge loans which it made to RCI during the period from April 1996 through January 1997. RCI also issued 428,570 shares of its common stock to Incomnet, Inc. in exchange for the conversion by Incomnet, Inc. of $326,400 of 8% convertible promissory notes purchased by it from RCI in January 1996. Incomnet, Inc. now owns 10,628,570 shares of RCI common stock. Melvyn Reznick was repaid $80,000 plus interest at the rate of 10% per annum for the loan he made to RCI in late December 1996, and Stephen Caswell was repaid $12,500 plus interest at the rate of 10% per annum for the loan he made to RCI in early January 1997.

     Pursuant to its Amended and Restated Certificate of Incorporation filed on January 16, 1997, RCI is authorized to issue a total of 60,000,000 shares of common stock, 22,000,000 shares of which are nonvoting common stock, and 42,500,000 shares of preferred stock, all having a par value of $.001 per share. As of March 17, 1997, RCI has a total of 22,091,113 shares of common stock issued and outstanding, 10,628,570 of which are owned by Incomnet, Inc., 7,275,000 shares of voting Series A 7% Convertible Preferred Stock, 725,000 shares of nonvoting Series B 7% Convertible Preferred Stock, and 503,264 voting Series C 7% Convertible Preferred Stock. Incomnet, Inc. does not own any outstanding RCI preferred stock. Each share of issued and outstanding Series A, Series B and Series C Preferred Stock is convertible into one share of RCI common stock (subject to adjustment) at any time at the option of the preferred stockholder, and automatically upon the occurrence of a "qualified public offering" by RCI, as that term is defined in the Certificate of Determination of Rights, References and Privileges for all outstanding series of RCI preferred stock. The terms of conversion and other rights of the outstanding RCI preferred stock are all subject to customary adjustments and antidilution provisions in the event of stock splits, certain stock dividends, stock combinations, reorganizations, recapitalizations and similar events. A "qualified public offering" by RCI occurs when RCI makes a public offering of its securities having gross proceeds of at least $20,000,000 and an offering price of at least $1.90 per share if it occurs on or prior to December 31, 1997, $2.14 per share if it occurs on or prior to June 30, 1998, $2.40 per share if it occurs on or prior to December 31, 1998, $2.69 per share if it occurs on or prior to June 30, 1999, $3.02 per share if it occurs on or prior to December 31, 1999, $3.40 per share it occurs on or prior to June 30, 2000, $3.81 per share if it occurs on or prior to December 31, 2000, $4.29 per share if it occurs on or prior to June 30, 2001, $4.82 per share if it occurs on or prior to December 31, 2001, $5.41 per share it if occurs on or prior to June 30, 2002, and $6.08 per share if it occurs after June 30, 2002, in each case as adjusted for stock splits, certain stock dividends, stock combinations and similar events.

     The Series A, Series B and Series C 7% Convertible Preferred Stock have a liquidation preference of $1.50 per share. All outstanding RCI preferred stock have a cumulative noncompounded dividend of 7% per annum which must be declared and paid in full before any dividends may be declared or paid on the RCI common stock. All dividends on outstanding RCI preferred stock, regardless of whether Series A, Series B or Series C, must be declared and paid ratably on all such outstanding preferred stock. Each holder of outstanding RCI preferred stock has the right to be paid the 7% dividend, when declared, either in cash, in shares of Series A, Series B or Series C Preferred Stock (at a price of $1.50 per preferred share, subject to adjustment), or in a combination of cash and preferred stock. The cumulative unpaid dividend on the outstanding RCI preferred stock must be paid in full in shares of RCI common stock (at a price of $1.50 per common share, subject to adjustment) or in cash, at the option of the preferred stockholder, upon the conversion of the preferred stock into common stock. The preferred stockholder may require RCI to redeem the outstanding preferred stock beginning after January 1, 2003 if the preferred stock has not otherwise been converted. The redemption price would equal the original issue price plus cumulative unpaid dividends. The Certificate of Determination for the outstanding RCI preferred stock contains numerous restrictive covenants applicable to RCI with respect to the incurrence of debt, sale of assets, issuance of shares, mergers, reorganizations, recapitalizations, affiliate transactions, and similar transactions by RCI.

     In connection with the issuance of the preferred stock by RCI, RCI and its shareholders entered into a Registration Rights Agreement, a Shareholders Agreement and related agreements governing the outstanding RCI shares and the management of RCI.

     Pursuant to the Registration Rights Agreements, the Series A and Series B Preferred Stockholders have priority demand and piggyback registration rights with respect to the shares of RCI common stock issuable upon the conversion of the preferred stock, and issuable upon the exercise of warrants held by them. The Series A and Series B Preferred Stockholders are the only RCI shareholders with demand registration rights, of which they have three for less than $5,000,000 of proposed sales and an unlimited number of proposed sales in excess of $5,000,000. With respect to piggyback registration rights, the holders of Series A and Series B Preferred Stock are entitled to 80% of the available registration of shares for selling security holders on a pro rata basis, and the other existing RCI shareholders are entitled to 20% of the available share registration for selling security holders on a pro rata basis, subject to other conditions and limitations.

     Pursuant to the RCI Shareholders Agreement, the RCI shareholders and RCI are granted certain first rights of refusal to purchase RCI stock proposed for sale by other RCI shareholders. The RCI Shareholders Agreement imposes certain other restrictions on the transferability of RCI shares, except for Rule 144 sales, a sale of shares in a public offering pursuant to the Registration Rights Agreement, and a transfer to RCI. The RCI shareholders also agree to vote their shares so that (i) the RCI Board of Directors will consist of nine members, (ii) subject to certain conditions, the RCI Board of Directors will consist of two members designated by J.P.Morgan Investment Corporation and its related investors, two members designated by Clipper Capital Associates, L.P. and its related investors, one member designated by Incomnet, Inc., provided, that if Incomnet, Inc. undergoes a "change of control" (defined as the cessation of Melvyn Reznick's service on the RCI Board of Directors for any reason or certain other changes in the Incomnet, Inc. Board of Directors or the stock ownership of Incomnet, Inc.), then the Incomnet designee must be approved by a majority of the other members of the RCI Board of Directors, one member designated by Jeff Rubin, one member designated by Robert Cohen, one member (initially Frank Pipp) designated by a majority of the RCI Board of Directors who qualify as outside directors and approved by a majority of the RCI shareholders, and one member who is the interim or permanent Chief Executive Officer of RCI. RCI has established Executive, Audit and Compensation Committees.

     The following persons are the current members of the RCI Board of Directors and its Committees:

I.   BOARD OF DIRECTORS(1)

     Molly F., Ashby (J.P. Morgan Designee)
     Robert Cohen
     Patrick H. Ganett (J.P. Morgan Designee)
     Kevin A. Macdonald (Clipper Designee)
     Frank Pipp (Chairman and Interim Chief Executive Officer)(2)
     Melvyn Reznick (Incomnet Designee)
     Jeff Rubin

II.  EXECUTIVE COMMITTEE

     Molly F., Ashby (Chairman)
     Kevin A. Macdonald
     Frank Pipp

III. COMPENSATION COMMITTEE

     Patrick H. Ganett (Chairman)
     Kevin A. Macdonald
     Frank Pipp
     Melvyn Reznick

IV.  AUDIT COMMITTEE

     Melvyn Reznick (Chairman)
     Patrick H. Ganett
     Kevin A. Macdonald

------------------------------

(1) The Board of Directors currently has one vacancy which is reserved for the permanent Chief Executive Officer when he is hired.

(2) John L. Vidovich is currently a consultant and acting co-Chief Executive Officer of RCI with Frank Pipp. Mr. Vidovich may become the permanent Chief Executive Officer of RCI. The permanent Chief Executive Officer of RCI is expected to join the RCI Board of Directors and may join one or more of its Committees.

     Upon the completion of a "qualified public offering" by RCI, as that term is defined in the Certificate of Determination for the outstanding RCI preferred stock and as described above, the voting and transferability restrictions in the RCI Shareholders Agreement generally terminate, except that the RCI shareholders agree to vote for one director designee each for J.P. Morgan and Clipper after the "qualified public offering" as long as their investors hold a specified minimum number of shares of RCI. The RCI Shareholders Agreement grants the RCI shareholders pro rata preemptive rights to purchase new securities proposed to be issued by RCI, except in circumstances such as when RCI makes a public offering, issues stock to acquire another company in a purchase, merger or other reorganization, issues stock pursuant to outstanding conversion rights, options or warrants, issues up to 120,000 shares to John L. Vidovich or 450,000 shares to Frank Pipp, implements a stock split or stock dividend, or issues stock after a "qualified public offering" by RCI.

     In connection with the short term bridge loans made to RCI from April 1996 to January 1997 and the issuance of the preferred stock by RCI on January 16, 1997, RCI issued options and warrants to purchase its common stock, and amended and restated its 1994 Stock Option Plan. The RCI 1994 Stock Option Plan was amended to authorize and reserve up to 4,514,732 shares of its common stock for issuance upon the exercise of stock options granted and which may be granted by the RCI Board of Directors in the future. Under the RCI 1994 Stock Option Plan, a total of 3,260,000 stock options have been granted to various officers, directors, employees and key consultants of RCI. The exercise price of 908,000 of the stock options is $2.25 per share and the exercise price of 1,842,000 of the stock options is $2.00 per share. These stock options have vested (subject to continued employment) and are exercisable at any time from the date of grant until dates ranging from November 1, 2005 until July 31, 2006. Melvyn Reznick was granted 100,000 of these options by RCI, having an exercise price of $2.25 per share and exercisable at any time until July 31, 2006. Frank Pipp was granted 450,000 of these stock options to purchase a total of 450,000 shares of RCI common stock at any time until January 20, 2007, 225,000 to which may be purchased at an exercise price of $1.28 per share and 225,000 of which may be purchased at an exercise price of $4.00 per share. RCI also granted to John L. Vidovich 60,000 of these stock options to purchase 60,000 common stock at any time until January 20, 2007 at an exercise price of $1.28 per share.

     RCI issued to the purchasers of the Series A and Series B Preferred Stock warrants to purchase 1,400,000 shares of RCI common stock at an exercise price of $1.74 per share, exercisable at any time until January 16, 2004. The holders of these warrants have certain registration rights under the Registration Rights Agreement described above, and customary adjustment and antidilution protection.

     In connection with short term bridge loans made to RCI by its shareholders and others during the period from April 1996 until early January 1997, RCI issued a total of 4,441,933 warrants to purchase 4,441,933 shares of RCI common stock at any time until dates ranging from September 30, 2003 to December 31, 2003. The exercise price of 1,853,683 of the warrants is $2.25 per share, the exercise price of 302,500 of the warrants is $1.28 per share, and the exercise price of 2,285,750 of the warrants is $.75 per share. Incomnet, Inc. holds 841,416 of these warrants to purchase 841,416 shares of RCI common stock at an exercise price of $2.25 per share at any time until September 30, 2003, 480,000 of these warrants to purchase 480,000 shares of RCI common stock at an exercise price of $.75 per share at any time until December 30, 2003, 150,000 of these warrants to purchase 150,000 shares of RCI common stock at an exercise price of $1.28 per share at any time until December 31, 2003, and 1,090,000 of these warrants to purchase 1,090,000 shares of RCI common stock at an exercise price of $.75 per share at any time until November 30, 2003. In consideration for personal loans and loan guarantees, Melvyn Reznick holds 175,000 of these warrants to purchase 175,000 shares of RCI common stock from the Company at an exercise price of $2.25 per share at any time until September 30, 2003, and 160,000 of these warrants to purchase 160,000 shares of RCI common stock from RCI at an exercise price of $.75 per share at any time until December 31, 2003. In consideration for personal loans to RCI, Albert Milstein was issued 25,000 warrants to purchase 25,000 shares of RCI common stock at an exercise price of $1.28 per share at any time until December 31, 2003. In consideration for personal loans to RCI, Steve Caswell was issued 12,500 of these warrants to purchase 12,500 shares of RCI common stock at an exercise price of $1.28 per share at any time until December 31, 2003.

     RCI also has a total of 1,000,000 additional warrants outstanding which entitle their holders to purchase a total of 1,000,000 shares of RCI common stock at an exercise price equal to 50% of the average of the last reported sales price of RCI shares during the first 30 business days after the shares of RCI first become publicly traded, provided that they become publicly traded on or before December 31, 1998. If RCI becomes publicly traded on or before December 31, 1998, these warrants are then exercisable for a period of 180 days after the public trading commencement date. These 1,000,000 RCI warrants were issued on February 8, 1995 in connection with the issuance of 8% convertible promissory notes by Incomnet, Inc. on that date to finance its acquisition of a controlling interest in RCI. See "Item 1. Business - Acquisition of Rapid Cast, Inc." in the Company's Form 10-K for the fiscal year ending December 31, 1995.

SETTLEMENT OF RCI PATENT INFRINGEMENT CASE

     On January 16, 1997, RCI completed the settlement of the lawsuit entitled RONALD BLUM, O.D. VS. RAPID CAST, INC., ET AL. and the lawsuit has been dismissed. In consideration for a total cash payment of $525,000 in cash to Dr. Blum and the release by RCI of all claims which it may have had against Dr. Blum, RCI received a release of all claims by Dr. Blum. See "Item 1. Legal Proceedings - Patent Infringement Lawsuit" in the Company's Form 10-Q for the fiscal quarter ending September 30, 1996.

RCI - LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     As permitted by the Delaware General Corporation Law (the "Delaware Law"), RCI's Certificate of Incorporation includes a provision that eliminates, to the maximum extent permitted by the Delaware Law, any director's personal liability to RCI or its stockholders for monetary damages in respect of any breach by such director of his fiduciary duty. The Delaware Law does not permit a director's personal liability to be eliminated (i) for any breach of a director's duty of loyalty to RCI or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware Law, the By-Laws of RCI provide that RCI shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware Law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-Laws also provide that RCI will advance expenses to directors and executive officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. RCI currently carries director and officer liability insurance.

     RCI has entered or will enter into indemnity agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Delaware Law and RCI's By-Laws, subject to certain exceptions, as well as certain additional procedural protection. In addition, the indemnity agreements provide generally that RCI will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     RCI currently carries director and officer liability insurance.

RCI - ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

     RCI is a Delaware corporation and thus subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which is generally viewed as an anti-takeover statute. In general, Section 203 prohibits a Delaware corporation from engaging in any "business combination" (as defined) with any "interested stockholder" (as defined) for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     In general, Section 203 defines a "business combination" to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) (subject to certain exceptions) any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as (a) any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or (b) any entity or person affiliated with or controlling or controlled by such entity or person.

     The existence of Section 203 would be expected to have the effect of discouraging takeover attempts involving RCI, including attempts that might result in a premium over the market price of RCI's common stock (if it is then publicly traded).

                                 USE OF PROCEEDS


     The Company will not receive any net proceeds from the sale of the Outstanding Shares or the Underlying Shares, if and when issued. The Company would receive $1,834,120 of net proceeds from the exercise of the Warrants, if and when they are exercised, and has received net proceeds of $2,248,000 from the issuance of the Series B Preferred covered by this Prospectus and $100,000 from the issuance of the Debentures, with a right to borrow another $85,000 at any time until the maturity date of the Debentures, which is April 30, 1998. The amount of net proceeds to be received from the sale of Shares by the Company is uncertain and depends on (i) whether any Shares are sold and if so, how many Shares are sold, (ii) the price at which Shares are sold through the Underwriter in the NASDAQ over-the-counter market from time to time, (iii) the conversion price of the Debentures and Series B Preferred (and 125 shares of Series A Preferred), and the extent to which Shares are needed to cover conversions, and (iv) the amount of commissions and discounts paid to the Underwriter in connection with the sale of the Shares. The net proceeds received from the sale of the Shares and the exercise of the Warrants, if any, will be used by the Company for general working capital purposes. See "DESCRIPTION OF CAPITAL STOCK."

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Company's Common Stock is quoted on the NASDAQ Small Capital Market System under the symbol "ICNT." The following table sets forth, for the calendar quarters indicated, the actual high and low sale prices of the Company's Common Stock as reported on the NASDAQ/Small Capital Market commencing for the first quarter of 1994. The approximate number of record holders of Common Stock on February 5, 1998 was 797.


                                    HIGH            LOW      LAST SALE
                                    ----            ---      ---------

 1994
   First Quarter                    7.25           6.00           6.75
   Second Quarter                  11.12           6.37           9.75
   Third Quarter                   12.50           8.00          11.37
   Fourth Quarter                  14.62           9.94          13.25
 1995
   First Quarter                   16.25          12.25          14.25
   Second Quarter                  15.87          11.25          15.25
   Third Quarter                   23.50          15.25          22.25
   Fourth Quarter                  11.25           2.50           4.56
 1996
   First Quarter                    6.20           4.25           5.12
   Second Quarter                   6.25           4.37           4.75
   Third Quarter                    5.31           4.50           4.75
   Fourth Quarter                   4.75           4.12           4.43
 1997
  First Quarter                     5.06           2.87           3.00
  Second Quarter                    5.37           2.81           4.87
  Third Quarter                     5.19           2.94           3.62
  Fourth Quarter                    3.75           1.25           1.25
 1998
  First Quarter(a)                  1.56           1.00           1.25

------------------------------

(a)  Through February 4, 1998.

          A recent closing sale price for the Common Stock as reported in published financial sources is set forth on the cover page of this Prospectus. There is no public trading market for the Warrants or the Series A Preferred, Series B Preferred, or the Debentures, nor is one expected to develop. The Company intends to retain future earnings for use in its business and does not anticipate paying any dividends on shares of its Common Stock in the foreseeable future. Furthermore, pursuant to the Certificates of Determination for the Series A Preferred and Series B Preferred, no cash dividends or cash distributions may be made on the Company's Common Stock unless all cumulative unpaid dividends on the Series A Preferred and Series B Preferred are paid.

                                 CAPITALIZATION

          The following table sets forth the actual capitalization of the Company at September 30, 1997 and the capitalization of the Company reflecting (i) the issuance of 495,500 Underlying Shares assuming the exercise of all 495,500 Warrants, (ii) the issuance of 627,503 Underlying Shares pursuant to the conversion of 2,434 outstanding shares of the Series B Preferred at its maximum average conversion price of $3.97 per share (less the impact of liquidated damages for late registration and the 6% per annum cumulative dividend), (iii) the issuance of 40,686 Shares upon the conversion of 125 shares of Series A Preferred at a conversion price of $4.25 per share (less the impact of liquidated damages for late registration and the 2% per annum cumulative dividend), which is the maximum conversion price of those shares, (iv) the issuance of 169,725 Underlying Shares pursuant to the conversion of the Debentures at a conversion price of $1.09 per share, which is their maximum conversion price, and (v) no other issuance of Shares.


                                                                September 30, 1997
                                                           --------------------------
                                                           Actual         As Adjusted(2)
                                                           ------         --------------
Long-Term Debt:(1)                                         $ 6,955,000    $ 6,955,000

Minority Interest                                          $         0    $         0

Stockholders' Equity (Deficiency)

Preferred Stock, no par value; 100,000 shares
    authorized, 3,909 shares issued and outstanding          3,428,000      4,048,000
    (4,259 as adjusted)

Common Stock, no par value; 20,000,000 shares              $70,242,000    $71,698,120
    authorized, 14,006,793 shares issued and
    outstanding (15,340,207 as adjusted)(3)

Retained earnings (accumulated deficit)                    (56,765,000)   (56,765,000)

Treasury Stock                                              (5,491,845)    (5,491,845)
                                                          ------------   ------------

Total stockholders' equity (deficiency)                     11,413,000     13,489,275
                                                          ------------   ------------

Total capitalization                                      $ 18,404,155   $ 20,444,275
                                                          ------------   ------------
                                                          ------------   ------------

------------------------------

(1) The long-term debt includes liabilities of RCI in excess of assets totalling $3,600,000.


(2) The "as adjusted" column does not reflect the sale of any Shares through the Underwriter because the price and amount of such sales, and the underwriting commissions and discounts applicable to such sales, are too uncertain at this time. The "as adjusted" column also assumes that no shares are needed to be issued in excess of the 627,503 Underlying Shares reserved for issuance upon the conversion of the 2,434 outstanding shares of Series B Preferred, 40,686 Shares upon the conversion of 125 outstanding shares of Series A Preferred which still have registration rights, and 169,725 Underlying Shares reserved for issuance upon the conversion of the Debentures with an assumed outstanding balance of $185,000. The sale of Shares through the Underwriter would increase the amount of stockholders' equity by the net proceeds received by the Company from the sale, after the deduction of underwriting commissions and discounts. The issuance of additional shares upon the conversion of Series A Preferred, Series B Preferred or the Debentures, if necessary, would not increase stockholders' equity. See "THE COMPANY - Issuance of Convertible Preferred Stock" and "THE COMPANY-Issuance of Debentures."


(3) Assumes a total of 495,500 Underlying Shares of the Company's Common Stock is issued pursuant to the exercise of the Warrants, a total of 627,503 Underlying Shares of the Company's Common Stock is issued pursuant to the conversion of 2,434 shares of the outstanding Series B Preferred (including payment of the 6% cumulative dividend in Common Stock, with payment of the liquidated damages for late registration assumed to be paid in cash), a total of 40,686 Shares of the Company's Common Stock is issued upon the conversion of 125 outstanding shares of Series A Preferred which still have registration rights (including payment in Common Stock of the liquidated damages through January 1, 1998 and the 2% per annum cumulative dividend), and a total of 169,725 Underlying Shares of the Company's Common Stock is issued upon the conversion of the Debentures with an outstanding balance of $185,000. Includes $36,000 paid for the Warrants. See "THE COMPANY - Settlement with RCI Parties." The adjusted shares of Common Stock assume that 2,434 shares of Series B Preferred are converted into Common Stock at an average conversion price of approximately $3.97 per share, and that the Debentures are converted at a conversion price of $1.09 per share with an outstanding balance of $185,000. The conversion price may be less, depending on the average bid price of the Company's Common Stock prior to the conversion dates.
     If the average conversion prices of the Series B Preferred is less than $3.97 per share (or if the average conversion price of the 125 outstanding shares of Series A Preferred with registration rights is less than $4.25 per share), or if the conversion price of the Debentures is less than $1.09 per share, more dilution would be incurred by the existing Common Stockholders. See "THE COMPANY - Issuance of
     Convertible Preferred Stock," "THE COMPANY-Issuance of Debentures" and "RISK FACTORS - Possible Adverse Effects of Issuance of Preferred Stock."

                                    DILUTION

     As of September 30, 1997, the net tangible book value of the Company was approximately $4,519,000 or approximately $.32 per share of Common Stock. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. Without giving effect to any changes in such net tangible book value after September 30, 1997, other than to give effect to the exercise of the 495,500 Warrants and the conversion of the 2,434 outstanding shares of Series B Preferred at an average conversion price of approximately $3.97 per Underlying Share, the PRO FORMA net tangible book value at September 30, 1997 would have been $6,595,275 or approximately $.43 per share. Thus, as of September 30, 1997, the net tangible book value per share of Common Stock owned by the Company's current stockholders would have increased by approximately $.11 without any additional investment on their part. The holders of the 360,000 Warrants will incur an immediate dilution of approximately $3.32 per share from their Warrant exercise price. The holders of the 12,500 Warrants will incur an immediate dilution of approximately $2.51 per share from their Warrant exercise price. The holders of 50,000 of the Warrants will incur an immediate dilution of approximately $3.07 per share from their Warrant exercise price. The holders of 55,000 of the Warrants will incur an immediate dilution of approximately $1.57 per share from their Warrant exercise price. The holders of the Series B Preferred will incur an immediate average dilution of approximately $3.54 per share from their average conversion price, assuming a maximum average conversion price of approximately $3.97 per share. The holders of the Debentures will incur an immediate dilution of approximately $.66 per share from their conversion price, assuming a maximum conversion price of $1.09 per share. "Dilution" means the difference between the public offering price and the PRO FORMA net tangible book value per share after giving effect to the offering. Holders of the Common Stock may be subjected to additional dilution if any additional securities are issued as compensation or to raise additional financing. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.


                               EXERCISE OF      EXERCISE OF     EXERCISE OF     EXERCISE OF     CONVERSION OF SERIES CONVERSION OF
                               360,000 WARRANTS 12,500 WARRANTS 50,000 WARRANTS 55,000 WARRANTS B PREFERRED SHARES   DEBENTURES
                               ---------------- --------------- --------------- --------------- -------------------- -------------
Price per share(1)             $3.75            $2.94           $3.50           $2.00           $3.97                $1.09
Net tangible book value per
 share before offering         $ .32            $ .32           $ .32           $ .32           $ .32                  .32
Increase in net tangible book
value per share attributable
to shares offered hereby       $ .11            $ .11           $ .11           $ .11           $ .11                  .11

Pro forma net tangible book
value per share after offering $ .43            $ .43           $ .43           $ .43           $ .43                  .43

Dilution of net tangible book
value per share to purchasers
in this offering               $3.32            $2.51           $3.07           $3.54           $1.57                $ .66


(1) The price per share represents the exercise price of the Warrants in the case of the Warrants, the maximum average conversion price in the case of the Series B 6% Convertible Preferred Stock, and the maximum conversion price in the case of the Debentures. If the average conversion price of the Series B Preferred is less than approximately $3.97 per share, then the average dilution to the holders of the Series B Preferred would be less than $3.54 per share. If the conversion price of the Debentures is less than $1.09 per share, then the dilution to the holders of the Debentures would be less than $.66 per share.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The selected consolidated financial information for the Company presented under the captions "Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1996, and the nine months ended September 30, 1997, is derived from the Company's Consolidated Financial Statements. The Company's Consolidated Financial Statements as of December 31, 1994, 1995 and 1996 and for each of the years in the three-year period ended December 30, 1996, and the report thereon, and as of September 30, 1996 and September 30, 1997 and for the nine months ended September 30, 1996 and September 30, 1997, have been incorporated in this Prospectus by reference. This selected consolidated financial information should be read in conjunction with the Company's Consolidated Financial Statements and the related notes thereto included in the Company's 1996 Form 10-K and the Company's Form 10-Q for the fiscal quarter ended September 30, 1997, incorporated herein by reference, and with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in this Prospectus.

                                 INCOMNET, INC.

STATEMENT OF OPERATIONS DATA:


                           Nine Months Ended September 30                         Year Ended December 31
                           ------------------------------  ---------------------------------------------------------------------
                               1997           1996           1996           1995           1994           1993           1992
                               ----           ----           ----           ----           ----           ----           ----
Revenues                   $99,341,000    $77,296,000      $106,905,000   $86,564,917    $46,815,057     $11,298,972    $5,534,874

Income (Loss) before
income taxes, extra-
ordinary items and
minority interest           (7,886,000)   (11,202,000)      (51,517,000)      957,044      4,000,242      (1,606,844)   (2,264,597)

Income (Loss)
before extra-
ordinary item and
minority interest           (7,207,000)   (10,523,000)      (43,705,000)      856,543      3,999,187      (1,606,844)   (2,461,697)

Minority Interest                    0      1,908,000         6,906,000       509,482              -               -             -

Net Income
(Loss)                      (7,207,000)    (8,615,000)      (37,676,000)    1,366,025      4,071,194        (948,769)   (2,021,333)

Net Income (Loss)
per share before
extraordinary items              (0.54)         (0.65)            (2.75)         0.11           0.42           (0.20)        (0.34)

Net Income (Loss)
per share                        (0.54)         (0.65)            (2.82)         0.11           0.42           (0.12)        (0.28)

Cash dividends per
common share                         0              0                 0             0              0               0             0

Weighted average
number of shares            13,687,977     13,244,674        13,370,000    12,706,401      9,593,207       8,183,877     7,189,671


BALANCE SHEET DATA:

                                 At September 30                            At December 31
                           --------------------------    --------------------------------------------------------
                               1997           1996           1995           1994           1993           1992
                               ----           ----           ----           ----           ----           ----

Total assets               $48,652,000    $69,564,043    $74,105,629    $26,158,346    $8,665,839     $6,744,944

Long-term obligations        6,955,000      8,708,181(2)   8,459,772(2)         900        20,000        176,000

------------------------------

     (1) Includes accounting for 1,500,000 shares of the Company's Common Stock reserved in September 1997 for future issuance to the class plaintiffs pursuant to the settlement of the lawsuit SAUNDRA GAYLES, ET AL. vs. INCOMNET, INC. and SAM D. SCHWARTZ. See "THE COMPANY - Settlement of the Class Action Lawsuit."

     (2) These long term obligations include $8,459,772 as of December 31, 1995 and $8,055,562 as of September 30, 1996 relating to the net deferred tax liability arising from the nondeductibility of the RCI patent rights, which were eliminated when the RCI patent amortization schedule was accelerated and the related intangible asset was written off entirely.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

CONSOLIDATED RESULTS OF OPERATIONS

     GENERAL

     Gross revenues from NTC's operations have been increasing steadily since the Company acquired a controlling interest and commenced advancing working capital to NTC in early 1992. Upon acquiring control of NTC, the Company implemented a new marketing plan for NTC pursuant to which compensation payments to the independent marketing representatives were calculated and paid on a more timely basis. NTC uses a network marketing program of independent representatives to sell its telecommunications-related services to retail customers. The growth in NTC's telecommunications-related revenues is directly tied to its network marketing program. NTC's independent representatives typically purchase materials, training and services from NTC to assist them in selling new retail customers and enrolling other representatives in the NTC program. NTC pays the independent representatives a residual monthly commission on the telecommunications revenue. In addition, the network marketing program pays various bonuses and overrides when and if new representatives obtain a minimum number of new telephone customers, typically 10, within a 30 to 60 day period. This program has been designed to bring NTC new retail telephone customers even if little or no growth occurs in the marketing program revenues itself. The new telecommunications revenue generally lags the marketing program revenues by one to six weeks. When the marketing program revenues increase, an increase in NTC's telecommunications-related revenues is expected to follow.

     As part of NTC's management program, the billing system was enhanced to allow for multiple billing cycles each month. NTC still establishes significant reserves for its direct-billed Dial-one receivables. NTC believes that the pre-paid calling card products now offered by it significantly reduce losses due to uncollectible accounts receivable.

     NTC's long distance telephone services and marketing programs subject the Company to the regulatory control of the Federal Communications Commission and various state regulatory agencies, including but not necessarily limited to state Public Utility Commissions or equivalent, state attorney general offices, and state consumer relations and protection offices. See "THE COMPANY - Settlement of Civil Consumer Protection Lawsuits With The State of California" and "RISK FACTORS - Adverse Impact of Government Regulation."

     The Company's current emphasis with respect to NTC is to continue to ensure that (i) processing capacity is maintained and increased to handle growing sales, (ii) the independent marketing force continues to expand, resulting in a growing base of telephone customers, and (iii) the business is operated efficiently with reliable reporting. See "RISK FACTORS - Risks Relating to Incomnet, Inc. and its Subsidiaries - Possible Need for Additional Financing - Dilution of Ownership in RCI" and "RISK FACTORS - Risks Relating to Incomnet, Inc. and its Subsidiaries - No Assurance of Profitability - Recent Losses."


     On May 2, 1997, the Company acquired 100% of the total issued and outstanding capital stock of California Interactive Computing, Inc., which
changed its name to GenSource Corporation in October 1997.   The financial
condition and operating results of this 100% owned subsidiary commenced being reflected in the consolidated financial condition and operating results of the Company in its Form 10-Q filed for the quarter ended June 30, 1997. See the Company's Report on Form 8-K, dated May 2, 1997, and "THE COMPANY - Acquisition of California Interactive Computing, Inc."

     THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996

SALES - Sales of $33.3 million in the third quarter ended September 30, 1997 increased 21% over sales of $27.6 million in the third quarter ended September 30, 1996. The majority of this increase was attributable to NTC's sales increase to $32.3 million in the three months ended September 30, 1997 from $25.8 million in the three months ended September 30, 1996, respectively. The following table summarizes the Company's sales performance by subsidiary and segment during the comparable third quarters in 1997 and 1996:

                                                                 $ in millions
                                                              ------------------
Subsidiary                       Segment                       1997        1996
--------------     ---------------------------------------    ------      ------
NTC                Telephone (telecommunications services)    $ 28.7      $ 21.1
NTC                Telephone (marketing programs)                3.6         4.7
RCI                Optical                                        --         1.4
GenSource          Software                                      0.6          --
AutoNETWORK        Network                                       0.4         0.4
                                                              ------      ------
                   Total Company Sales                        $ 33.3      $ 27.6
                                                              ------      ------
                                                              ------      ------

COST OF SALES - Total Company cost of sales increased to $23.4 million or 70% of sales during the quarter ending September 30, 1996 verses $17.7 million or 64% of sales during the comparable prior year quarter. The quarter-to-quarter increase in cost of sales resulted largely from the increase in carrier costs associated with increased telephone service sales by NTC. The increase in the percentage of overall sales to 70% in the third quarter of 1997 from 64% in the third quarter of 1996 was due primarily to a percentage increase in NTC's carrier costs in the third quarter of 1997 versus the third quarter of 1996. The following table summarizes the Company's changes in three major cost components in the third quarter ended September 30, 1997 and 1996, respectively:

                                                            $ in millions
                                                       ----------------------
                                                       September    September
                                                        30, 1997     30, 1996
                                                       ---------    ---------
Commissions paid to NTC independent sales reps           $  4.4       $  5.0
Carrier costs for NTC's long distance telephone service    17.8         11.0
All other costs of sales                                    1.2          1.8
                                                         ------       ------
    Total Company Cost of Sales                          $ 23.4       $ 17.8
                                                         ------       ------
                                                         ------       ------

NTC's total commission expense decreased to $4.4 million in the third quarter of 1997 compared to $5.0 million in the same quarter of 1996. NTC's carrier costs to deliver long distance telephone service to its telephone customers increased to $17.8 million in the third quarter of 1997 compared to $11.0 million in the third quarter of 1996. This increase in carrier costs reflects a decline in the gross margin of carrier-related sales. In the third quarter of 1996, gross margin was 48%, or $11.0 million in carrier costs on $21.1 million in carrier sales, while in the third quarter of 1997, gross margin declined to 38%, or $17.8 million in carrier costs on $28.7 million in carrier sales.

The third cost component shown in the table above is "all other costs of sales" which represents: (1) NTC's costs of producing sales materials for its independent sales representatives, (2) GenSource's cost of producing software products and related services, and (3) AutoNETWORK's costs of providing communications network products and services.

GENERAL & ADMINISTRATIVE - Total general and administrative costs decreased to $6.7 million or 20% of sales in the quarter ending September 30, 1996 compared to $8.3 million or 30% of sales in the same prior year quarter. General and administrative costs generally include the costs of employee salaries, fringe benefits, supplies, and related support costs which are required in order to provide such operating functions as customer service, billing, marketing, product development, information systems, collections of accounts receivable, and accounting. The decrease in general and administrative expense is associated with improved efficiencies at NTC and by no longer consolidating the financial statements of RCI.

DEPRECIATION & AMORTIZATION - Total Company depreciation and amortization expense was $821,409 in the third quarter of 1997 verses $501,787 in the third quarter of 1996. This increase was caused primarily by continuing investment by NTC in computer hardware and software, furniture and equipment, and leasehold improvements required to support its anticipated expansion in sales.

BAD DEBT EXPENSE - Total Company bad debt expense increased to $1.6 million in the third quarter of 1997 from $1.3 million in the third quarter of 1996. The increase in bad debt was associated with an increase in total sales at NTC in the third quarter of 1997 versus the third quarter of 1996.

OTHER INCOME & EXPENSE - The Company's other income and expense was an expense of $11.2 million in the third quarter of 1997 compared to other expense of $10.7 million in the third quarter of 1996. The $11.2 million in other expenses consists primarily of: (1) an $8.7 million reserve for the settlement of the class action lawsuit against the Company, (2) a $1.6 million reserve for the settlement of a civil consumer protection lawsuit by the State of California against the Company's NTC subsidiary and approximately $600,000 in additional legal expenses associated with related lawsuits and administrative matters.

NET INCOME - The Company incurred a net income loss of $9.6 million in the third quarter of 1997 compared to a loss of $9.3 million in the third quarter of 1997. The net loss was due primarily to the reserves taken for legal settlements, including $8.65 million to settle the class action lawsuit against the Company and $1.6 million for NTC to settle a civil consumer protection lawsuit with the State of California. Without the reserves for legal settlements and associated expenses, the Company had net operating income of approximately $806,397 in the third quarter ended September 30, 1997.

     YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995 AND YEAR ENDED DECEMBER 31, 1994

     SALES. For 1996, 1995 and 1994, the Company's net sales totaled approximately $106.9 million, $86.6 million and $46.8 million, respectively. The increases in sales in 1996 compared with 1995 and 1995 compared with 1994 were attributable principally to increased sales at NTC. The following table summarizes the Company's year-to-year sales performance by subsidiary and segment:


      Subsidiary              Segment                                  $ In Millions

                                                                  1996       1995      1994
                                                                  ----       ----      ----
NTC                  Telephone (telecommunications services)     $ 83.7     $70.0     $34.2
NTC                  Telephone (marketing programs)                17.1      13.1      11.4
RCI                  Optical                                        4.7       2.0       ---
AutoNETWORK          Network                                        1.4       1.5       1.2
                                                                 --------------------------
                     TOTAL COMPANY NET SALES                     $106.9     $86.6     $46.8
                                                                 --------------------------
                                                                 --------------------------


NTC's net sales increase was driven largely by continued expansion of the customer base for its telecommunications services. As a result of this continuing expansion, NTC's telecommunication service revenues represented 83.0%, 84.2% and 75.0% of NTC's total revenues for 1996, 1995 and 1994, respectively, with the remaining 17.0%, 15.8% and 25.0% generated by sales of NTC's marketing programs for 1996, 1995 and 1994, respectively. Revenues from the optical segment may decline in 1997 because the Company's percentage ownership in RCI is lower than in 1995 and 1996, and machine orders at RCI have declined while RCI implements design modifications and improvements. See
"Item 1. Business - Rapid Cast, Inc. - Technical Overview of the Rapid Cast LenSystem" in the Company's 1996 Form 10-K.

COST OF SALES. Total Company cost of sales for 1996, 1995 and 1994 were approximately $68.6 million, $57.9 million and $31.2 million, respectively. The increases in cost of sales were attributed principally to the increase in carrier costs associated with increased telephone service sales by NTC and a volume related rise in RCI cost of sales. Gross margin when stated as a percentage of net sales was 35.9%, 33.1% and 33.3% for 1996, 1995 and 1994, respectively. The increase in gross margin in 1996 was attributable principally to reductions in NTC's telecommunication service cost of sales resulting from:
(1) lower long-distance transport costs charged by NTC's carriers, and (2) continuing improvements in the mix of sales in the higher profit product lines. The following table summarizes the Company's year-to-year changes in three major cost components:

                                                              $ In Millions

                                                            1996    1995   1994
                                                            ----    ----   ----

Carrier costs for NTC's long distance telephone service     $44.7  $40.4  $21.3
Commissions paid to NTC independent sales representatives    18.0   14.2    7.7
All other costs of sales                                      5.9    3.3    2.2
                                                            -------------------
          TOTAL COMPANY NET SALES                           $68.6  $57.9  $31.2
                                                            -------------------
                                                            -------------------

    NTC's total commission expenses for 1996, 1995 and 1994 were $18.0 million, $14.2 million and $7.7 million, respectively. The increases were attributed principally to the residual monthly sales commissions and various bonuses and overrides paid to sales representatives on increased marketing and telephone service revenues.

    The third cost component shown in the table above is "all other costs of sales" which represents: (1) NTC's costs of producing sales materials for its independent sales representatives, (2) RCI's costs of producing optical systems and ancillary goods, and (3) AutoNETWORK's costs of providing communications network products and services.

GENERAL AND ADMINISTRATIVE. Total general and administrative costs for 1996, 1995 and 1994 were approximately $36.9 million, $19.8 million and $9.4 million, respectively. General and administrative expenses represented 34.57%, 22.9% and 20.2% of net sales in 1996, 1995 and 1994, respectively. General and administrative costs generally include the costs of employee salaries, fringe benefits, supplies, and related support costs which are required in order to provide such operating functions as customer service, billing, marketing, product development, information systems, collections of accounts receivable, and accounting.

NTC's general and administrative costs increased to 24.5% of sales in 1996 from 20.3% of sales in 1995. This increase was due principally to: (1) increases in fees paid to local exchange carriers (LECs) to process NTC's billing and collection of its LEC-billed long distance telephone service, and (2) increases in compensation and fringe benefits expended as NTC continues to build infrastructure to support anticipated future sales growth. RCI's general and administrative costs continue to reflect the startup nature of its operations.

DEPRECIATION AND AMORTIZATION. The Company's depreciation and amortization expense totaled $2.0 million, $1.0 million and $0.4 million for 1996, 1995 and 1994, respectively. These increases were caused by the continuing investment by NTC in computer hardware and software, furniture and equipment, and leasehold improvements required to support its expansion in sales.

BAD DEBT EXPENSE. The Company's bad debt expense totaled $6.1 million, $4.1 million and $1.8 million for 1996, 1995 and 1994, respectively. Bad debt expense represented 5.7%, 4.8% and 3.8% of net sales in 1996, 1995 and 1994, respectively. The increase in bad debt was caused primarily by increased provisioning of NTC's LEC billed receivables which currently carry a higher than estimated bad debt provision, and direct billed collection agency write-offs.

OTHER (INCOME) AND EXPENSE. The Company's other (income) and expense totaled $3.4 million, $1.0 million and $(0.3) million for 1996, 1995 and 1994, respectively. The increase in 1996 was attributable in large part to settlement costs of $2.0 million associated with claims by officers against the Company. The increase in 1995 was attributed principally to: (1) a $0.4 million settlement with convertible noteholders relating to the acquisition of RCI, (2) a $0.2 million settlement with a former Company officer, and (3) a $0.3 million write-off of marketable securities by NTC.

CHARGE FOR ASSET IMPAIRMENT. The charge for asset impairment totaled $39.1 million for 1996 for the devaluation of the Company's investment in RCI. There was no impairment in 1995 and 1994.

MINORITY INTEREST. Beginning on July 1, 1995, the Company converted from the equity method to the consolidated method of accounting for its 51% ownership in RCI. As a result, 49% of RCI's losses from July 1 through December 31, 1995 (the "minority interest") were eliminated from the Company's "Consolidated Statements of Operations" for 1995.

NET INCOME (LOSS). The Company's net income (loss) totaled ($37.7) million, $1.4 million and $4.1 million for 1996, 1995 and 1994, respectively. Net income
(loss) represented (35.2%), 1.6% and 8.7% of net sales for 1996, 1995 and 1994, respectively. The decreases were attributed principally to: (1) higher losses at RCI in 1996 due to the devaluation of patent rights and significantly increased operating costs incurred to build infrastructure for future potential sales growth, and (2) higher losses at the Company's headquarters which were caused by the establishment of reserves for devaluation of the Company's investment in RCI and for settlement costs.

EMPLOYMENT. Employment of the Company totaled 288 at December 31, 1996, not including independent sales representatives of NTC, who are classified as independent contractors and not as employees of the Company.

LIQUIDITY AND CAPITAL RESOURCES
     AS OF SEPTEMBER 30, 1997

Overall, the Company had negative cash flows of $1.1 million during the first nine months of 1997 resulting from negative cash flows from operations of $13.1 million and negative cash flows from investing activities of $2.4 million, which were offset by positive cash flows from investing activities of $14.4 million. The Company expects that its operating and investing activities will continue to experience negative cash flows due to (1) anticipated cash costs associated with the class action lawsuit, related lawsuits and other legal and regulatory issues and (2) anticipated funding requirements of approximately $1.2 million through fiscal year 1998 associated with the operation and acquisition of GenSource (see the Company's Report on Form 10-Q for the second quarter ended June 30, 1997). To endeavor to meet these anticipated funding needs, the Company has issued options to acquire up to 250,000 shares of Series B Preferred with a conversion rate at 88% of the market value of the Company's Common Stock on the date of conversion, the right to acquire 200 additional shares of Series B Preferred with an 80% conversion ratio, and warrants to acquire 105,000 shares of the Company's Common Stock. There is no assurance that these options will be exercised and therefore management is not certain that its liquidity and capital resources will be sufficient to fund its activities in 1998. Furthermore, NTC has recently experienced a decline in marketing and telephone revenues which is adversely affecting the liquidity of NTC. NTC has borrowed approximately $9.5 million of its $10 million line of credit with First Bank, secured by NTC's accounts receivable. See "RISK FACTORS--Risks Relating to Incomnet, Inc. and its Subsidiaries."

The Company's cash flows are discussed below, as follows:

CASH FLOW FROM OPERATIONS - The Company experienced $13.1 million in negative cash flow from operations during the first nine months of 1997 compared to $5.8 million in negative cash flow from operations during the prior year's comparable period. This year-to-year decrease in cash flow from operations resulted primarily from: (1) a net loss from operating activities of $7.2 million, which includes reserves of $8.65 million and $1.6 million for anticipated legal settlements, (2) an increase in operating assets, primarily accounts receivable of $5.7 million and (3) a decrease in operating liabilities of $2.7 million.

CASH FLOW FROM INVESTING - The Company experienced negative cash flows from investing activities of $ 2.3 million in the first nine months of 1997 as compared with a positive cash flow of $2.9 million in the first nine months of 1996. The negative cash flow in the first nine months of 1997 resulted primarily from $3.7 million used to acquire plant and equipment, primarily by NTC, and by $2.2 million for the acquisition of GenSource, reduced by a $3.6 million liability in excess of assets arising from changing to the equity method of accounting for RCI.

CASH FLOW FROM FINANCING - Positive cash flows from financing activities totaled $14.4 million during the first nine months of 1997 compared with $2.7 million during the first nine months of 1996. The positive cash flow during the first nine months of 1997 resulted primarily from (1) issuance of $8.65 million of common stock primarily to settle the class action lawsuit against the Company, (2) net sales of $1.3 million worth of convertible preferred stock, (3) increased borrowings under NTC's line of credit, and (4) assumption of $2.2 million in obligations associated with the acquisition of GenSource.

LITIGATION. The Company is subject to pending litigation and an investigation by the Securities and Exchange Commission. Management is not yet able to predict the impact of the pending litigation on its financial condition and the results of its operations. Management does not believe that the investigation by the Securities and Exchange Commission will result in a material impact on the Company's financial condition or results of operations. See "Part II. Item 1. Legal Proceedings" in the Company's Form 10-Q for the quarter ended September 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES
     AS OF DECEMBER 31, 1996

     GENERAL.   Overall, the Company achieved slightly positive cash flows of
$0.6 million during 1996 resulting from positive cash flows from operating activities of $3.0 million and from financing activities of $5.2 million, which were almost entirely offset by negative cash flows from investing activities of $7.6 million. The Company may need to raise additional capital in 1997 to fund settlement costs relating to pending litigation or to make a business acquisition, although specific needs had not yet been identified as of December 31, 1996. Pursuant to its management incentive agreement with NTC, the Company receives cash distributions from NTC on a periodic basis, which are scheduled to be made until December 31, 1997. See "Item 1. Business - National Telephone & Communications, Inc. - Management Incentive Agreement" in the Company's 1996 Form 10-K. The Company does not expect to have to make loans to RCI in 1997, and RCI's capital needs in the short-term have been met through its private placement of preferred stock and warrants in January 1997. See "Item 1. Business - The Recent Capitalization of RCI" in the Company's 1996 Form 10-K. The Company may, however, be presented with an option to purchase additional convertible preferred stock in RCI in July 1997 if J.P. Morgan or The Clipper Group do not exercise their options to purchase up to $5,000,000 of additional preferred stock. RCI is incurring net operating deficits and will need additional capital to continue its business. If the Company elects to contribute additional capital to RCI, it will need to raise funds through the sale of stock or otherwise. There is no assurance that it will be able to raise such capital or financing, or that its ownership of RCI will not be further diluted. NTC is expected to have sufficient capital or financing to fund its requirements in 1997, including funds required for the establishment of its branch marketing offices, one of which is currently being built in leased premises in Honolulu, Hawaii. There is no assurance that the cash distributions by NTC to the Company or the cash flow from AutoNETWEORK will be sufficient to meet the Company's future funding requirements, or that RCI or NTC will have sufficient capital or financing to meet their needs.

CASH FLOW FROM OPERATIONS. Net cash provided by operating activities of $3.0 million in 1996 was primarily attributable to the operating loss for 1996 of $37.7 million and non-cash items, principally from a devaluation of the Company's investment in RCI, of $39.1 million, as well as depreciation and amortization of $4.3 million, and changes in operating assets and liabilities of $11.7 million. With regard to the collection of accounts receivable, the Company increased its allowance for doubtful accounts to 13.2% of gross receivables as of December 31, 1996 compared to 8.0% of gross receivables as of December 31, 1995. This increased provisioning reflects NTC's reserves for all direct-billed Dial-one receivables which have been submitted to collection agencies for collection, and a modest improvement in collection rates for LEC-billed and calling card products.

CASH FLOW FROM INVESTING. Net cash used in investing activities of $7.6 million in 1996 was attributable principally to the Company's additions to property, plant and equipment of $7.2 million and additions to patents of $0.7 million.

CASH FLOW FROM FINANCING. Net cash provided by financing activities of $5.2 million in 1996 was attributable principally to changes in shorter-term debt of $2.9 million, proceeds of $2.3 million from the issuance of preferred stock, and additions to long-term debt of $1.3 million, partially offset by a reduction of long term debt of $1.8 million. In addition, positive cash flow resulted primarily from RCI entering into various loan agreements to finance the building of infrastructure to support its anticipated future sales growth. In September 1996, the Company also raised $0.4 million from the sale of 365 shares of Series A 2% Convertible Preferred Stock, and raised an additional $2.1 million in October 1996 through the placement of additional shares of Series A 2% Convertible Preferred Stock. The Company paid aggregate referral fees equal to approximately 5% of the capital raised from the placement of the Series A 2% Convertible Preferred Stock. Cash paid to reduce debt totaled $1.2 million, $0.0 million and $0.3 million during 1996, 1995 and 1994, respectively.

    The Company had material commitments for capital expenditures of $1.5 million in tenant improvements for its Honolulu, Hawaii office space at December 31, 1996, and expects to continue making improvements to the NTC headquarters building and purchasing additional equipment commensurate with the expansion of its business. During 1996, the company had capital expenditures of $7.2 million for plant and equipment.

    At December 31, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $22.6 million, which are expected to be available to offset taxable income for the next several years.

LITIGATION. The Company is subject to pending litigation and an investigation by the Securities and Exchange Commission. Management is not yet able to predict the impact of the pending litigation on its financial condition and results of operations. Management does not believe that the investigation by the Securities and Exchange Commission will result in a material impact on the Company's financial condition or results of operations. See "Item 3. Legal Proceedings" in the Company's 1996 Form 10-K.

LIQUIDITY AND CAPITAL RESOURCES
     AS OF DECEMBER 31, 1995.

     For the year ended December 31, 1995, the Company had a net profit of $1,366,025 and, at that date, current assets exceeded current liabilities by $1,440,515. Since the Company acquired a controlling interest in NTC in early 1992, the Company's capital needs have primarily been satisfied from outside sources such as the private placement of securities, the exercise of warrants and options, and loans and bank credit lines guaranteed by its principal shareholders. Cash flow from operations did not provide net working capital to the Company during the period from February 1992 to May 1994. While cash flow from operations on a consolidated basis has generally been positive since June 1994, the increasing capital needs of RCI and legal costs may require the Company to raise additional capital from outside sources in the future.

     The Company had net working capital of $1,440,515 at December 31, 1995, compared to net working capital of $8,798,793 at December 31, 1994. During 1995, net cash flow from operations was $1,378,839 compared to net cash flow from operations of $3,083,887 in 1994.

     During 1995, the Company's allowance for doubtful accounts increased to 20.6% of gross accounts receivable from 15.1% in the prior year. This increased provisioning related primarily to slower collections of NTC's direct-billed and LEC-billed Dial-one products which was partially offset by improved collections of NTC's calling card business.

     During 1995, the Company's cash requirements were met through a combination of a cash flow from operations, exercise of warrants to purchase the Company's common stock and private placements of its Common Stock. In 1995, the Company raised $29,058,773 in either private placements or from the exercise of warrants. On February 5, 1996, Melvyn Reznick, the President and a director of the Company, personally guaranteed and arranged for a $500,000 bank line of credit for the Company, which was eventually expanded to $700,000. Mr. Reznick also loaned the Company an additional amount of approximately $320,000.

     The Company had no material commitments for capital expenditures at December 31, 1995, but does expect to continue expanding the NTC headquarters building and purchasing additional equipment commensurate with the requirements of its customer base. During 1995, the Company had capital expenditures of $7,389,419 for plant and equipment.

     At December 31, 1995, the Company had net operating loss carryforwards for federal income tax purposes of approximately $16,800,000, which are expected to be available to offset taxable income in future years. The Company and its subsidiaries are engaged in legal proceedings where the ultimate outcome cannot presently be determined. Furthermore, the Company is subject to an investigation by the Securities & Exchange Commission. Management is not yet able to predict the impact of the pending litigation on its financial condition and results of operations. Management does not believe that the investigation by the Securities & Exchange Commission will result in a material impact on the Company's financial condition or results of operations. See "Item 3. Legal Proceedings" in the Company's 1995 Form 10-K.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of January 25, 1998. Persons and groups named in the table represent (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company or its wholly-owned subsidiaries, (iii) each executive officer of the Company or its wholly-owned subsidiaries, and (iv) all directors and executive officers of the Company and its wholly-owned subsidiaries as a group.


NAME AND ADDRESS OF           AMOUNT AND NATURE OF          PERCENTAGE OF SHARES OF
BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)       COMMON STOCK OUTSTANDING(9)
-------------------           -----------------------       ----------------------------
Melvyn Reznick                      305,300(2)                        2.0%
21031 Ventura Boulevard
Suite 1100
Woodland Hills, CA  91364

David Wilstein                      537,179(3)                        3.54%
2080 Century Park East
 - Penthouse
Los Angeles, CA 90067

Richard Horowitz                    373,530(3)                        2.45%
9301 Wilshire Blvd
Suite 206
Beverly Hills, CA 90210

Robert Epstein                      325,000(3)                        2.13%
5000 Plaza on the Lake
Suite 180
Austin, Texas 78735

Jack Gilbert                        201,500(3)                        1.32%
15456 Coutolene Road
Magalia, CA 95954

Leonard Wilstein                    166,779(3)                         1.1%
11201 Hindry Avenue
Los Angeles, CA 90045

Sam D. Schwartz                     835,444(4)                        5.49%
16032 Valley Meadow Place
Encino, CA  91364

Nancy Zivitz                        729,300(5)                        4.79%
7234 Silverbell Drive
Sarasota, Florida 34241

Howard Silverman                     35,000(6)                        0.23%
21031 Ventura Boulevard
Suite 1100
Woodland Hills, CA  91364

Edward R. Jacobs                         0                            0.0%
2801 Main Street
Irvine, CA 92715

Stephen A. Caswell                   20,000(7)                        0.13%
21031 Ventura Boulevard
Suite 1100
Woodland Hills, CA  91364

James R. Quandt                          0                               0%
2801 Main Street
Irvine, California 92715

Victor C. Streufert                      0                               0%
2801 Main Street
Irvine, California 92715

Michael J. Keebaugh                      0                               0%
2801 Main Street
Irvine, California 92715

Deborah A. L. Chuckas                    0                               0%
2801 Main Street
Irvine, California 92715

Louis W. Cheng                           0                               0%
2801 Main Street
Irvine, California 92715

Jerry C. Buckley
25572 Avenue Stanford
Valencia, California  91355              0                               0%

Eric Hoffberg
25572 Avenue Stanford
Valencia, California  91355              0                               0%

All directors and officers as        2,000,309(8)                     13.1%
a group (16 persons)

------------------------------

(1) See the Company's Proxy Statement for the 1997 Annual Meeting of the Shareholders for additional information regarding outstanding stock options and warrants to purchase the Company's Common Stock.

(2) Includes stock options to purchase 25,000 shares at an exercise price of $4.87 per share, exercisable at any time until February 28, 2001, stock options to purchase 25,000 shares at an exercise price of $4.87 per share, exercisable at any time until May 31, 2001, stock options to purchase 25,000 shares at an exercise price of $4.87 per share, exercisable at any time until August 31, 2001, stock options to purchase 25,000 shares at an exercise price of $4.87 per share exercisable at any time until November 30, 2001, and stock options to purchase 150,000 shares at an exercise price of $4.37 per share, exercisable at any time until April 5, 2001 with respect to 100,000 of those options, February 28, 2002 with respect to 25,000 of those options, and May 31, 2002 with respect to 25,000 of those options. Does not include stock options to purchase 200,000 shares at an exercise price of $4.87 per share, which do not vest until RCI achieves certain financial performance goals, and stock options to purchase 50,000 shares at an exercise price of $4.37 per share, which do not vest until RCI becomes a public company. See "Ratification of 1996 Stock Option Program for Directors, Officers and Key Consultants" in the Company's Proxy Statement for its 1996 Annual Meeting of the Shareholders.

(3) All of these individuals filed a Schedule 13D/A on August 15, 1997 in which they stated that although they have not entered into any written agreement relating to the voting of their shares or relating to any particular course of action concerning the voting of their shares, they have deemed themselves to be a group pursuant to Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended. As a group, they own a total of 1,606,188 shares or approximately 10.55% of the outstanding shares of the Company (assuming 15,223,773 shares outstanding.) Mr. Wilstein and Mr. Horowitz are directors of the Company.

(4) Excludes 90,000 shares owned by Rita L. Schwartz, which are her sole and separate property, in which Mr. Schwartz disclaims any beneficial interest. Includes 90,000 shares acquired upon the conversion of 8% convertible promissory notes. Reflects the tender by Mr. Schwartz of 1,047,966 shares of the Company's Common Stock to the Company as part of his disgorgement of short swing profits to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, in compliance with the court order issued on June 9, 1997 in the lawsuit MORALES VS.
     INCOMNET, INC. AND SAM SCHWARTZ.  See "THE COMPANY - Status of
     Section 16(b) Action."

(5) Includes 644,300 shares owned by Clarence R. Zivitz, Nancy Zivitz' husband, and stock options to purchase 85,000 shares owned by Nancy Zivitz, a member of the Company's Board of Directors, 50,000 of which have an exercise price of $4.37 per share and 35,000 of which have an exercise price of $4.25 per share. The stock options are exercisable as follows: 25,000 at any time until February 28, 2001, 25,000 at any time until January 1, 2002, and 35,000 at any time until January 22, 2002.






(6) Reflects 35,000 stock options to purchase 35,000 shares of the Company's Common Stock at an exercise price of $4.25 per share, exercisable at any time until January 22, 2002.


(7) Does not include stock options to purchase 50,000 shares at an exercise price of $4.37 per share, which do not vest until RCI achieves certain financial performance goals, and stock options to purchase 40,000 shares at an exercise price of $4.25 per share, exercisable at any time until January 22, 2002, which are pledged to the Company as additional collateral for a nonrecourse loan previously made to Mr. Caswell. See "THE COMPANY - Grant of Stock Options by the Company."


(8) Does not include any shares held by members of the group of shareholders who filed the Schedule 13D/A on August 15, 1997 who are not actually officers or directors of the Company.


(9) Assumes 15,223,773 shares outstanding, including 1,500,000 shares reserved for issuance to the class action plaintiffs and 1,217,500 shares issuable upon the exercise of stock options and warrants which have vested, but which do not include any Shares or Underlying Shares.

     Based upon the Company's review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all of such Forms were filed on a timely basis by such reporting persons, other than reports on Form 4 and Form 5 of transactions occurring from January

1993 until July 1995 which were reported late by Sam D. Schwartz, the Company's former Chairman, President and Chief Executive Officer.

                          DESCRIPTION OF CAPITAL STOCK

     The following summaries of certain provisions of the Articles of Incorporation, as amended, and Bylaws of the Company do not purport to be complete and are qualified in their entirety by reference to such instruments, each of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. See "AVAILABLE INFORMATION."

GENERAL

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock and 100,000 shares of Preferred Stock, without par value. As of January 25, 1998, there were 14,006,793 shares of the Company's Common Stock outstanding, including 1,500,000 shares reserved for future issuance to the class action plaintiffs pursuant to the settlement of SAUNDRA GAYLES VS INCOMNET, INC. and SAM D. SCHWARTZ, but excluding any Shares or Underlying Shares issuable upon the exercise of Warrants or the conversion of outstanding Series A Preferred and Series B Preferred. As of January 25, 1998, 4,259 shares of the Company's Preferred Stock were issued and outstanding and no Common Stock or Preferred Stock was held as treasury stock. See "THE COMPANY - Issuance of Convertible Preferred Stock."

COMMON STOCK

     DIVIDENDS. Subject to the rights of holders of the Company's Preferred Stock, if any, to receive certain dividends prior to the declaration of dividends on shares of the Company's Common Stock, when and as dividends are declared by the Company's Board of Directors payable in cash, stock or other property, the holders of the Company's Common Stock are entitled to share ratably in such dividends.

     VOTING RIGHTS. Each holder of the Company's Common Stock has one vote for each share held on matters presented for consideration by the shareholders.

     PREEMPTIVE RIGHTS. The holders of the Company's Common Stock have no preemptive rights to acquire any additional shares of the Company.

     ISSUANCE OF STOCK. Under California law the Company's Board of Directors generally may issue authorized shares of the Company's Common Stock or Preferred Stock without shareholder approval.

     LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Company's Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after payment of the liquidation preferences of outstanding Preferred Stock, if any.

PREFERRED STOCK

     The Company's authorized Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors, in one or more series. The voting rights, dividend rights, conversion rights, redemption rights and liquidation preferences of any Preferred Stock, the number of shares constituting any such series and the terms and conditions of the issue of the Preferred Stock may be fixed by resolution of the Company's Board of Directors. The Company's Preferred Stock, as, if and when issued, has and will have a preference over the Company's Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation of the Company, and such other preferences as may be fixed by the Board of Directors. See "THE COMPANY - Issuance of Convertible Preferred Stock."

WARRANTS AND OPTIONS

     In November 1994, the Company approved the Incomnet 1994 Stock Option Plan for the directors, employees and key outside consultants of the Company and its subsidiaries, which provided for the issuance of stock options covering up to 1,500,000 shares of the Company's Common Stock. In November 1994, options to purchase 1,200,000 shares of the Company's Common Stock were granted at an exercise price of $10 per share provided, that the stock options vest and become exercisable only upon NTC earning at least $15 million in pre-tax profits during any continuous four audited quarterly periods until December 31, 1997. See footnote 6, "Shareholders' Equity - Stock Options" in the Consolidated Financial Statements of the Company included in "Item 8. Financial Statements" in the Company's 1995 Form 10-K. On February 6, 1996, the Company entered into a Management Incentive Agreement pursuant to which Edward R. Jacobs, the grantee of the 1,200,000 stock options issued under the 1994 Stock Option Plan, agreed to cancel all of those options upon adoption of a new stock option plan for NTC, to be effective once NTC becomes a publicly traded company. No additional stock options are intended to be issued under the 1994 Stock Option Plan.

     On November 30, 1995, the Company issued 300,000 stock options to
Melvyn Reznick, the President and Chief Executive Officer of the Company, pursuant to the Employment Agreement entered into by the Company and Mr. Reznick on that date. See "Item 1. Business -Employees, Officers and Directors - Officers" in the Company's 1996 Form 10-K. On February 5, 1996, as modified on March 13, 1996, April 25, 1996 and June 11, 1996, the Company's Board of Directors adopted the Incomnet 1996 Stock Option Plan for the directors, officers and key outside consultants of the Company pursuant to which an aggregate of 1,500,000 stock options are authorized to be granted, 780,000 of which have been granted (480,000 of which are vested and 300,000 of which are not yet vested), including the 300,000 stock options issued pursuant to Mr. Reznick's Employment Agreement. The Company's 1996 Stock Option Plan was ratified by the Company's Shareholders at their annual meeting on July 29, 1996. See "Ratification of 1996 Stock Option Program for Directors, Officers and Key Consultants" in the Company's Proxy Statement for the 1996 Annual Meeting of the Shareholders. On January 21, 1997, the Company granted a total of 165,000 additional stock options to certain directors, officers, and consultants, 105,000 of which were not granted under the Company's 1996 Stock Option Plan. See also "THE COMPANY - Grant of Stock Options by the Company."

     The holders of warrants and options do not have any voting rights until they exercise the warrants or options and receive voting shares of Common Stock pursuant to such exercise. The number of shares of Common Stock which can be purchased upon the exercise of the warrants and options and the exercise price are subject to adjustment in certain events, such as a stock split, reverse stock split, stock dividend or similar event, in order to prevent dilution to the warrant and option holders under those circumstances.

SIZE OF BOARD OF DIRECTORS

     The Company's Bylaws provide that the Company's Board of Directors will consist of no fewer than five and no more than nine members, with the number currently fixed at seven members. The Company's Board of Directors presently has seven directors and there are no vacancies.

CUMULATIVE VOTING

     Pursuant to the Company's Bylaws and in accordance with the California Corporations Code, each shareholder is entitled to one vote for each share of the Company's Common Stock held, and such holders may be entitled to cumulative voting rights in the election of directors. Under the California

Corporations Code, cumulative voting is not required unless, at the annual meeting and prior to the voting, at least one shareholder gives notice of his intention to cumulate his votes. If one shareholder give notice of an intention to cumulate votes, then all shareholders have cumulative voting rights in the election of directors. If no such notice is given, voting for directors is noncumulative, which means that a simple majority of the shares voting may elect all of the directors. Under cumulative voting, each shareholder entitled to vote has the right to give one candidate a number of votes equal to the number of authorized directors multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he desires. As a result, each share of the Company's Common Stock has a number of votes equal to the number of authorized directors. The California cumulative voting law applies only to the election of directors and not to any other matters as to which shareholders may vote.

DIRECTOR'S LIABILITY

     The California Corporations Code and the Company's Bylaws provide that a director of the Company will have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) for an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

INDEMNIFICATION

     The Company's Bylaws and Sections 204 and 317 of the California Corporations Code contain comprehensive provisions for indemnification of directors, officers and agents of California corporations against expenses, judgments, fines and settlements in connection with litigation. The Company has a policy of providing indemnification for its executive officers, directors and members of its Committees, within the scope of the California Corporations Code. It has entered into indemnification agreements with its executive officers, directors and committee members. Under the California Corporations Code, other than an action brought by or in the right of the Company, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the Company, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification may be made, however, in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Company unless and only to the extent that the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action. The Company's Articles of Incorporation, as amended, provide for indemnification of the directors and officers of the Company against liabilities to the maximum extent provided by California law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

     Under the California Corporations Code, a corporation's certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The Company's Articles of Incorporation, as amended, do not require a larger percentage affirmative vote. As is permitted by the California Corporations Code, the Company's Bylaws give its Board of Directors the power to adopt, amend or repeal the Company's Bylaws. The Company's shareholders entitled to vote have concurrent power to adopt, amend or repeal the Company's Bylaws.

DIVIDENDS

     The California Corporations Code provides that, subject to any restrictions in the corporation's articles of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

TRANSFER AGENT

     The Transfer Agent and Registrar for the capital stock of the Company is American Stock Transfer Company.

                            SELLING SECURITY HOLDERS

     THE WARRANTHOLDERS. The selling security holders include the individuals and entities listed on the table below who purchased 360,000 Warrants for a price of $.10 per Warrant in connection with a settlement agreement entered into with the Company on December 9, 1996. See "THE COMPANY - Settlement with RCI Parties." Three individuals were also issued 105,000 additional warrants to purchase 105,000 shares of the Company's Common Stock as compensation for services in assisting the Company to place 2,434 shares of Series B Preferred. See "THE COMPANY - Issuance of Convertible Preferred Stock - Series B Preferred." The selling security holders also include three individuals who were issued a total of 18,000 additional warrants to purchase 18,000 shares of the Company's Common Stock in connection with their loan to the Company on January 20, 1998 pursuant to the Debentures. Finally, the selling security holders include Charles Stevens and his legal counsel, who were issued a total of 12,500 Warrants in connection with the settlement of the lawsuit known as CHARLES STEVENS V. INCOMNET, INC. AND SAM D. SCHWARTZ. See "THE COMPANY - Settlement of the Stevens Lawsuit." They are also listed on the following table:


                                             NUMBER OF
                               NUMBER OF     UNDERLYING
NAME OF WARRANTHOLDER          WARRANTS      SHARES          EXERCISE PRICE        EXERCISE PERIOD

Dr. Robert Cohen(1)             100,000        100,000            $3.75            12/9/96 - 12/9/99
Dr. Alan Cohen(3)               100,000        100,000            $3.75            12/9/96 - 12/9/99
Jeff Cohen(3)                    50,000         50,000            $3.75            12/9/96 - 12/9/99
Stefanie Rubin(2)                10,000         10,000            $3.75            12/9/96 - 12/9/99
Lenore Katz                      10,000         10,000            $3.75            12/9/96 - 12/9/99
Allyson Cohen(4)                 50,000         50,000            $3.75            12/9/96 - 12/9/99
Broadway Partners(5)             40,000         40,000            $3.75            12/9/96 - 12/9/99
Charles Stevens                   9,375          9,375            $2.94            12/17/96 - 12/17/01
Peter Dion-Kindem(7)              3,125          3,125            $2.94            12/17/96 - 12/17/01
Stefanie Rubin(2)                16,666         16,666            $3.50             7/29/97 -  7/29/99
Lenore Katz                      16,666         16,666            $3.50             7/29/97 -  7/29/99
Charles Shapiro                  16,667         16,667            $3.50             7/29/97 -  7/29/99
Stefanie Rubin                   55,000         55,000            $2.00             11/3/97 -  11/3/99
Jeff Rubin(8)                     6,000          6,000            $1.09             1/20/98 -  1/20/2000
Dr. Robert Cohen(1)               6,000          6,000            $1.09             1/20/98 -  1/20/2000
Dr. Alan Cohen(3)                 6,000          6,000            $1.09             1/20/98 -  1/20/2000

------------------------------

(1)  Dr. Robert Cohen is a shareholder and director of Rapid Cast, Inc.

(2) Stefanie Rubin is the wife of Jeff Rubin, who is a director of Rapid Cast, Inc. Stefanie Rubin is a shareholder of Rapid Cast, Inc.

(3)  Dr. Alan Cohen and Dr. Robert Cohen are brothers.

(4)  Jeff Cohen is the son of Dr. Robert Cohen.

(5)  Allyson Cohen is Dr. Robert Cohen's daughter.

(6) Broadway Partners is a partnership composed of the children of Drs. Robert and Alan Cohen.

(7)  Mr. Dion-Kindem is legal counsel to Charles Stevens.

(8)  Jeff Rubin is a director of Rapid Cast, Inc.

     These Underlying Shares are therefore being offered for resale by the Warrantholders if and when they exercise their Warrants and not pursuant to an initial issuance of stock by the Company.

     THE SERIES B PREFERRED HOLDERS. The selling security holders include a total of 14 individuals and entities which purchased a total of 2,434 shares of Series B Preferred, 1,834 of which were issued on July 29, 1997 and 600 of which were issued on November 3, 1997. The following table sets forth the name of each Series B Preferred holder, the number of shares of Series B Preferred owned by the holder, the amount of their investment, and the number of shares of the Company's Common Stock into which the Series B Preferred is convertible assuming that the average bid price of the Company's Common Stock for the five trading days immediately preceding the conversion date for each holder is at least 20% higher than the bid price on the date of the issuance of the Series B Preferred (i.e., the highest possible conversion price resulting in the minimum number of shares of Common Stock issuable upon the conversion of the Series B Preferred). If the average bid price prior to the conversion date is less than that amount, then more shares of the Company's Common Stock would be issued upon the conversion of the Series B Preferred, causing more dilution to the Company's Common Stockholders. See "RISK FACTORS - General Risks - Possible Adverse Effects of Issuance of Preferred Stock."


                                                                        Minimum Number of
                                    Number of                           Shares of Common
 Name of Series B              Series B Preferred       Amount of        Stock Issuable
 Preferred Holder                    Shares            Investment        Upon Conversion
-----------------------------------------------------------------------------------------
 Broadway Partners                     200             $  200,000             46,620
 Ellen Cohen                           100                100,000             23,310
 S&R Holdings                          200                200,000             46,620
 Gary Kaplowitz                        450                450,000            104,895
 Allen Rothstein                       450                450,000            104,895
 Stefanie Rubin(1)                     134(4)             100,000             31,235
 Dr. Robert Cohen(2)                   200                200,000             46,620
 Lenore Katz                           100                100,000             23,310
 Stefanie Rubin(1)                     100                100,000             33,333
 Dr. Alan Cohen(3)                     100                100,000             33,333
 Meryl Cohen                           100                100,000             33,333
 Jeffrey Cohen                         100                100,000             33,333
 Allyson Cohen                         100                100,000             33,333
 Ellen Cohen                           100                100,000             33,333
                                ----------             ----------         ----------

     TOTAL                           2,434             $2,400,000            627,503
                                ----------             ----------         ----------
                                ----------             ----------         ----------

------------------------------

(1) Stefanie Rubin is the wife of Jeff Rubin.
(2) Dr. Robert Cohen is a director and shareholder of Rapid Cast, Inc.
(3) Dr. Alan Cohen is the brother of Dr. Robert Cohen.
(4) Reflects 34 shares of referral consideration.

     THE HOLDERS OF OPTIONS TO PURCHASE SERIES B PREFERRED. The selling shareholders include the designee of a consultant who was issued options to purchase up to 450 additional shares of Series B Preferred in consideration for assisting the Company with the placement of the outstanding 2,434 shares of Series B Preferred. This Prospectus covers the Underlying Shares issuable upon the conversion of the 450 additional shares of Series B Preferred, if the option to acquire such Series B Preferred is exercised. The following table summarizes the options to purchase up to 450 additional shares of Series B Preferred:

Name of Option     Number of Shares    Total Purchase Price        Exercise         Conversion
    Holder      of Series B Preferred  of Series B Preferred        Period           Ratio(2)
--------------  ---------------------  ---------------------  --------------------  ----------
Stefanie Rubin            250                $ 250,000        7/29/97 - 11/3/98(1)      88%
Stefanie Rubin            200                $ 200,000        11/3/97 - 11/3/98         80%

--------------------------

(1) The exercise period is the one year period ending July 29, 1998 with respect to 125 of these shares and the one year period ending November 3, 1998 with respect to the other 125 of these shares of Series B Preferred.

(2) The Conversion Ratio equals the percentage of the average closing bid price of the Company's Common Stock for the five trading days immediately preceding the conversion date, which is divided into the original investment amount plus the 6% per annum cumulative unpaid dividend to determine the number of shares of the Company's Common Stock issuable upon the conversion of the Series B Preferred. Accordingly, the number of shares of Common Stock issuable upon the conversion of these shares of Series B Preferred is not known at this time. See "THE COMPANY - Issuance of Convertible Preferred Stock - Series B Preferred."

     THE DEBENTURE HOLDERS. The selling shareholders include three individuals who agreed to make a loan to the Company of $185,000, evidenced by Debentures bearing simple interest at the rate of 10% per annum, secured by the Company's AUTONETWORK assets, and due and payable in full on or before April 30, 1998. The following table lists the holders of the Debentures:


                                  Amount of Original                   Minimum Number of Shares of
Name of Debenture Holder    Principal Balance of Debenture(1)    Common Stock Issuable Upon Conversion(2)
------------------------    ---------------------------------    -----------------------------------------
Jeff Rubin                            $ 61,666                                  56,575
Dr. Alan Cohen                        $ 61,666                                  56,575
Dr. Robert Cohen                      $ 61,667                                  56,575

                                     ----------                              ----------
     Total                            $185,000                                 169,725
                                     ----------                              ----------
                                     ----------                              ----------


-------------------

(1)  Assumes the full $185,000 is borrowed by the Company under the Debentures.
(2) Assumes a conversion price of $1.09 per share. See "THE COMPANY - Issuance of the Debentures."

     THE OUTSTANDING SHAREHOLDERS. The selling shareholders include (i) three investors who purchased 365 shares of Series A Preferred in September 1996 and converted them into a total of 150,826 shares of Common Stock on December 31, 1996, 140,000 of which were registered with the Securities and Exchange Commission on October 31, 1996, and the balance of which are covered by this Prospectus, and (ii) four investors who purchased 250 shares of Series A Preferred in October 1996 and converted them into a total of 126,925 shares on November 3, 1997. The selling shareholders also include two investors who purchased 30,000 shares of the Company's Common Stock for $3.03 per share in January 1997 in connection with the settlement agreement made between the Company and certain affiliates of Rapid Cast, Inc. See "THE COMPANY - Settlement with RCI Parties." The following table lists the selling security holders who are Outstanding Shareholders and the number of Outstanding Shares owned by them.

     NAME OF OUTSTANDING SHAREHOLDER              NUMBER OF SHARES
     -------------------------------              ----------------

          Stefanie Rubin(1)                           19,552
          Dr. Robert Cohen(2)                         25,000
          Jack Gilbert(3)                              8,927
          Mark Richardson(4)                             742
          Charles Shapiro(5)                          12,948
          Leonard Wilstein(6)                         51,791
          David Wilstein(7)                           51,791

------------------------------

(1) Stefanie Rubin is the wife of Jeff Rubin, who is a director of RCI. Ms. Rubin purchased 65 shares of Series A Preferred and converted them into 26,924 shares of the Company's Common Stock, 11,552 of which are covered by this Prospectus. Ms. Rubin also purchased 8,000 shares of the Company's Common Stock in January 1997 in a private placement for $3.03 per share, which are also covered by this Prospectus. See "THE COMPANY - Settlement with RCI Parties."

(2) Dr. Robert Cohen is a director of RCI. These shares were purchased from the Company for a price of $3.03 per share in a private placement in January 1997. See "THE COMPANY - Settlement with RCI Parties."

(3) Jack Gilbert purchased 300 shares of Series A Preferred and converted them into 123,967 shares of the Company's Common Stock, 8,927 of which are covered by this Prospectus.

(4) Mark Richardson purchased 25 shares of Series A Preferred Stock and converted them into 10,331 shares of the Company's Common Stock, 742 of which are covered by this Prospectus. Mr. Richardson is corporate counsel to the Company. See "LEGAL MATTERS."

(5) Charles Shapiro purchased 25 shares of Series A Preferred and converted them into 12,948 shares of the Company's Common Stock on November 3, 1997.

(6) Leonard Wilstein purchased 100 shares of Series A Preferred and converted them into 51,791 shares of the Company's Common Stock on November 3, 1997.

(7) David Wilstein is a director of the Company. Mr. Wilstein purchased 100 shares of Series A Preferred and converted them into 51,791 shares of the Company's Common Stock on November 3, 1997. See "PRINCIPAL STOCKHOLDERS."

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of January 25, 1998, the Company has approximately 2,339,134 shares of its Common Stock (not including the Shares or the Underlying Shares issuable upon the exercise of the Warrants or the Series B Preferred covered by this Prospectus, but including all other shares of the Company's Common Stock which can be acquired pursuant to the exercise of other vested outstanding warrants and options) issued and outstanding which may be deemed to be "restricted securities" as that term is defined in Rule 144 of the Securities Act. These restricted securities may be sold in the future in compliance with Rule 144 or Regulation S of the Securities Act. The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or options) in the public market, or the perception that such sales could occur, could depress the prevailing market price for the Common Stock. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate. See "RISK FACTORS -General Risks - Dilution Caused by Future Sales of Shares."

                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock covered by this Prospectus will be passed upon for the Company by Mark J. Richardson, Esq., counsel to the Company, 1299 Ocean Avenue, Suite 900, Santa Monica, California, 90401. In consideration for certain legal services, the Company has issued to Mr. Richardson options to purchase 50,000 shares of the Company's Common Stock, 30,000 of which are exercisable at a purchase price of $4.37 per share, and 20,000 of which are exercisable at a purchase price of $4.25 per share. The stock options are exercisable as follows: 15,000 at any time until April 5, 2001, 15,000 at any time until January 1, 2002, and 20,000 at any time until January 22, 2002. Mr. Richardson also purchased 25 shares of the Company's Series A 2% Convertible Preferred Stock for $25,000 in cash on the same terms and conditions as the other purchasers of the Preferred Stock. See "THE COMPANY
- Issuance of Convertible Preferred Stock."

                                     EXPERTS

     The financial statements of the Company, included and incorporated by reference from the Company's Annual Report (Form 10-K) for the years ended December 31, 1996, 1995 and 1994, have been audited by Stonefield Josephson, independent auditors, as set forth in their reports thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                 ---------------


                                TABLE OF CONTENTS


AVAILABLE INFORMATION                                                          2
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE                                                                 2
PROSPECTUS SUMMARY                                                             4
RISK FACTORS                                                                   9
THE COMPANY                                                                   21
USE OF PROCEEDS                                                               39
PRICE RANGE OF COMMON STOCK AND DIVIDENDS                                     39
CAPITALIZATION                                                                40
DILUTION                                                                      41
SELECTED CONSOLIDATED FINANCIAL INFORMATION                                   41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS                               43
PRINCIPAL STOCKHOLDERS                                                        48
DESCRIPTION OF CAPITAL STOCK                                                  50
SELLING SECURITY HOLDERS                                                      53
SHARES ELIGIBLE FOR FUTURE SALE                                               56
LEGAL MATTERS                                                                 57
EXPERTS                                                                       57
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                5,512,501 SHARES


                                 INCOMNET, INC.

                                  COMMON STOCK












                                 ----------------

                                   PROSPECTUS
                                FEBRUARY 5, 1998


                                 ----------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the registration fees.


     Registration Fee                                         $  2,513.16
     Printing Costs for Registration Statement,
      Prospectus and related documents                        $ 25,000.00
     Accounting Fees and Expenses                             $ 30,000.00
     Legal Fees and Expenses                                  $ 60,000.00
     Blue Sky Fees and Expenses                               $  5,000.00
                                                              -----------
     Total                                                    $122,513.16
                                                              -----------
                                                              -----------
     ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

See "DESCRIPTION OF CAPITAL STOCK - Indemnification" in the Prospectus.

ITEM 16. EXHIBITS.

Exhibit
No.                                Description
---                                -----------

3.1    The Articles of Incorporation, as amended, of Incomnet, Inc. (A)

3.2    The Bylaws of Incomnet, Inc. (A)

3.3    Certificate of Determination for Series A 2% Convertible Preferred Stock.
       (M)

3.4    Amendment to Bylaws of Incomnet, Inc., dated June 8, 1997.(R)

3.5    Amendment to Bylaws of Incomnet, Inc., dated August 13, 1997.(S)


3.6    Amendment to Bylaws of Incomnet, Inc., dated November 5, 1997.(S)


3.7    Certificate of Determination for Series B 6% Convertible Preferred
       Stock.(S)

4.1 Warrant to Purchase 500,000 Shares of Incomnet, Inc., dated January 17, 1994. (C)

4.2    Warrant to Purchase 500,000 Shares of Incomnet, Inc., dated May 27, 1994.
       (D)

4.3    Form of Warrant to Purchase 986,667 Shares of Incomnet, Inc. (E)

4.4    Form of Warrant to Purchase 75,000 Shares of Incomnet, Inc. (I)

4.5 Form of Warrant to Purchase 510,000 Shares of RCI Common Stock with Registration Rights Agreement, dated April 19, 1996. (I)

4.6    Form of Warrant to Purchase RCI Common Stock, dated February 8, 1995. (I)

4.7    Form of Warrant to Purchase 360,000 Shares of Incomnet, Inc. (N)

4.8    Form of Warrant to Purchase 12,500 Shares of Incomnet, Inc. (N)

5.1 Form of Legal Opinion and Consent of Mark J. Richardson, Esq. with respect to securities being registered.

10.1 Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated February 14, 1994. (C)

10.2 Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated May 10, 1994. (C)

10.3 Agreement and Plan of Exchange by and between Incomnet, Inc. and National Telephone Communications, Inc., dated May 12, 1994. (B)

10.4 Consulting Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated January 17, 1994. (C)

10.5 Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated August 17, 1994. (C)

10.6 Carrier Switched Services Agreement with Wiltel, Inc., dated September 30, 1993. (B)(1)

10.7   Network Wats Enrollment Form with U.S. Sprint, dated April 7, 1993. (B)

10.8 Carrier Switched Services Agreement with Wiltel, Inc., dated November 15, 1994. (D)(1)

10.9 The Stock Purchase Agreement for the acquisition of RCI, dated January 18, 1995. (F)

10.10 The Stock Purchase Agreement for the acquisition of Q2100, dated October 29, 1994. (F)

10.11  Stock Pledge Agreement, dated February 8, 1995. (F)

10.12  Form of 8% Convertible Secured Promissory Note, dated February 8, 1995.
       (F)

10.13  Agreement for Promotion of Pagers between NTC and Page Prompt.(I)

10.14 Carrier Switched Services Agreement Wiltel, Inc, dated September 15, 1995. (I)(1)

10.15 Amendment to Stock Purchase Agreement Between Incomnet, Inc. and Rapid Cast, Inc., Dated June 15, 1995. (I)

10.16 Agreement for Promotion of Internet Access Services Between NTC and EarthLink Network. (I)

10.17 Severance Agreement Between Incomnet, Inc. and Sam D. Schwartz, dated November 30, 1995. (G)

10.18 Employment Agreement Between Incomnet, Inc. and Melvyn Reznick, dated November 30, 1995. (G)

10.19 Management Incentive Agreement, dated February 6, 1996, between Incomnet, Inc. and National Telephone Communications, Inc. (H)

10.20 Settlement Agreements and Proposed Settlement Agreements With Prior Noteholders. (I)

10.21  Form of 8% Convertible Note Issued By RCI in January 1996. (I)

10.22  Form of Short-Term 10% Note Issued By RCI in April 1996. (I)

10.23 Amended Carrier Switched Services Agreement with Wiltel, Inc., dated June 17, 1996.(K)(1)

10.24 Settlement Agreement Between Joel Greenberg and Incomnet, Inc., dated as of May 9, 1996 and executed on June 6, 1996. (J)

10.25 Form of Registration Rights Agreement Between Incomnet, Inc. and Purchasers of Series A Convertible Preferred Stock.(K)

10.26 Form of Purchase Agreement for the Series A 2% Convertible Preferred Stock.(K)

10.27  Management Incentive Agreement With NTC, dated October 14, 1996.(M)

10.28 Settlement Agreements With Edward Jacobs and Jerry Ballah, dated November 14, 1996.(M)

10.29  Shareholders Agreement for Rapid Cast, Inc., dated January 16, 1997.(N)

10.30 Registration Rights Agreement for Rapid Cast, Inc., dated January 16, 1997.(N)

10.31 Amended and Restated Management Incentive Agreement Between NTC and Incomnet, Inc., dated January 28, 1997.(N)

10.32 Employment Agreement Between NTC and James R. Quandt, dated January 6, 1997.(N)

10.33 Settlement Agreement and Mutual Release Between Incomnet, Inc. and the RCI Parties, dated December 9, 1996.(N)

10.34 Stock Option and Convertible Debt Plans Adopted By National Telephone & Communications, Inc. (R)

10.35 Form of Stock Purchase Agreement for the acquisition of California Interactive Computing, Inc., dated May 2, 1997(O)

10.36 Amendment to Employment Agreement Between Incomnet, Inc. and Melvyn H. Reznick, dated June 8, 1997.(R)

10.37  Employment Agreement Between Incomnet, Inc. and Stephen A.
       Caswell, dated June 8, 1997.(R)

10.38 Employment Agreement Between NTC and Edward R. Jacobs, dated October 30, 1997.(Q)

10.39  The Convertible Debenture, and related documents, dated January 20,
       1998.(T)

13.1 The Annual Report on Form 10-K for the fiscal year ending December 31, 1996 for Incomnet, Inc. (P)

13.2 The Annual Report on Form 10-KA for the fiscal year ending December 31, 1996 for Incomnet, Inc., filed on May 23, 1997. (P)

13.3 The Annual Report on Form 10-KA for the fiscal year ending December 31, 1996, filed on July 9, 1997. (P)

13.4 The Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 1997 for Incomnet, Inc. (P)

13.5 The Quarterly Report on Form 10-QA for the fiscal quarter ending March 31, 1997 for Incomnet, Inc., filed on July 9, 1997 (P)

13.6 The Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 1996 for Incomnet, Inc. (L)

13.7 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1996 for Incomnet, Inc. (N)

13.8 The Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 1997 for Incomnet, Inc.(P)

13.9 The Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 1997 for Incomnet, Inc.(P)

13.10 The definitive Proxy Statement, dated November 17, 1997, for the 1997 Annual Meeting of the Shareholders of Incomnet, Inc.(P)

13.11 The Annual Report on Form 10-KA for the fiscal year ending December 31, 1996 for Incomnet, Inc., filed on December 5, 1997.(S)


13.12 The Quarterly Report on Form 10-QA for the fiscal quarter ending March 31, 1997 for Incomnet, Inc., filed on December 5, 1997.(S)


13.13 The Quarterly Report on Form 10-QA for the fiscal quarter ending June 30, 1997 for Incomnet, Inc., filed on December 5, 1997.(S)


13.14 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1997 for Incomnet, Inc., filed on December 5, 1997.(S)


13.15 The Quarterly Report on Form 10-QA for the fiscal quarter ending June 30, 1997 for Incomnet, Inc. filed on January 22, 1998. (P)


13.16 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1997 for Incomnet, Inc. filed on January 22, 1998. (P)


13.17 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1997 for Incomnet, Inc. filed on February 5, 1998. (P)

16.    Letter re Change in Certifying Accountant. (B)

21.    Subsidiaries of the Registrant. (A)

23.1 Consent of Stonefield Josephson, independent Certified Public Accountants, relating to the financial statements.

23.2   Consent of Mark J. Richardson, Esq. is included in his opinion.

24. Power of Attorney is included on the signature page of this Registration Statement.

-------------------------

(1) Certain information has been deleted from this agreement pursuant to a request for confidential treatment under Rule 406.

(A) Incorporated by reference from Incomnet, Inc.'s Annual Report on Form 10-K for the year ending December 31, 1994.

(B) Incorporated by reference from Incomnet Inc.'s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 12, 1994, and declared effective on October 27, 1994.

(C) Incorporated by reference from the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 17, 1994 and declared effective on October 27, 1994.

(D) Incorporated by reference from Incomnet's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 12, 1994 and declared effective on December 22, 1994.

(E) Incorporated by reference from Incomnet's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 5, 1995 and declared effective on January 9, 1995.

(F) Incorporated by reference from the Company's Report on Form 8-K, dated February 8, 1995, relating to the Company's acquisition of a controlling interest in RCI.

(G) Incorporated by reference from the Company's Report on Form 8-K dated November 30, 1995, relating to the resignation of Sam D. Schwartz and employment of Melvyn Reznick.

(H) Incorporated by reference from the Company's Report on Form 8-K, dated February 9, 1996, relating to the management incentive agreement between Incomnet and NTC.

(I) Incorporated by reference from the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 10, 1996.

(J) Incorporated by reference from the Company's Report on Form 8-K, dated June 7, 1996, relating to the settlement agreement with Joel W. Greenberg and his resignation as a director of the Company.

(K) Incorporated by reference from Incomnet's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 10, 1996 and declared effective on October 31, 1996, or incorporated by reference from the Company's filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(L) Incorporated by reference from the filing of the Form 10-Q for the fiscal quarter ending September 30, 1996, as filed with the Securities and Exchange Commission on November 14, 1996.

(M) Incorporated by reference from the original filing of this Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 22, 1996.

(N) Incorporated by reference from Amendment Number One to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 24, 1997.

(O) Incorporated by reference from the Company's Report on Form 8-K, dated May 2, 1997, relating to the acquisition of California Interactive Computing, Inc.

(P) Incorporated by reference from filings made under the Securities and Exchange Act of 1934, as amended.

(Q) Incorporated by reference from the Company's filing of the Form 10-Q for the fiscal quarter ending September 30, 1997, as filed with the Securities and Exchange Commission on November 14, 1997.

(R) Incorporated by reference from Amendment Number Two to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 9, 1997.

(S) Incorporated by reference from Amendment Number Three to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 5, 1997.


(T) Incorporated by reference from Amendment Number Four to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 22, 1998.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     RULE 430A UNDERTAKINGS.  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     RULE 415 UNDERTAKINGS.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, the President of the Registrant duly thereunto authorized, in the City of Woodland Hills, State of California, on the 5th day of February, 1998.


                                   INCOMNET, INC.
                                   Registrant




                                   By:/s/ Melvyn Reznick
                                      ----------------------------------------
                                      Melvyn Reznick, President
                                      and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Richardson his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of each of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 5th day of February, 1998, by the following persons in the capacities indicated.


Signatures                                             Title
----------                                             -----


/s/ Melvyn Reznick                      President, Chief Executive
------------------------------          Officer and Director
Melvyn Reznick                          (Chief Executive Officer and Principal
                                        Financial Officer)


/s/ Stephen A. Caswell                  Vice President of Information Systems,
------------------------------          Secretary (Principal Accounting Officer)
Stephen A. Caswell




/s/ Nancy Zivitz                        Director
------------------------------
Nancy Zivitz


/s/ Howard Silverman                    Director
------------------------------
Howard Silverman



/s/ David Wilstein                      Director
------------------------------
David Wilstein



/s/ Richard Horowitz                    Director
------------------------------
Richard Horowitz



/s/ Rolf Lesem                          Director
------------------------------
Rolf Lesem

                         INDEX TO THE EXHIBIT VOLUME TO
                       REGISTRATION STATEMENT ON FORM S-3

Exhibit
  No.                       Description
-------                     -----------
3.1    The Articles of Incorporation, as amended, of Incomnet, Inc. (A)

3.2    The Bylaws of Incomnet, Inc. (A)

3.3    Certificate of Determination for Series A 2% Convertible Preferred Stock.
       (M)

3.4    Amendment to Bylaws of Incomnet, Inc., dated June 8, 1997. (R)

3.5    Amendment to Bylaws of Incomnet, Inc., dated August 13, 1997. (S)


3.6    Amendment to Bylaws of Incomnet, Inc., dated November 5, 1997. (S)


3.7    Certificate of Determination for Series B 6% Convertible Preferred
       Stock. (S)

4.1 Warrant to Purchase 500,000 Shares of Incomnet, Inc., dated January 17, 1994. (C)

4.2    Warrant to Purchase 500,000 Shares of Incomnet, Inc., dated May 27, 1994.
       (D)

4.3    Form of Warrant to Purchase 986,667 Shares of Incomnet, Inc. (E)

4.4    Form of Warrant to Purchase 75,000 Shares of Incomnet, Inc. (I)

4.5 Form of Warrant to Purchase 510,000 Shares of RCI Common Stock with Registration Rights Agreement, dated April 19, 1996. (I)

4.6    Form of Warrant to Purchase RCI Common Stock, dated February 8, 1995. (I)

4.7    Form of Warrant to Purchase 360,000 Shares of Incomnet, Inc. (N)

4.8    Form of Warrant to Purchase 12,500 Shares of Incomnet, Inc. (N)

5.1 Form of Legal Opinion and Consent of Mark J. Richardson, Esq. with respect to securities being registered.

10.1 Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated February 14, 1994. (C)

10.2 Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated May 10, 1994. (C)

10.3 Agreement and Plan of Exchange by and between Incomnet, Inc. and National Telephone Communications, Inc., dated May 12, 1994. (B)

10.4 Consulting Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated January 17, 1994. (C)

10.5 Agreement by and between Broad Capital Associates, Inc. and Incomnet, Inc., dated August 17, 1994. (C)

10.6 Carrier Switched Services Agreement with Wiltel, Inc., dated September 30, 1993. (B)(1)

10.7   Network Wats Enrollment Form with U.S. Sprint, dated April 7, 1993. (B)

10.8 Carrier Switched Services Agreement with Wiltel, Inc., dated November 15, 1994. (D)(1)

10.9 The Stock Purchase Agreement for the acquisition of RCI, dated January 18, 1995. (F)

10.10 The Stock Purchase Agreement for the acquisition of Q2100, dated October 29, 1994. (F)

10.11  Stock Pledge Agreement, dated February 8, 1995. (F)

10.12  Form of 8% Convertible Secured Promissory Note, dated February 8, 1995.
       (F)

10.13  Agreement for Promotion of Pagers between NTC and Page Prompt.(I)

10.14 Carrier Switched Services Agreement Wiltel, Inc, dated September 15, 1995. (I)(1)

10.15 Amendment to Stock Purchase Agreement Between Incomnet, Inc. and Rapid Cast, Inc., Dated June 15, 1995. (I)

10.16 Agreement for Promotion of Internet Access Services Between NTC and EarthLink Network. (I)

10.17 Severance Agreement Between Incomnet, Inc. and Sam D. Schwartz, dated November 30, 1995. (G)

10.18 Employment Agreement Between Incomnet, Inc. and Melvyn Reznick, dated November 30, 1995. (G)

10.19 Management Incentive Agreement, dated February 6, 1996, between Incomnet, Inc. and National Telephone Communications, Inc. (H)

10.20 Settlement Agreements and Proposed Settlement Agreements With Prior Noteholders. (I)

10.21  Form of 8% Convertible Note Issued By RCI in January 1996. (I)

10.22  Form of Short-Term 10% Note Issued By RCI in April 1996. (I)

10.23 Amended Carrier Switched Services Agreement with Wiltel, Inc., dated June 17, 1996. (K)(1)

10.24 Settlement Agreement Between Joel Greenberg and Incomnet, Inc., dated as of May 9, 1996 and executed on June 6, 1996. (J)

10.25 Form of Registration Rights Agreement Between Incomnet, Inc. and Purchasers of Series A Convertible Preferred Stock. (K)

10.26 Form of Purchase Agreement for the Series A 2% Convertible Preferred Stock. (K)

10.27  Management Incentive Agreement With NTC, dated October 14, 1996. (M)

10.28 Settlement Agreements With Edward Jacobs and Jerry Ballah, dated November 14, 1996. (M)

10.29  Shareholders Agreement for Rapid Cast, Inc., dated January 16, 1997. (N)

10.30 Registration Rights Agreement for Rapid Cast, Inc., dated January 16, 1997. (N)

10.31 Amended and Restated Management Incentive Agreement Between NTC and Incomnet, Inc., dated January 28, 1997. (N)

10.32 Employment Agreement Between NTC and James R. Quandt, dated January 6, 1997. (N)

10.33 Settlement Agreement and Mutual Release Between Incomnet, Inc. and the RCI Parties, dated December 9, 1996. (N)

10.34 Stock Option and Convertible Debt Plans Adopted By National Telephone & Communications, Inc. (R)

10.35 Form of Stock Purchase Agreement for the acquisition of California Interactive Computing, Inc., dated May 2, 1997. (O)

10.36 Amendment to Employment Agreement Between Incomnet, Inc. and Melvyn H. Reznick, dated June 8, 1997. (R)

10.37  Employment Agreement Between Incomnet, Inc. and Stephen A.
       Caswell, dated June 8, 1997. (R)

10.38 Employment Agreement Between NTC and Edward R. Jacobs, dated October 30, 1997. (Q)

10.39  The Convertible Debenture, and related documents, dated January 20,
       1998.(T)

13.1 The Annual Report on Form 10-K for the fiscal year ending December 31, 1996 for Incomnet, Inc. (P)

13.2 The Annual Report on Form 10-KA for the fiscal year ending December 31, 1996 for Incomnet, Inc., filed on May 23, 1997. (P)

13.3 The Annual Report on Form 10-KA for the fiscal year ending December 31, 1996, filed on July 9, 1997. (P)

13.4 The Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 1997 for Incomnet, Inc. (P)

13.5 The Quarterly Report on Form 10-QA for the fiscal quarter ending March 31, 1997 for Incomnet, Inc., filed on July 9, 1997. (P)

13.6 The Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 1996 for Incomnet, Inc. (L)

13.7 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1996 for Incomnet, Inc. (N)

13.8 The Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 1997 for Incomnet, Inc. (P)

13.9 The Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 1997 for Incomnet, Inc. (P)

13.10 The definitive Proxy Statement, dated November 17, 1997, for the 1997 Annual Meeting of the Shareholders of Incomnet, Inc. (P)

13.11 The Annual Report on Form 10-KA for the fiscal year ending December 31, 1996 for Incomnet, Inc., filed on December 5, 1997. (S)


13.12 The Quarterly Report on Form 10-QA for the fiscal quarter ending March 31, 1997 for Incomnet, Inc., filed on December 5, 1997. (S)


13.13 The Quarterly Report on Form 10-QA for the fiscal quarter ending June 30, 1997 for Incomnet, Inc., filed on December 5, 1997. (S)


13.14 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1997 for Incomnet, Inc., filed on December 5, 1997. (S)


13.15 The Quarterly Report on Form 10-QA for the fiscal quarter ending June 30, 1997 for Incomnet, Inc. filed on January 22, 1998. (P)

13.16 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1997 for Incomnet, Inc. filed on January 22, 1998. (P)


13.17 The Quarterly Report on Form 10-QA for the fiscal quarter ending September 30, 1997 for Incomnet, Inc. filed on February 5, 1998. (P)

16.    Letter re Change in Certifying Accountant. (B)

21.    Subsidiaries of the Registrant. (A)

23.1 Consent of Stonefield Josephson, independent Certified Public Accountants, relating to the financial statements.

23.2   Consent of Mark J. Richardson, Esq. is included in his opinion.

24. Power of Attorney is included on the signature page of this Registration Statement.

-------------------------

(1) Certain information has been deleted from this agreement pursuant to a request for confidential treatment under Rule 406.

(A) Incorporated by reference from Incomnet, Inc.'s Annual Report on Form 10-K for the year ending December 31, 1994.

(B) Incorporated by reference from Incomnet Inc.'s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 12, 1994, and declared effective on October 27, 1994.

(C) Incorporated by reference from the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 17, 1994 and declared effective on October 27, 1994.

(D) Incorporated by reference from Incomnet's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 12, 1994 and declared effective on December 22, 1994.

(E) Incorporated by reference from Incomnet's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 5, 1995 and declared effective on January 9, 1995.

(F) Incorporated by reference from the Company's Report on Form 8-K, dated February 8, 1995, relating to the Company's acquisition of a controlling interest in RCI.

(G) Incorporated by reference from the Company's Report on Form 8-K dated November 30, 1995, relating to the resignation of Sam D. Schwartz and employment of Melvyn Reznick.

(H) Incorporated by reference from the Company's Report on Form 8-K, dated February 9, 1996, relating to the management incentive agreement between Incomnet and NTC.

(I) Incorporated by reference from the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 10, 1996.

(J) Incorporated by reference from the Company's Report on Form 8-K, dated June 7, 1996, relating to the settlement agreement with Joel W. Greenberg and his resignation as a director of the Company.

(K) Incorporated by reference from Incomnet's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 10, 1996 and declared effective on October 31, 1996, or incorporated by reference from the Company's filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(L) Incorporated by reference from the filing of the Form 10-Q for the fiscal quarter ending September 30, 1996, as filed with the Securities and Exchange Commission on November 14, 1996.

(M) Incorporated by reference from the original filing of this Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 22, 1996.

(N) Incorporated by reference from Amendment Number One to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 24, 1997.

(O) Incorporated by reference from the Company's Report on Form 8-K, dated May 2, 1997, relating to the acquisition of California Interactive Computing, Inc.

(P) Incorporated by reference from filings made under the Securities and Exchange Act of 1934, as amended.

(Q) Incorporated by reference from the Company's filing of the Form 10-Q for the fiscal quarter ending September 30, 1997, as filed with the Securities and Exchange Commission on November 14, 1997.

(R) Incorporated by reference from Amendment Number Two to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 9, 1997.

(S) Incorporated by reference from Amendment Number Three to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 5, 1997.

(T) Incorporated by reference from Amendment Number Four to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 22, 1998.